     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 28, 1995

                                                     REGISTRATION NO.
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

SERVICE CORPORATION INTERNATIONAL                  TEXAS                              74-1488375
         SCI FINANCE LLC                           TEXAS                              76-0449189
    SCI FINANCING CORPORATION                     DELAWARE                            76-0473055
         SCI FINANCING I                          DELAWARE                            76-6107930
         SCI FINANCING II                         DELAWARE                            76-6107931
(EXACT NAME OF EACH REGISTRANT AS     (STATE OR OTHER JURISDICTION OF              (I.R.S. EMPLOYER
    SPECIFIED IN ITS CHARTER)          INCORPORATION OR ORGANIZATION)           IDENTIFICATION NUMBER)

                               1929 ALLEN PARKWAY
                              HOUSTON, TEXAS 77019
                                 (713) 522-5141
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                OF THE REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                             JAMES M. SHELGER, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       SERVICE CORPORATION INTERNATIONAL
                               1929 ALLEN PARKWAY
                              HOUSTON, TEXAS 77019
                                 (713) 522-5141
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                   OF AGENT FOR SERVICE FOR EACH REGISTRANT)

                            ------------------------

                                With a copy to:

               ARTHUR H. ROGERS, ESQ.                               GERALD S. TANENBAUM, ESQ.
            FULBRIGHT & JAWORSKI L.L.P.                              CAHILL GORDON & REINDEL
                1301 MCKINNEY STREET                                    EIGHTY PINE STREET
                HOUSTON, TEXAS 77010                                 NEW YORK, NEW YORK 10005
                   (713) 651-5151                                         (212) 701-3000

                            ------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO
 TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT, AS DETERMINED
                            BY MARKET CONDITIONS.

                            ------------------------

     If the only Securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
                                                  (Cover continued on next page)

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                           PROPOSED     PROPOSED MAXIMUM
                                                                            MAXIMUM         AGGREGATE        AMOUNT OF
TITLE OF EACH CLASS OF                                  AMOUNT TO BE    OFFERING PRICE      OFFERING       REGISTRATION
SECURITIES TO BE REGISTERED                             REGISTERED(1)     PER UNIT(2)   PRICE(2)(4)(5)(6)      FEE(2)
- ------------------------------------------------------------------------------------------------------------------------
Preferred Securities of SCI Financing I...............
Preferred Securities of SCI Financing II..............
Preferred Securities of SCI Finance LLC...............
Debt Securities of Service Corporation International   (                                                                )
  ("SCI")(3).......................................... ( $888,740,000        100%         $888,740,000      $306,462.07 )
Preferred Stock, par value $1.00, of SCI(3)........... (                                                                )
Depositary Shares of SCI..............................
Common Stock, par value $1.00, of SCI.................
Guarantees of Preferred Securities of SCI Financing I,
  SCI Financing II, and SCI Finance LLC by SCI(5).....
Warrants of SCI.......................................
Subordinated Debt Securities of SCI Financing
  Corporation
  ("Financing")(5)....................................
Guarantee of Subordinated Debt Securities of Financing
  by SCI(5)...........................................
Series C Junior Participating Preferred Stock Purchase
  Rights
  of SCI (currently traded with Common Stock).........

========================================================================================================================

                                                       (Footnotes on next page)

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO THAT
SECTION 8(A), MAY DETERMINE.

===============================================================================

                                                               (Cover continued)

    If any of the Securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or reinvestment plans, please check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/
                                                          (Footnotes from cover)

(1) Such indeterminate number of Preferred Securities of SCI Financing I, SCI Financing II and SCI Finance LLC, such indeterminate principal amount of Debt Securities of SCI, and such indeterminate number of Preferred Stock, Common Stock, and Warrants of SCI, as may from time to time be issued at indeterminate prices. Subordinated Debt Securities of Financing may be issued and sold to SCI Financing I and SCI Financing II, in which event such Debt Securities may later be distributed to the holders of Preferred Securities upon a dissolution of SCI Financing I and SCI Financing II and the distribution of the assets thereof.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus included herein also relates to $111,260,000 of Securities registered under Registration Statement No. 33-56069 for which a registration fee of $38,365.51 was previously paid to the Commission. If any of such previously registered Securities are offered prior to the effective date of this registration statement, the amount of such Securities will not be included in any Prospectus hereunder. The amount of Securities being registered, together with the remaining Securities registered under Registration Statement No. 33-56059, represents the maximum amount of Securities that are expected to be offered for sale.

(3) Also includes such indeterminate number of shares of Common Stock as may be issued upon conversion of or exchange for any other Debt Securities or Preferred Stock that provide for conversion or exchange into other Securities or upon exercise of Warrants for such Securities.

(4) Such amount represents the principal amount of any Debt Securities of SCI or Financing issued at their principal amounts, the issue price rather than the principal amount of any Debt Securities of SCI or Financing issued at an original issue discount, the liquidation preference of any Preferred Stock of SCI, the amount computed pursuant to Rule 457(c) for any Common Stock, the issue price of any Warrants of SCI, but not the exercise price of any Securities issuable upon the exercise of Warrants of SCI. Such amount also represents the liquidation preference of Preferred Securities of SCI Financing I, SCI Financing II and SCI Finance LLC.

(5) No separate consideration will be received for the Guarantees of Preferred Securities of SCI Financing I, SCI Financing II or SCI Financing LLC or for the Guarantees of the Subordinated Debt Securities of Financing.

(6) No separate consideration will be received for the Common Stock issuable upon conversion of or in exchange for Debt Securities or Preferred Stock of SCI or for the Common Stock or Preferred Stock of SCI issuable upon conversion or exchange of Preferred Securities of SCI Financing LLC, SCI Financing I or SCI Financing II.

                   SUBJECT TO COMPLETION DATED JUNE 27, 1995

PROSPECTUS

$1,000,000,000

SERVICE CORPORATION INTERNATIONAL
Company Debt Securities, Common Stock, Preferred Stock,
Depositary Shares and Common Stock Warrants
SCI FINANCING CORPORATION
Financing Subordinated Debt Securities
SCI FINANCING I
SCI FINANCING II
Trust Preferred Securities
SCI FINANCE LLC
LLC Preferred Securities

Service Corporation International (the "Company" or "SCI") may from time to time offer (i) debt securities (the "Company Debt Securities"), which may be any of senior debt securities (the "Company Senior Debt Securities"), senior subordinated debt securities (the "Company Senior Subordinated Debt Securities") or subordinated debt securities (the "Company Subordinated Debt Securities"), in each case consisting of debentures, notes and/or other unsecured evidences of indebtedness, (ii) Common Stock, par value $1.00 per share ("Common Stock" or "SCI Common Stock"), along with Series C Junior Participating Preferred Stock Purchase Rights, (iii) Preferred Stock, par value $1.00 per share ("Preferred Stock"), which, for any or all series of Preferred Stock, may be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts and (iv) warrants to purchase Common Stock ("Common Stock Warrants"). SCI Financing Corporation ("Financing"), a wholly owned, indirect subsidiary of the Company, may from time to time offer subordinated debt securities (the "Financing Subordinated Debt Securities" and, together with the Company Debt Securities, the "Debt Securities"), guaranteed by SCI to the extent described herein and in the accompanying Prospectus Supplement. See "Description of Financing Subordinated Debt Securities and Financing Debt Guarantees" for a description of the various contractual undertakings of SCI with respect to the Financing Subordinated Debt Securities. SCI Financing I and SCI Financing II (each, an "SCI Trust") may offer, from time to time, preferred securities (the "Trust Preferred Securities") with the payment of dividends and the payments on liquidation or redemption of the Trust Preferred Securities guaranteed on a subordinated basis by SCI to the extent described herein and in the accompanying Prospectus Supplement. See "Description of Financing Subordinated Debt Securities and Financing Debt Guarantees -- Description of Financing Debt Guarantees" and "Description of Trust Preferred Securities and Trust
Guarantees -- Description of Trust Guarantees," for a description of the various contractual undertakings of SCI with respect to the Trust Preferred Securities. SCI Finance LLC ("SCI Finance LLC") may from time to time offer preferred securities ("LLC Preferred Securities") in one or more series with the payment of dividends and the payments on liquidation or redemption of the LLC Preferred Securities guaranteed on a subordinated basis by SCI to the extent described herein or in the accompanying Prospectus Supplement. See "Description of the LLC Preferred Securities and LLC Guarantees -- Description of LLC Guarantees" and "Description of the LLC Preferred Securities and LLC Guarantees -- Description of the Loans" for a description of various contractual backup undertakings of SCI with respect to the LLC Preferred Securities. The Debt Securities, the Common Stock, along with Series C Junior Participating Preferred Stock Purchase Rights, the Preferred Stock, the Depositary Shares, the Common Stock Warrants, the Trust Preferred Securities and the LLC Preferred Securities are collectively referred to as the "Securities," and will have an aggregate initial offering price of up to $1,000,000,000 or the equivalent thereof if Debt Securities are denominated in a currency other than U.S. dollars or in currency units. The Securities may be offered as separate series, in amounts, at prices and on terms to be determined at the time of sale.

The accompanying Prospectus Supplement sets forth with regard to the Securities in respect of which this Prospectus is being delivered the terms of such Securities, including, where applicable, (i) in the case of Debt Securities, whether the issuer is SCI or Financing, the specific title (including whether senior, senior subordinated or subordinated and whether or not convertible), aggregate principal amount, denominations (which may be in U.S. dollars, in any other currency or in composite currencies), maturity (which may be fixed or extendible), interest rate, if any (which may be fixed or variable), and time of payment of any interest, any terms for redemption at the option of the Company or Financing, as the case may be, or the holder, any terms for sinking fund payments, any class or classes of stock into which the Debt Securities are convertible or exchangeable and other conversion or exchange terms, if any, any covenants or events of default that are in addition to or different from those described herein, any listing on a securities exchange, the initial public offering price and any other terms in connection with the offering and sale of such Debt Securities, (ii) in the case of Common Stock, the initial public offering price, (iii) in the case of Preferred Stock, the specific title, any dividend, liquidation and other rights, any class or classes of stock into which the Preferred Stock is convertible or exchangeable and other conversion or exchange terms, if any, any redemption provisions, any sinking fund provisions, any covenants, any listing on a securities exchange, the initial public offering price and any other terms in connection with the offering and sale of such Preferred Stock, (iv) in the case of Depositary Shares evidenced by depositary receipts, the series of Preferred Stock represented by such Depositary Shares, the fraction of such Preferred Stock represented by each such Depositary Share, any listing on a securities exchange, the initial public offering price and any other terms in connection with the offering and sale of such Depositary Shares,
(v) in the case of Common Stock Warrants, the duration, exercise price, initial public offering price and any other terms in connection with the offering and sale of such Common Stock Warrants, (vi) in the case of the Trust Preferred Securities, any dividend, conversion or exchange and other rights, any listing on a securities exchange, the initial public offering price and any other terms in connection with the offering and sale of such Trust Preferred Securities and
(vii) in the case of LLC Preferred Securities, any dividend, conversion or exchange and other rights, any listing on a securities exchange, the initial public offering price and any other terms in connection with the offering and sale of such LLC Preferred Securities.

The Company, Financing, the SCI Trusts and SCI Finance LLC may sell Securities to or through underwriters, and also may sell Securities directly to other purchasers or through agents. The accompanying Prospectus Supplement sets forth the names of any underwriters or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered, the principal amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          , 1995

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS, IF ANY, MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE SECURITIES AND, IF THE SECURITIES ARE CONVERTIBLE OR EXCHANGEABLE, THE OUTSTANDING CLASS OR CLASSES OF STOCK OF THE COMPANY INTO OR FOR WHICH THEY ARE CONVERTIBLE OR EXCHANGEABLE, AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON ANY SECURITIES EXCHANGE ON WHICH SUCH SECURITIES MAY BE LISTED, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

No person has been authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus or the accompanying Prospectus Supplement and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, Financing, any SCI Trust or SCI Finance LLC or any underwriter, dealer or agent. Neither this Prospectus nor the accompanying Prospectus Supplement constitutes an offer to sell or a solicitation of any offer to buy Securities in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

In this Prospectus, references to "dollar" and "$" are to United States dollars, and the terms "United States" and "U.S." mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information................      3
Incorporation of Certain Documents by
  Reference..........................      4
The Company..........................      5
SCI Financing Corporation............      5
The SCI Trusts.......................      5
SCI Finance LLC......................      6
Use of Proceeds......................      7
Description of Company Debt
  Securities.........................      8
Description of Common Stock..........     23
Description of Preferred Stock.......     25
Description of Depositary Shares.....     28
Description of Common Stock
  Warrants...........................     30

                                        PAGE
                                        ----
Description of Financing Subordinated
  Debt Securities and Financing Debt
  Guarantees.........................     33
Description of Trust Preferred
  Securities and Trust Guarantees....     45
Description of LLC Preferred
  Securities
  and LLC Guarantees.................     63
Book-Entry Only Issuance -- The
  Depository Trust Company...........     78
Certain Federal Income Tax
  Considerations Regarding the Trust
  Preferred Securities or the LLC
  Preferred Securities...............     81
Plan of Distribution.................     81
Legal Matters........................     82
Experts..............................     82

                             AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549; 500 West Madison Street, Chicago, Illinois 60661; and 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Additional information regarding the Company, Financing, the SCI Trusts, SCI Finance LLC and the Securities is contained in the Registration Statement, of which this Prospectus is a part, and the exhibits relating thereto (the "Registration Statement") filed with the Commission under the Securities Act of 1933, as amended (the "Act"). For further information pertaining to the Company, Financing, the SCI Trusts, SCI Finance LLC and the Securities, reference is made to the Registration Statement, which may be inspected without charge at the office of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission at prescribed rates. This Prospectus and the accompanying Prospectus Supplement do not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus and the accompanying Prospectus Supplement as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

No separate financial statements of Financing, the SCI Trusts or SCI Finance LLC have been included or incorporated by reference herein. None of SCI Finance LLC, either of the SCI Trusts, Financing or SCI considers such financial statements material to holders of Financing Subordinated Debt Securities, Trust Preferred Securities or LLC Preferred Securities, because (i) all of the voting securities of each of Financing, the SCI Trusts and of SCI Finance LLC will be owned, directly or indirectly, by SCI, a reporting company under the Exchange Act, (ii) none of Financing, either of the SCI Trusts or SCI Finance LLC has independent operations but rather each exists for the purpose of issuing, in the case of Financing, debt securities guaranteed by SCI, and in the case of the SCI Trusts and SCI Finance LLC, securities representing undivided beneficial interests in the assets of such SCI Trust or of SCI Financial LLC, as the case may be, and, in the case of an SCI Trust, investing the proceeds thereof in Financing Subordinated Debt Securities or, in the case of SCI Finance LLC, lending 99% of the proceeds thereof to SCI International Limited ("SCI Limited"), and (iii) the obligations of Financing under the Financing Subordinated Debt Securities, of each of the SCI Trusts under the Trust Securities (as defined herein) and of SCI Finance LLC under the LLC Preferred Securities are guaranteed on a subordinated basis by SCI to the extent set forth herein. See "SCI Financing Corporation," "The SCI Trusts," "Description of Financing Subordinated Debt Securities and Debt Guarantees," "Description of the Trust Preferred Securities and Trust Guarantees -- Description of Trust Guarantees," "Description of the LLC Preferred Securities and LLC Guarantees -- Description of LLC Guarantees" and "Description of the LLC Preferred Securities and LLC Guarantees -- Description of the Loans." Each of the SCI Trusts is a statutory business trust formed under the laws of the State of Delaware. SCI Finance LLC is a limited liability company organized under the laws of the State of Texas and will be managed by SCI, as manager (sometimes referred to herein as the "Manager").

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents heretofore filed by SCI with the Commission are incorporated herein by reference:

(i)   SCI's Annual Report on Form 10-K for the fiscal year ended December 31,
1994;

(ii) SCI's Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 1995;

(iii) The Company's Current Report on Form 8-K dated May 23, 1995;

(iv)  The Company's Current Report on Form 8-K dated June 7, 1995;

(v) Description of the Company's capital stock set forth under the caption "Item 1. Description of Securities to be Registered -- Capital Stock" in the Form 8, Amendment No. 3, dated September 15, 1982, to the Company's Registration Statement on Form 8-A; and

(vi) Description of the Company's preferred share purchase rights contained in the Company's Registration Statement on Form 8-A dated July 26, 1988, as amended by Amendment No. 1 thereto filed under cover of Form 8 and dated May 11, 1990.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the request of any such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Service Corporation International, 1929 Allen Parkway, Houston, Texas 77019, Attention:
James M. Shelger, Senior Vice President, General Counsel and Secretary, telephone number: (713) 522-5141.

                                  THE COMPANY

The Company is the largest provider of funeral and cemetery services and products in the world. As of March 31, 1995, the Company owned and operated 1,524 funeral homes, 238 cemeteries (including 102 funeral home and cemetery combinations) and 102 crematoria located in 41 U.S. states, the District of Columbia, Australia, Canada and the United Kingdom.

The Company was incorporated in Texas on July 5, 1962. The Company's principal executive offices are located at 1929 Allen Parkway, Houston, Texas 77019, telephone number: (713) 522-5141. As used herein, unless the context indicates otherwise, the terms "Company" and "SCI" refer to the Company and its subsidiaries.

                           SCI FINANCING CORPORATION

SCI Financing Corporation is a wholly owned subsidiary of SCI and was incorporated under the laws of the State of Delaware in June 1995. Financing was incorporated for the sole purpose of providing financing to SCI and affiliates of SCI through the issuance of indebtedness guaranteed by SCI and has no independent operations. The principal executive offices of Financing are located at 1929 Allen Parkway, Houston, Texas 77019, telephone number: (713) 522-5141.

                                 THE SCI TRUSTS

Each of SCI Financing I and SCI Financing II is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust (each, a "Declaration") executed by SCI, as sponsor for the trust (the "Sponsor"), and the SCI Trustees (as defined herein) of the trust and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on June 26, 1995. Each SCI Trust exists for the exclusive purposes of (i) issuing the Trust Preferred Securities and common securities representing undivided beneficial interests in the assets of the Trust (the "Trust Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds from the sale of the Trust Securities in the Financing Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the Trust Common Securities will be directly or indirectly owned by SCI. The Trust Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities, except that, upon an event of default under the Declaration, the rights of the holders of the Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. SCI will directly or indirectly acquire Trust Common Securities in an aggregate liquidation amount up to 21% but not less than 3% of the total capital of each SCI Trust. Each SCI Trust has a term of approximately 55 years but may terminate earlier, as provided in each Declaration.

Each SCI Trust's business and affairs will be conducted by the trustees (the "SCI Trustees") appointed by SCI as the direct or indirect holder of all the Trust Common Securities. The holder of the Trust Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the SCI Trustees of an SCI Trust. The duties and obligations of the SCI Trustees shall be governed by the Declaration of each SCI Trust. At least one of the SCI Trustees of each SCI Trust will be a person who is an employee or officer of or who is affiliated with SCI (a "Regular Trustee"). In certain limited circumstances set forth in a Prospectus Supplement, the holders of a majority of the Preferred Securities will be entitled to appoint one additional Regular Trustee, who need not be an employee or officer of or otherwise affiliated with SCI. One SCI Trustee of each SCI Trust will be a financial institution that is not affiliated with SCI and has a specified minimum amount of aggregate capital, surplus, and undivided profits of not less than $50,000,000, which shall act as property trustee and as indenture trustee for the purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Property Trustee"). Unless otherwise set forth in the Prospectus Supplement, the Property Trustee will be The Bank of New York, and the Delaware Trustee will be The Bank of New York (Delaware). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one SCI Trustee of each SCI Trust will have a principal place of business or reside in the State of Delaware (the "Delaware Trustee"). SCI will pay all fees and expenses related to the SCI Trusts and the offering of the Trust Securities, the payment of which will be guaranteed by SCI. The office of the Delaware Trustee for each SCI Trust is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711. The address for each SCI Trust is c/o Service Corporation International, the Sponsor of each SCI Trust, at SCI's corporate headquarters located at 1929 Allen Parkway, Houston, Texas 77019, telephone number: (713) 522-5141.

                                SCI FINANCE LLC

SCI Finance LLC is a limited liability company organized under the laws of the State of Texas. The address of SCI Finance LLC's principal executive offices is 1929 Allen Parkway, Houston, Texas 77019, telephone number: (713) 522-5141. SCI owns all of the LLC Common Shares, which are nontransferable. SCI Finance LLC exists for the sole purpose of issuing LLC Common Shares and LLC Preferred Shares and lending 99% of the proceeds thereof to SCI Limited. The remaining 1% of the proceeds from the issuance of LLC Common Shares and LLC Preferred Shares will be invested by SCI Finance LLC in Eligible Investments (as defined in SCI Finance LLC's Articles of Organization (the "LLC Articles")). See "Use of Proceeds."

                                USE OF PROCEEDS

Except as may be otherwise set forth in the Prospectus Supplement accompanying this Prospectus, the net proceeds to the Company from the sale or sales of the Securities other than Financing Subordinated Debt Securities, Trust Preferred Securities and LLC Preferred Securities will be used for general corporate purposes including (without limitation) repurchases of outstanding long-term debt securities, capital expenditures, investments in subsidiaries, working capital, repayment of borrowings under bank credit agreements, acquisitions and other business opportunities. Except as set forth in the Prospectus Supplement accompanying this Prospectus, 99% of the proceeds from any offering of the LLC Preferred Securities will be lent by SCI Finance LLC to SCI Limited (the "Loans"), which will use such proceeds for loans to SCI and affiliates of SCI for use for general corporate purposes, and the remaining 1% will be invested by SCI Finance LLC in Eligible Investments. Except as set forth in the Prospectus Supplement accompanying this Prospectus, each SCI Trust will use all proceeds received from the sale of Trust Preferred Securities to purchase Financing Subordinated Debt Securities from Financing. Financing intends to use the net proceeds from the sale of Financing Subordinated Debt Securities for loans to SCI and affiliates of SCI for use for general corporate purposes.

                     DESCRIPTION OF COMPANY DEBT SECURITIES

The Company Debt Securities will constitute any of Company Senior Debt Securities, Company Senior Subordinated Debt Securities or Company Subordinated Debt Securities and will be issued, in the case of Company Senior Debt Securities, under a Senior Indenture (the "Senior Debt Indenture") dated as of February 1, 1993, between the Company and The Bank of New York, as trustee; in the case of Company Senior Subordinated Debt Securities, under a Senior Subordinated Indenture (the "Senior Subordinated Debt Indenture") to be entered into between the Company and Texas Commerce Bank National Association ("Texas Commerce Bank"), as trustee; and, in the case of Company Subordinated Debt Securities under a Subordinated Indenture (the "Subordinated Debt Indenture") dated as of September 1, 1991 between the Company and Texas Commerce Bank, as trustee. The Senior Debt Indenture, the Senior Subordinated Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures." Each of The Bank of New York and Texas Commerce Bank (and any successors thereto as trustees under the respective Indentures) is hereinafter referred to as the "Trustee" with respect to the Indenture under which it acts as Trustee. The Indentures are filed as exhibits to the Registration Statement. The following summaries of certain provisions of the Indentures and the Company Debt Securities do not purport to be complete, and such summaries are subject to the detailed provisions of the applicable Indenture to which reference is hereby made for a full description of such provisions, including the definition of certain capitalized terms used herein but not otherwise defined herein. Whenever defined terms of the applicable Indenture are referred to, such defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. The Indentures are substantially identical, except for certain covenants of the Company, events of default and provisions relating to subordination and conversion.

The Company Debt Securities may be issued from time to time in one or more series. The following description of the Company Debt Securities sets forth certain general terms and provisions of the Company Debt Securities of all series. The particular terms of each series of Company Debt Securities offered by any Prospectus Supplement will be described therein.

PROVISIONS APPLICABLE TO COMPANY SENIOR DEBT SECURITIES, COMPANY SENIOR SUBORDINATED DEBT SECURITIES AND COMPANY SUBORDINATED DEBT SECURITIES

General. The Company Debt Securities will be unsecured senior, senior subordinated or subordinated obligations of the Company and may be issued from time to time in one or more series. The Indentures will not limit the amount of Company Debt Securities, Senior Indebtedness, debentures, notes or other types of indebtedness that may be issued by the Company or any of its Subsidiaries nor will they restrict transactions between the Company and its Affiliates, the payment of dividends or the making of investments by the Company or the transfer of assets by the Company to its Subsidiaries. The Company currently conducts substantially all its operations through Subsidiaries. Consequently, the rights of the Company to receive assets of any Subsidiary (and thus the ability of holders of Company Debt Securities to benefit indirectly from such assets) are subject to the prior claims of creditors of that Subsidiary. Other than as may be set forth in any Prospectus Supplement, the Indentures and the Company Debt Securities will not contain any covenants or other provisions that are intended to afford holders of the Company Debt Securities special protection in the event of a highly leveraged transaction by the Company. As of March 31, 1995, the Company had outstanding approximately $1,305 million of secured debt or Senior Indebtedness (including approximately $53 million principal amount of guarantees) and approximately $220 million of unsecured subordinated debt.

Reference is made to the Prospectus Supplement relating to any Company Debt Securities for the following terms of and information relating to such Company Debt Securities (to the extent such terms are applicable thereto): (i) the title of such Company Debt Securities; (ii) classification as Company Senior Debt Securities, Company Senior Subordinated Debt Securities or Company Subordinated Debt Securities, aggregate principal amount, purchase price and denomination;
(iii) whether such Company Debt Securities that constitute Company Senior Subordinated Debt Securities or Company Subordinated Debt Securities are convertible into Common Stock and, if so, the terms and conditions upon which such conversion will be effected including the initial conversion price or conversion rate and any adjustments thereto in addition to or different from those described herein, the conversion period and other conversion provisions in addition to or in lieu of those described herein; (iv) the date or dates on which such Company Debt Securities will mature; (v) the method by which amounts payable in respect of principal of or premium, if any, or interest, if any, on or upon the redemption of such Company Debt Securities may be calculated; (vi) the interest rate or rates (or the method by which such will be determined), and the dates from which such interest, if any, will accrue;
(vii) the date or dates on which any such interest will be payable; (viii) the place or places where and the manner in which the principal of and premium, if any, and interest, if any, on such Company Debt Securities will be payable and the place or places where such Company Debt Securities may be presented for transfer and, if applicable, conversion; (ix) the obligations, if any, of the Company to redeem, repay or purchase such Company Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof or the right, if any, of the Company to redeem, repay or purchase such Company Debt Securities at its option and the period or periods within which, the price or prices at which and the terms and conditions upon which such Company Debt Securities will be redeemed, repaid or purchased pursuant to any such obligation or right (including the form or method of payment thereof if other than cash);
(x) any terms applicable to such Company Debt Securities issued at an original issue discount below their stated principal amount, including the issue price thereof and the rate or rates at which such original issue discount shall accrue; (xi) any index used to determine the amount of payments of principal of and any premium and interest on such Company Debt Securities; (xii) any special United States federal income tax consequences; and (xiii) any other specified terms of such Company Debt Securities, including any additional or different events of default or remedies or any additional covenants provided with respect to such Company Debt Securities, and any terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in any Prospectus Supplement, the Company Debt Securities will be issued only in fully registered form and in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any transfer or exchange of any Company Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Company Debt Securities may bear interest at a fixed rate or a floating rate. Company Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Company Debt Securities or to certain Company Debt Securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes will be described in the applicable Prospectus Supplement.

The Indentures and the Company Debt Securities will be governed by Texas law.

Global Securities. The Company Debt Securities of a series may be issued in whole or in part in the form of one or more global securities ("Global Securities") that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Company Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to the nominee of the Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

The specific terms of the depositary arrangement with respect to a series of Company Debt Securities will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will generally apply to depositary arrangements.

Upon the issuance of a Global Security, the Depositary for such Global Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Company Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depositary. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Company Debt Securities or by the Company if such Company Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the applicable Depositary ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

So long as the Depositary for a Global Security or its nominee is the registered owner of such Global Security, such Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Company Debt Securities of the series represented by such Global Security for all purposes under the Indenture governing such Company Debt Securities. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Company Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Company Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture governing such Company Debt Securities.

Payments of principal of and premium, if any, and interest, if any, on individual Company Debt Securities represented by a Global Security registered in the name of a Depositary or its nominees will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Company Debt Securities. None of the Company, the Trustee for such Company Debt Securities, any paying agent and the registrar for such Company Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security for such Company Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Company expects that the Depositary for a series of Company Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a Global Security representing any such Company Debt Securities, immediately will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security for such Company Debt Securities as shown on the records of such Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants.

If the Depositary for a series of Company Debt Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Company Debt Securities of such series in exchange for the Global Security representing such series of Company Debt Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Company Debt Securities, determine not to have any Company Debt Securities of a series represented by one or more Global Securities and, in such event, will issue individual Company Debt Securities of such series in exchange for the Global Security or Securities representing such series of Company Debt Securities. Further, if the Company so specifies with respect to the Company Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Company Debt Securities of such series may, on terms acceptable to the Company and the Depositary for such Global Security, receive individual Company Debt Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Company Debt Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to a physical delivery of individual Company Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Company Debt Securities registered in its name. Individual Company Debt Securities of such series so issued will be issued in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof.

Consolidation, Merger, Sale. Each Indenture provides that the Company may consolidate or merge with or into any other corporation, and may sell, lease, exchange or otherwise dispose of all or substantially all of its property and assets to any other corporation authorized to acquire and operate the same, provided that in any such case (i) immediately after such transaction the Company or such other corporation formed by or surviving any such consolidation or merger, or to which such sale, lease, exchange or other disposition shall have been made, will not be in default in the performance or observance of any of the terms, covenants and conditions in the Indenture to be kept or performed by the Company, (ii) the corporation (if other than the Company) formed by or surviving any such consolidation or merger, or to which such sale, lease exchange or other disposition shall have been made, shall be a corporation organized under the laws of the United States of America, any state thereof or the District of Columbia, and (iii) the corporation (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or the corporation which shall have acquired or leased such property and assets, shall assume, by a supplemental indenture, the Company's obligations under such Indenture. In case of any such consolidation, merger, sale, lease, exchange or other disposition and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named in such Indenture as the Company and subject to the conditions set forth in the Indenture, and the Company shall be relieved of any further obligation under such Indenture and any Company Debt Securities issued thereunder.

Discharge and Defeasance. The Company may discharge or defease its obligations with respect to each series of Company Debt Securities as set forth below.

The Company may discharge all of its obligations (except those set forth below) to holders of any series of Company Debt Securities issued under any Indenture, which Company Debt Securities have not already been delivered to the Trustee for cancellation and which either have become due and payable or are by their terms due and payable within one year (or are to be called for redemption within one year) by depositing with the Trustee cash or U.S. Government Obligations, or a combination thereof, as trust funds in an amount certified to be sufficient to pay when due the principal of and premium, if any, and interest, if any, on all outstanding Company Debt Securities of such series and to make any mandatory sinking fund payments thereon when due.

Unless otherwise provided in the applicable Prospectus Supplement, the Company may also discharge at any time all of its obligations (except those set forth below) to holders of any series of Company Debt Securities issued under any Indenture (other than convertible Company Debt Securities) ("defeasance") if, among other things: (i) the Company irrevocably deposits with the Trustee cash or U.S. Government Obligations, or a combination thereof, as trust funds in an amount certified to be sufficient to pay the principal of and premium, if any, and interest, if any, on all outstanding Company Debt Securities of such series when due and to make any mandatory sinking fund payments thereon when due, and such funds have been so deposited for 91 days; (ii) such deposit will not result in a breach or violation of, or cause a default under, any agreement or instrument to which the Company is a party or by which it is bound; and (iii) the Company delivers to the Trustee an opinion of counsel to the effect that the holders of such series of Company Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance, and that such defeasance will not otherwise alter the United States federal income tax treatment of principal and interest payments on such series of Company Debt Securities. Such opinion of counsel must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of the Indenture relating to the Company Debt Securities of such series, since such a result would not occur under current tax law.

In the event of such discharge and defeasance of a series of Company Debt Securities, the holders thereof would be entitled to look only to such trust funds for payment of the principal of and any premium and interest on such Company Debt Securities.

Notwithstanding the foregoing, no discharge or defeasance described above shall affect the following obligations to or rights of the holders of any series of Company Debt Securities: (i) rights of registration of transfer and exchange of Company Debt Securities of such series; (ii) rights of substitution of mutilated, defaced, destroyed, lost or stolen Company Debt Securities of such series; (iii) rights of holders of Company Debt Securities of such series to receive payments of principal thereof and interest, if any, thereon when due and to receive mandatory sinking fund payments, if any, thereon when due from the trust funds held by the Trustee; (iv) the rights, obligations, duties and immunities of the Trustee; (v) the rights of holders of Company Debt Securities of such series as beneficiaries with respect to property deposited with the Trustee payable to all or any of them; (vi) the obligations of the Company to maintain an office or agency in respect of Company Debt Securities of such series; and (vii) if applicable, the obligations of the Company with respect to the conversion of Company Debt Securities of such series into Common Stock.

Modification of the Indenture. Each Indenture provides that the Company and the Trustee may enter into supplemental indentures without the consent of the holders of the Company Debt Securities to (i) evidence the assumption by a successor corporation of the obligations of the Company under such Indenture,
(ii) add covenants or new events of default for the protection of the holders of such Company Debt Securities, (iii) cure any ambiguity or correct any inconsistency in the Indenture, (iv) establish the form and terms of any series of Company Debt Securities and to provide for adjustment of conversion rights,
(v) evidence the acceptance of appointment by a successor trustee, (vi) amend the Indenture in any other manner which the Company may deem necessary or desirable and which will not adversely affect the interests of the holders of Company Debt Securities issued thereunder or (vii) in the case of Senior Company Debt Securities, secure such Company Debt Securities.

Each Indenture also contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Company Debt Securities then Outstanding of each series affected by such supplemental Indenture, to add any provisions to, or change in any manner or eliminate any of the provisions of, such Indenture or modify in any manner the rights of the holders of the Company Debt Securities of such series; provided that the Company and the Trustee may not, without the consent of the holder of each outstanding Company Debt Security affected thereby, (i) extend the stated maturity of the principal of any Company Debt Security, reduce the principal amount thereof, reduce the rate or extend the time of payment of any interest thereon, reduce or alter the method of computation of any amount payable on redemption, repayment or purchase thereof, reduce the portion of the principal amount of any Original Issue Discount Security payable upon acceleration or provable in bankruptcy, change the coin or currency in which principal and interest, if any, are payable, impair or affect the right to institute suit for the enforcement of any payment, repayment or purchase thereof or, if applicable, adversely affect the right to convert Company Debt Securities, any right of repayment at the option of the holder or (solely with respect to the Senior Subordinated Debt Indenture) change, amend or modify the subordination provisions of such Indenture or any of the definitions used in the subordination provisions of such Indenture or consent to the departure from any of the terms of the subordination provisions of such Indenture in each case in any manner that would adversely affect the holders of any of the Company Senior Subordinated Debt Securities issued thereunder or (ii) reduce the percentage in aggregate principal amount of Company Debt Securities of any series issued under such Indenture, the consent of the holders of which is required for any such modification.

The Senior Subordinated Debt Indenture may not be amended to alter the subordination of any outstanding Company Senior Subordinated Debt Securities, and the Subordinated Debt Indenture may not be amended to alter the subordination of any outstanding Company Subordinated Debt Securities, in each case without the consent of each holder of Senior Indebtedness then outstanding that would be adversely affected thereby.

Each of the Indentures provides that the term "Original Issue Discount Security" means any Company Debt Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the terms of the Indenture.

In each of the Indentures, the definition of the term "Outstanding," with reference to Company Debt Securities, provides that in determining whether the holders of the requisite aggregate principal amount of Outstanding Company Debt Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver under the applicable Indenture, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the portion of the principal amount thereof that would be due and payable as of the date of such determination (as certified by the Company to the Trustee) upon a declaration of acceleration of the maturity thereof pursuant to the terms of the Indenture.

PROVISIONS APPLICABLE SOLELY TO COMPANY SENIOR DEBT SECURITIES

General. Company Senior Debt Securities will be issued under the Senior Debt Indenture, and each series will rank pari passu as to the right of payment of principal, premium, if any, and interest, if any, with each other series and with all other Senior Indebtedness of the Company.

Events of Default. Unless otherwise specified in the Prospectus Supplement, an Event of Default is defined under the Senior Debt Indenture with respect to the Company Senior Debt Securities of any series issued thereunder as being any one or more of the following events:

(i) default in the payment of any installment of interest upon any of the Company Senior Debt Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

(ii) default in the payment of the principal of any of the Company Senior Debt Securities of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise;

(iii) default in the payment or satisfaction of any sinking fund or other purchase obligation with respect to Company Senior Debt Securities of such series, as and when such obligation shall become due and payable;

(iv) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Company Senior Debt Securities of such series or in the Senior Debt Indenture continuing for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Trustee by registered or certified mail, or to the Company and the Trustee by the holders of at least 25 percent in aggregate principal amount of the Company Senior Debt Securities of such series then Outstanding;

(v) without the consent of the Company, a court having jurisdiction shall enter an order for relief with respect to the Company under the Bankruptcy Code or, without the consent of the Company, a court having jurisdiction shall enter a judgment, order or decree adjudging the Company a bankrupt or insolvent, or enter an order for relief for reorganization, arrangement, adjustment or composition of or in respect of the Company under the Bankruptcy Code or applicable state insolvency law and the continuance of any such judgment, order or decree is unstayed and in effect for a period of 60 consecutive days;

(vi) the Company shall institute proceedings for entry of an order for relief with respect to the Company under the Bankruptcy Code or for an adjudication of insolvency, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition seeking, or seek or consent to, reorganization, arrangement, composition or relief under the Bankruptcy Code or any applicable state law, or shall consent to the filing of such petition or to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator or similar official of the Company or of substantially all of its property, or the Company shall make a general assignment for the benefit of creditors as recognized under the Bankruptcy Code;

(vii) default under any bond, debenture, note or other evidence of Indebtedness for money borrowed by the Company or any Subsidiary or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Subsidiary (other than Non-Recourse Indebtedness), whether such Indebtedness exists on the date of the Senior Debt Indenture or shall thereafter be created, which default shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, or any default in payment of such Indebtedness (after the expiration of any applicable grace periods and the presentation of any debt instruments, if required), if the aggregate amount of all such Indebtedness which has been so accelerated and with respect to which there has been such a default in payment shall exceed $5,000,000, without each such default and acceleration having been rescinded or annulled within a period of 30 days after there shall have been given to the Company by the Trustee by registered mail, or to the Company and the Trustee by the holders of at least 25 percent in aggregate principal amount of the Company Senior Debt Securities of such series then Outstanding, a written notice specifying each such default and requiring the Company to cause each such default and acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" under the Senior Debt Indenture; or

(viii) any other Event of Default provided with respect to the Company Senior Debt Securities of such series.

If an Event of Default with respect to Company Senior Debt Securities of any series then Outstanding occurs and is continuing, then and in each and every such case, unless the principal of all of the Company Senior Debt Securities of such series shall have already become due and payable, either the Trustee or the holders of not less than 25 percent in aggregate principal amount of the Company Senior Debt Securities of such series then

Outstanding, by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the unpaid principal amount (or, if the Company Senior Debt Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all the Company Senior Debt Securities of such series and the interest, if any, accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in the Senior Debt Indenture or in the Company Senior Debt Securities of such series contained to the contrary notwithstanding. This provision, however, is subject to the condition that, if at any time after the unpaid principal amount (or such specified amount) of the Company Senior Debt Securities of such series shall have been so declared due and payable and before any judgment or decree for the payment of the moneys due shall have been obtained or entered, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest, if any, upon all of the Company Senior Debt Securities of such series and the principal of any and all Company Senior Debt Securities of such series which shall have become due otherwise than by acceleration (with interest on overdue installments of interest, if any, to the extent that payment of such interest is enforceable under applicable law and on such principal at the rate borne by the Company Senior Debt Securities of such series to the date of such payment or deposit) and the reasonable compensation, disbursements, expenses and advances of the Trustee, and any and all defaults under the Senior Debt Indenture, other than the nonpayment of such portion of the principal amount of and accrued interest, if any, on Company Senior Debt Securities of such series which shall have become due by acceleration, shall have been cured or shall have been waived in accordance with the Senior Debt Indenture or provision deemed by the Trustee to be adequate shall have been made therefor -- then and in every such case the holders of a majority in aggregate principal amount of the Company Senior Debt Securities of such series then Outstanding, by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon. If any Event of Default with respect to the Company specified in clause (v) or (vi) above occurs, the unpaid principal amount (or, if the Company Senior Debt Securities of any series then Outstanding are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of each such series) and accrued interest on all Company Senior Debt Securities of each series then Outstanding shall ipso facto become and be immediately due and payable without any declaration or other act by the Trustee or any Securityholder. If the Trustee shall have proceeded to enforce any right under the Senior Debt Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the Securityholders shall be restored respectively to their several positions and rights under the Senior Debt Indenture, and all rights, remedies and powers of the Company, the Trustee and the Securityholders shall continue as though no such proceeding had been taken. Except with respect to an Event of Default pursuant to clause (i), (ii) or (iii) above, the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to the Trustee by the Company, a paying agent or any Securityholder.

The Senior Debt Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Senior Debt Indenture at the request or direction of any of the holders of Company Senior Debt Securities issued under the Senior Debt Indenture, unless such holders shall have offered to the Trustee reasonable security or indemnity.

No holder of any Company Senior Debt Securities of any series then Outstanding shall have any right by virtue of or by availing of any provision of the Senior Debt Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Senior Debt Indenture or the Company Senior Debt Securities or for the appointment of a receiver or trustee or similar official, or for any other remedy under the Senior Debt Indenture or under the Company Senior Debt Securities, unless such holder previously shall have given to the Trustee written notice of default and of the continuance thereof, and unless the holders of not less than 25 percent in aggregate principal amount of the Company Senior Debt Securities of such series then Outstanding shall have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. Notwithstanding any other provisions in the Senior Debt Indenture, however, the right of any holder of any Company Senior Debt Security to receive payment of the principal of and interest, if any, on such Company Senior Debt Security, on or after the respective due dates expressed in such Company Senior Debt Security, or to institute suit for the enforcement of any such payment on or after such respective dates shall not be impaired or affected without the consent of such holder.

The holders of at least a majority in aggregate principal amount of the Company Senior Debt Securities of any series then Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to Company Senior Debt Securities of such series; provided, that (subject to certain exceptions) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine upon advice of counsel that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceeding so directed would involve the Trustee in personal liability. The holders of 66 2/3% in aggregate principal amount of the Company Senior Debt Securities of any series then Outstanding may on behalf of the holders of all of the Company Senior Debt Securities of such series waive any past default or Event of Default and its consequences except a default in the payment of interest, if any, on, or the principal of, the Company Senior Debt Securities of such series. Upon any such waiver the Company, the Trustee and the holders of the Company Senior Debt Securities of such series shall be restored to their former positions and rights under the Senior Debt Indenture, respectively; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default shall have been waived as permitted, said default or Event of Default shall for all purposes of the Senior Company Debt Securities and the Senior Debt Indenture be deemed to have been cured and to be not continuing.

The Trustee shall, within 90 days after the occurrence of a default, with respect to Company Senior Debt Securities of any series then Outstanding, mail to all holders of Company Senior Debt Securities of such series, as the names and the addresses of such holders appear upon the Company Senior Debt Securities register, notice of all defaults known to the Trustee with respect to such series, unless such defaults shall have been cured before the giving of such notice (the term "defaults" for the purpose of these provisions being hereby defined to be the events specified in clauses (i), (ii), (iii), (iv), (v), (vi),
(vii) and (viii) of "-- Provisions Applicable Solely to Company Senior Debt Securities -- Events of Default" above, not including periods of grace, if any, provided for therein and irrespective of the giving of the written notice specified in said clause (iv) or (vii) but in the case of any default of the character specified in said clause (iv) or (vii) no such notice to Securityholders shall be given until at least 60 days after the giving of written notice thereof to the Company pursuant to said clause (iv) or (vii), as the case may be); provided, that, except in the case of default in the payment of the principal of or interest, if any, on any of the Company Senior Debt Securities, or in the payment or satisfaction of any sinking fund or other purchase obligation, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the best interests of the Securityholders.

The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Debt Indenture.

Limitation on Liens. The Company may not, nor may any Subsidiary, mortgage, pledge, encumber or subject to any lien or security interest to secure any obligation of the Company or any obligation of any Subsidiary (other than obligations owing to the Company or a wholly owned Subsidiary) any assets, whether owned as of the date the Senior Debt Indenture was executed or thereafter acquired, without effectively providing that the Company Senior Debt Securities shall be secured equally and ratably with (or prior to) such obligation, unless, after given effect thereto, the aggregate amount of all such secured debt of the Company and its Subsidiaries (excluding secured Indebtedness existing as of the date the Senior Debt Indenture was executed and any extensions, renewals or refundings thereof that do not increase the principal amount of Indebtedness so extended, renewed or refunded and excluding secured Indebtedness incurred pursuant to clauses (i), (ii), (iii) and (iv) set forth in this paragraph below) would not exceed 10% of Consolidated Net Worth of the Company and its Subsidiaries; provided, that this restriction will not prevent the Company or any Subsidiary: (i) from acquiring and retaining property subject to mortgages, pledges, encumbrances, liens or security interests existing thereon at the date of acquisition thereof, or from creating within one year of such acquisition mortgages, pledges, encumbrances or liens upon property acquired by it after the date of the Senior Debt Indenture, as security for purchase money obligations incurred by it in connection with the acquisition of such property, whether payable to the person from whom such property is acquired or otherwise;
(ii) from mortgaging, pledging, encumbering or subjecting to any lien or security interest Current Assets to secure Current Liabilities; (iii) from extending, renewing or refunding any Indebtedness secured by a mortgage, pledge, encumbrance, lien or security interest on the same property theretofore subject thereto, provided that the principal amount of such Indebtedness so extended, renewed or refunded shall not be increased; or (iv) from securing the payment of workmen's compensation or insurance premiums or from making good faith pledges or deposits in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases, deposits to secure public or statutory obligations, deposits to secure surety or appeal bonds, pledges or deposits in connection with contracts made with or at the request of the United States Government or any agency thereof, or pledges or deposits for similar purposes in the ordinary course of business.

"Consolidated Net Worth" means, at any date, the sum of (i) the par value (or value stated on the books of the Company) of the capital stock of all classes of the Company (including preferred stock), plus (or minus in the case of a deficit) (ii) the amount of the consolidated surplus, whether capital or earned, of the Company and its Subsidiaries, determined in accordance with generally accepted accounting principles.

"Current Assets" of any Person includes all assets of such Person which would be classified as current assets in accordance with generally accepted accounting principles.

"Current Liabilities" of any Person includes all liabilities of such Person which would be classified as current liabilities in accordance with generally accepted accounting principles.

Limitation on Sale and Leaseback Transactions. Neither the Company nor any Subsidiary will enter into any transaction with any bank, insurance company or other lender or investor, or to which any such lender or investor is a party, providing for the leasing to the Company or a Subsidiary of any real property (except a lease for a temporary period not to exceed three years by the end of which it is intended that the use of such real property by the lessee will be discontinued) which has been or is to be sold or transferred by the Company or such Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such real property unless either: (i) such transaction is the substantial equivalent of a mortgage, pledge, encumbrance, lien or security interest which the Company or any Subsidiary would have been permitted to create under the covenant described in "-- Provisions Applicable Solely to Company Senior Debt
Securities -- Limitation on Liens" without equally and ratably securing the Company Senior Debt Securities, or (ii) the Company within 120 days after such transaction applied (and in any such case the Company covenants that it will so apply) an amount equal to the greater of (a) the net proceeds of the sale of the real property leased pursuant to such transaction or (b) the fair value of the real property so leased at the time of entering into such transaction (as determined by the Board of Directors), to the retirement of Funded Debt of the Company; provided that the amount to be applied to the retirement of Funded Debt of the Company shall be reduced by: (x) the principal amount of any Company Senior Debt Securities (for this purpose if the Company Senior Debt Securities of that series are Original Issue Discount Securities, the principal amount of the Outstanding Company Senior Debt Securities of that series shall be computed and adjusted as may be specified in the terms of that series) delivered within 120 days after such sale to the Trustee for retirement and cancellation and (y) the principal amount of Funded Debt, other than Company Senior Debt Securities, voluntarily retired by the Company within 120 days after such sale; provided, that no retirement referred to in this clause (ii) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

"Funded Debt" means Indebtedness for money borrowed which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than 12 months after the date of the creation of such Indebtedness.

PROVISION APPLICABLE SOLELY TO COMPANY SENIOR SUBORDINATED DEBT SECURITIES

Prohibition on Incurrence of Senior Subordinated Debt. The Company will not incur or suffer to exist Indebtedness that is or purports to be, pursuant to its terms or the terms of any agreement relating thereto, senior in right of payment to the Company Senior Subordinated Debt Securities and subordinate or junior in right of payment to any other Indebtedness of the Company; provided, that no Indebtedness of the Company shall be deemed to be subordinate to any other Indebtedness of the Company solely by virtue of any such other Indebtedness being secured or otherwise having the benefit of any lien or security interest.

PROVISIONS APPLICABLE SOLELY TO COMPANY SENIOR SUBORDINATED DEBT SECURITIES AND COMPANY SUBORDINATED DEBT SECURITIES

Events of Default. Unless otherwise specified in the Prospectus Supplement, an Event of Default is defined under each of the Senior Subordinated Indenture and Subordinated Indenture (together, the "Subordinated Indentures") with respect to the Company Senior Subordinated Debt Securities and Company Subordinated Debt Securities (together, the "Subordinated Securities") of any series issued under such Indenture being as one or more of the following events:

(i) default in the payment of any installment of interest upon any of the Subordinated Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

(ii) default in the payment of the principal of any of the Subordinated Securities of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise;

(iii) default in the payment or satisfaction of any sinking fund or other purchase obligation with respect to Subordinated Securities of such series, as and when such obligation shall become due and payable;

(iv) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Subordinated Securities of such series or in the Subordinated Indenture applicable to such series continued for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Trustee by registered mail, or to the Company and the Trustee by the holders of at least 25 percent in aggregate principal amount of the Subordinated Securities of such series issued under the applicable Subordinated Indenture then Outstanding;

(v) without the consent of the Company a court having jurisdiction shall enter an order for relief with respect to the Company under the Bankruptcy Code or without the consent of the Company a court having jurisdiction shall enter a judgment, order or decree adjudging the Company a bankrupt or insolvent, or enter an order for relief for reorganization, arrangement, adjustment or composition of or in respect of the Company under the Bankruptcy Code or applicable state insolvency law and the continuance or any such judgment, order or decree is unstayed and in effect for a period of 60 consecutive days;

(vi) the Company shall institute proceedings for entry of an order for relief with respect to the Company under the Bankruptcy Code or for an adjudication of insolvency, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition seeking, or seek or consent to reorganization, arrangement composition or relief under the Bankruptcy Code or any applicable state law, or shall consent to filing of such petition or to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator or similar official of the Company or of substantially all of its property, or the Company shall make a general assignment for the benefit of creditors as recognized under the Bankruptcy Code;

(vii) default under any bond, debenture, note or other evidence of Indebtedness for money borrowed by the Company or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company, whether such Indebtedness exists on the date of such Subordinated Indenture or shall thereafter be created, which default shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, or any default in payment of such Indebtedness (after the expiration of any applicable grace periods and the presentation of any debt instrument, if required), if the aggregate amount of all such Indebtedness which has been so accelerated and with respect to which there has been such a default in payment shall exceed $5,000,000, without each such default and acceleration having been rescinded or annulled within a period of 30 days after there shall have been given to the Company by the Trustee by registered mail, or to the Company and the Trustee by the holders of at least 25 percent in aggregate principal amount of the Subordinated Securities of such series then Outstanding, a written notice specifying each such default and requiring the Company to cause each such default and acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" under the applicable Subordinated Indenture; or

(viii) any other Event of Default provided with respect to the Subordinated Securities of such series under the applicable Subordinated Indenture.

If an Event of Default with respect to Subordinated Securities of any series then Outstanding occurs and is continuing, then and in each and every such case, unless the principal of all of the Subordinated Securities of such series shall have already become due and payable, either the Trustee or the holders of not less than 25 percent in aggregate principal amount of the Subordinated Securities of such series then Outstanding, by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the unpaid principal amount (or, if the Subordinated Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all the Subordinated Securities of such series and the interest, if any, accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in the applicable Subordinated Indenture or in the Subordinated Securities of such series contained to the contrary notwithstanding. This provision, however, is subject to the condition that, if at any time after the unpaid principal amount (or such specified amount) of the Subordinated Securities of such series shall have been so declared due and payable and before any judgment or decree for the payment of the moneys due shall have been obtained or entered, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest, if any, upon all of the Subordinated Securities of such series and the principal of any and all Subordinated Securities of such series which shall have become due otherwise than by acceleration (with interest on overdue installments of interest, if any, to the extent that payment of such interest is enforceable under applicable law and on such principal at the rate borne by the Subordinated Securities of such series to the date of such payment or deposit) and the reasonable compensation, disbursements, expenses and advances of the Trustee, its agents, attorneys and counsel, and any and all defaults under the applicable Subordinated Indenture, other than the nonpayment of such portion of the principal amount of and accrued interest, if any, on Subordinated Securities of such series which shall have become due by acceleration, shall have been cured or shall have been waived in accordance with the applicable Subordinated Indenture or provision deemed by the Trustee to be adequate shall have been made therefor -- then and in every such case the holders of a majority in aggregate principal amount of the Subordinated Securities of such series then Outstanding, by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon. If any Event of Default with respect to the Company specified in clause (v) or (vi) above occurs, the unpaid principal amount (or, if the Subordinated Securities of any series then Outstanding are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of each such series) and accrued interest on all Subordinated Securities of each series then Outstanding shall ipso facto become and be immediately due and payable without any declaration or other act by the Trustee or any Securityholder. If the Trustee shall have proceeded to enforce any right under the applicable Subordinated Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the Securityholders shall be restored respectively to their several positions and rights under the applicable Subordinated Indenture, and all rights, remedies and powers of the Company, the Trustee and the Securityholders shall continue as though no such proceeding had been taken. Except with respect to an Event of Default pursuant to clause (i),
(ii) or (iii) above, the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to the Trustee by the Company, a Paying Agent or any Securityholder.

Each of the Subordinated Indentures provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under such Subordinated Indenture at the request or direction of any of the holders or Subordinated Securities issued under the such Subordinated Indenture, unless such holders shall have offered to the Trustee reasonable security or indemnity.

No holder of any Subordinated Securities of any series then Outstanding shall have any right by virtue of or by availing of any provision of the applicable Subordinated Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to such Subordinated Indenture or the Subordinated Securities issued under such Subordinated Indenture or for the appointment of a receiver or trustee or similar official, or for any other remedy under such Subordinated Indenture or thereunder, unless such holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as provided in such Subordinated Indenture, and unless the holders of not less than 25 percent in aggregate principal amount of the Subordinated Securities of such series then Outstanding shall have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee under such Subordinated Indenture and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. Notwithstanding any other provisions in the applicable Subordinated Indenture, but subject to the subordination provisions of the applicable Subordinated Indenture, the right of any holder of any Subordinated Security to receive payment of the principal of and interest, if any, on such Subordinated Security, on or after the respective due dates expressed in such Subordinated Security, or, if applicable, to convert such Subordinated Security as provided in the applicable Subordinated Indenture, or to institute suit for the enforcement of any such payment on or after such respective dates or for the enforcement of any such right to convert shall not be impaired or affected without the consent of such holder.

The holders of a majority in aggregate principal amount of the Subordinated Securities of any series then Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to Subordinated Securities of such series; provided, that (subject to certain exceptions) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine upon advice of counsel that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceeding so directed would involve the Trustee in personal liability. The holders of a majority in aggregate principal amount of the Subordinated Securities of any series then Outstanding may on behalf of the holders of all of the Subordinated Securities of such series waive any past default or Event of Default under the applicable Subordinated Indenture and its consequences except a default in the payment of interest, if any, on, or the principal of, the Subordinated Securities of such series. Upon any such waiver the Company, the Trustee and the holders of the Subordinated Securities of such series shall be restored to their former positions and rights under the applicable Subordinated Indenture, respectively; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default shall have been waived as permitted, said default or Event of Default shall for all purposes of the applicable Subordinated Securities and the applicable Subordinated Indenture be deemed to have been cured and to be not continuing.

The Trustee shall, within 90 days after the occurrence of a default, with respect to Subordinated Securities of any series then Outstanding, mail to all holders of Subordinated Securities of such series, as the names and the addresses of such holders appear upon the applicable Subordinated Security register, notice of all defaults known to the Trustee with respect to such series, unless such defaults shall have been cured before the giving of such notice (the term "defaults" for the purpose of these provisions being hereby defined to be the events specified in clauses (i), (ii), (iii), (iv), (v), (vi),
(vii) and (viii) of " -- Provisions Applicable Solely to Company Senior Subordinated Debt Securities and Company Subordinated Debt Securities -- Events of Default" above, not including periods of grace, if any, provided for therein and irrespective of the giving of the written notice specified in clause (iv) or
(vii) but in the case of any default of the character specified in said clause
(iv) or (vii) no such notice to Securityholders shall be given until at least 60 days after the giving of written notice thereof to the Company pursuant to said clause (iv) or (vii), as the case may be); provided, that, except in the case of default in the payment of the principal of or interest, if any, on any of the Subordinated Securities, or in the payment or satisfaction of any sinking fund or other purchase obligation, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the best interests of the Securityholders.

The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the applicable Subordinated Indenture.

Subordination. The Subordinated Securities will be subordinate and junior in right to payment, to the extent set forth in the applicable Subordinated Indenture, to all Senior Indebtedness (as defined below for each of the Subordinated Indentures) of the Company. If the Company should default in the payment of any principal of or premium or interest on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, upon written notice of such default to the Company by the holders of such Senior Indebtedness or any trustee therefor and subject to certain rights of the Company to dispute such default and subject to proper notification of the Trustee, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) will be made or agreed to be made for principal of or premium, if any, or interest, if any, on the applicable Subordinated Securities, or in respect of any redemption, retirement, purchase or other acquisition of the applicable Subordinated Securities other than those made in capital stock of the Company (or cash in lieu of fractional shares thereof) pursuant to any conversion right of the Subordinated Securities or otherwise made in capital stock of the Company.

"Senior Indebtedness" is defined in the Senior Subordinated Debt Indenture as Indebtedness of the Company outstanding at any time except (i) any Indebtedness of the Company that pursuant to its terms or the terms of any agreement relating thereto or by operation of law is subordinate or junior in right of payment to any other Indebtedness of the Company; provided, that no Indebtedness of the Company shall be deemed to be subordinate to any other Indebtedness of the Company solely by virtue of any such other Indebtedness being secured or otherwise having the benefit of any lien or security interest, (ii) any Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is not senior in right of payment to the Company Senior Subordinated Debt Securities, (iii) the Company Senior Subordinated Debt Securities, (iv) the Company's subordinated indebtedness existing on the date of the Senior Subordinated Debt Indenture, (v) any Indebtedness of the Company to a wholly owned Subsidiary of the Company,
(vi) interest accruing after the filing of a petition initiating certain bankruptcy or insolvency proceedings unless such interest is an allowed claim enforceable against the Company in a proceeding under federal or state bankruptcy laws and (vii) trade accounts payable.

"Senior Indebtedness" is defined in the Subordinated Debt Indenture as Indebtedness of the Company outstanding at any time except (i) any Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is not senior in right of payment to the Company Subordinated Debt Securities, (ii) the Company Subordinated Debt Securities, (iii) the Company's subordinated indebtedness existing on the date of the Subordinated Debt Indenture, (iv) any Indebtedness of the Company to a wholly owned Subsidiary of the Company, (v) interest accruing after the filing of a petition initiating certain bankruptcy or insolvency proceedings unless such interest is an allowed claim enforceable against the Company in a proceeding under federal or state bankruptcy laws and (vi) trade accounts payable.

"Indebtedness" is defined in each Subordinated Indenture as, with respect to any Person, (i)(a) the principal of and premium and interest, if any, on indebtedness for money borrowed of such Person evidenced by bonds, notes, debentures or similar obligations, including any guaranty by such person of any indebtedness for money borrowed of any other Person, whether any such indebtedness or guaranty is outstanding on the date of such Subordinated Indenture or is thereafter created, assumed or incurred, (b) the principal of and premium and interest, if any, on indebtedness for money borrowed, incurred, assumed or guaranteed by such Person in connection with the acquisition by it or any of its subsidiaries of any other businesses, properties or other assets and
(c) lease obligations which such Person capitalizes in accordance with Statement of Financial Accounting Standards No. 13 promulgated by the Financial Accounting Standards Board or such other generally accepted accounting principles as may be from time to time in effect, (ii) any other indebtedness of such Person, including any indebtedness representing the deferred and unpaid balance of the purchase price of any property or interest therein, including any such balance that constitutes a trade account payable, and any guaranty, endorsement or other contingent obligation of such Person in respect of any indebtedness of another, which is outstanding on the date of such Subordinated Indenture or is thereafter created, assumed or incurred by such Person and (iii) any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clause (i) or (ii) above.

If (i) without the consent of the Company a court having jurisdiction shall enter (a) an order for relief with respect to the Company under the United States federal bankruptcy laws, (b) a judgment, order or decree adjudging the Company as bankrupt or insolvent or (c) an order for relief for reorganization, arrangement, adjustment or composition of or in respect of the Company under the United States federal bankruptcy laws or state insolvency laws or (ii) the Company shall institute proceedings for the entry of an order for relief with respect to the Company under the United States federal bankruptcy laws or for an adjudication of insolvency, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition seeking, or seek or consent to reorganization, arrangement, composition or similar relief under the United States federal bankruptcy laws or any applicable state law, or shall consent to the filing of such petition or to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator or similar official in respect of the Company or of substantially all of its property, or the Company shall make a general assignment for the benefit of creditors, then all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) will first be paid in full before any payment or distribution, whether in cash, securities or other property, is made on account of the principal of or premium, if any, or interest, if any, on the applicable Subordinated Securities. In such event, any payment or distribution on account of the principal of or premium, if any, or interest, if any, on the applicable Subordinated Securities, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the applicable Subordinated Securities, to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the applicable Subordinated Securities will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full. In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the holders of Subordinated Securities, together with the holders of any obligations of the Company ranking on a parity with the Subordinated Securities issued under the applicable Subordinated Indenture, will be entitled to be repaid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid principal of or any premium or any interest on the Subordinated Securities issued under the applicable Subordinated Indenture and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or obligations of the Company ranking junior to the Subordinated Securities issued under the applicable Subordinated Indenture and such other obligations. If, notwithstanding the foregoing, any payment or distribution on the Subordinated Securities issued under the applicable Subordinated Indenture of any character, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Subordinated Securities issued under the applicable Subordinated Indenture, to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan or reorganization or readjustment), shall be received by the Trustee or any holder of any Subordinated Securities issued under the applicable Subordinated Indenture in contravention of any of the terms of the applicable Subordinated Indenture, such payment or distribution will be received in trust for the benefit of, and will be paid over or delivered and transferred to, the holders of the Senior Indebtedness then outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full. In the event of the failure of the Trustee or any holder to endorse or assign any such payment, distribution or security, each holder of Senior Indebtedness is irrevocably authorized to endorse or assign the same.

Each of the Subordinated Indentures will provide that Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior Indebtedness then outstanding. Upon the payment in full of all Senior Indebtedness, the holders of

Subordinated Securities of each series shall be subrogated to all rights of any holders of Senior Indebtedness to receive any further payments or distributions applicable to such Senior Indebtedness until the indebtedness evidenced by the Subordinated Securities of such series shall have been paid in full, and such payments or distributions received by such holders, by reason of such subrogation, of cash, securities or other property that otherwise would be paid or distributed to the holders of Senior Indebtedness with respect to such series, shall, as between the Company and its creditors other than the holders of such Senior Indebtedness, on the one hand, and such holders, on the other hand, be deemed to be a payment by the Company on account of such Senior Indebtedness, and not on account of the Subordinated Securities of such series.

By reason of such subordination, in the event of the insolvency of the Company, holders of Senior Indebtedness and holders of other obligations of the Company that are not subordinated to Senior Indebtedness may receive more, ratably, than holders of the Subordinated Securities. Such subordination will not prevent the occurrence of an Event of Default or limit the right of acceleration in respect of the Subordinated Securities.

Conversion. Each of the Subordinated Indentures will provide that a series of Subordinated Securities may be convertible into Common Stock (or cash in lieu thereof). The following provisions will apply to Company Debt Securities that are convertible Subordinated Securities unless otherwise provided in the Prospectus Supplement for such Company Debt Securities.

The holder of any convertible Subordinated Securities will have the right exercisable at any time prior to maturity, subject to prior redemption by the Company, to convert such Subordinated Securities into shares of Common Stock at the conversion price or conversion rate set forth in the Prospectus Supplement, subject to adjustment. The holder of convertible Subordinated Securities may convert any portion thereof which is $1,000 in principal amount or any integral multiple thereof.

In certain events, the conversion price or conversion rate will be subject to adjustment as set forth in the applicable Subordinated Indenture. Such events include issuance of shares of Common Stock as a dividend or distribution on the Common Stock; subdivisions, combinations and reclassifications of the Common Stock; redemption of the preferred share purchase rights associated with the Common Stock; the issuance to all holders of Common Stock of rights or warrants entitling the holders thereof (for a period not exceeding 45 days) to subscribe for or purchase shares of Common Stock at a price per share less than the then current market price per share of Common Stock (as determined pursuant to the applicable Subordinated Indenture); and the distribution to substantially all holders of Common Stock of evidences of indebtedness, equity securities (including equity interests in the Company's Subsidiaries) other than Common Stock, or other assets (excluding cash dividends paid from surplus) or subscription rights or warrants (other than those referred to above). No adjustment of the conversion price or conversion rate will be required unless an adjustment would require a cumulative increase or decrease of at least 1% in such price or rate. The Company has been advised by its counsel that certain adjustments in the conversion price or conversion rate in accordance with the foregoing provisions may result in constructive distributions to either holders of the Subordinated Securities issued under the applicable Subordinated Indenture or holders of Common Stock that would be taxable pursuant to Treasury Regulations issued under Section 305 of the Internal Revenue Code of 1986, as amended. The amount of any such taxable constructive distribution will be the fair market value of the Common Stock that is treated as having been constructively received, such value being determined as of the time the adjustment resulting in the constructive distribution is made.

Fractional shares of Common Stock will not be issued upon conversion, but, in lieu thereof, the Company will pay a cash adjustment based on the then current market price for the Common Stock. Upon conversion, no adjustments will be made for accrued interest or dividends, and therefore convertible Subordinated Securities surrendered for conversion between the record date for an interest payment and the interest payment date (except convertible Subordinated Securities called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the interest thereon which the registered holder is to receive.

In the case of any consolidation or merger of the Company (with certain exceptions) or any sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Company, the holder of convertible Subordinated Securities, after the consolidation, merger, sale, lease, exchange or other disposition, will have the right to convert such convertible Subordinated Securities into the kind and amount of securities, cash and other property that the holder would have been entitled to receive upon or in connection with such consolidation, merger, sale, lease, exchange or other disposition, if the holder had held the Common Stock issuable upon conversion of such convertible Subordinated Securities issued under the applicable Subordinated Indenture immediately prior to such consolidation, merger, sale, lease, exchange or other disposition.

CONCERNING THE TRUSTEES
Each of the Trustees is a depositary for funds of, makes loans to and performs other services for the Company in the normal course of business.

In addition to serving as Trustee under the Senior Subordinated Indenture and the Subordinated Indenture, Texas Commerce Bank also serves as Trustee under (i) the Debenture Indenture (the "Debenture Indenture") dated as of June 15, 1992, between the Company and Texas Commerce Bank, as trustee, and (ii) the Guarantees of Notes of Subsidiaries Indenture (the "Guarantees Indenture") dated as of May 1, 1970, between the Company and Texas Commerce Bank, as trustee. Debt of the Company issued pursuant to the Debenture Indenture and the Guarantees Indenture constitutes Senior Indebtedness. As of March 31, 1995, the Company had outstanding approximately $26 million principal amount of Senior Indebtedness issued pursuant to the Debenture Indenture and approximately $53 million principal amount of guarantees issued pursuant to the Guarantees Indenture.

SCI and certain of its affiliates maintain a deposit account and banking relationship with The Bank of New York. The Bank of New York serves as Trustee under the Senior Indenture pursuant to which unsecured debt securities of SCI are outstanding representing approximately $579.7 million of Senior Indebtedness as of March 31, 1995 and will serve as Property Trustee of the SCI Trusts and Trust Guarantee Trustee (see "Description of Trust Preferred Securities and Trust Guarantees -- Description of Trust Guarantees"). An affiliate of The Bank of New York will serve as the Delaware Trustee of the SCI Trusts.

Pursuant to the Trust Indenture Act, a trustee under an indenture may be deemed to have a conflicting interest, and may, under certain circumstances set forth in the Trust Indenture Act, be required to resign as trustee under such indenture, if the securities issued under such indenture are in default (as such term is defined in such indenture) and the trustee is the trustee under another indenture under which any other securities of the same obligor are outstanding, subject to certain exceptions set forth in the Trust Indenture Act. In such event, the obligor must take prompt steps to have a successor trustee appointed in the manner provided in the indenture from which the trustee has resigned.

Pursuant to the Trust Indenture Act, Texas Commerce Bank, as trustee under the Senior Subordinated Indenture, the Subordinated Indenture, the Debenture Indenture and the Guarantees Indenture, could be required to resign as trustee under one or more of such indentures should a default occur under one or more of such indentures. In such event, the Company would be required to take prompt steps to have a successor trustee or successor trustees appointed in the manner provided in the applicable indenture or indentures.

Pursuant to the Trust Indenture Act, The Bank Of New York, as trustee under the Senior Indenture and the Financing Indenture and Property Trustee of each SCI Trust could be required to resign as trustee under one or more of such Indentures or of an SCI Trust should a default occur on one or more of such Indentures or the applicable Declaration of an SCI Trust. In such event, the Company would be required to take prompt steps to have a successor trustee or successor trustees appointed in the manner in the applicable Indenture or Indentures or SCI Trust.

                          DESCRIPTION OF COMMON STOCK
GENERAL
The authorized capital stock of the Company consists of 1,000,000 shares of Preferred Stock and 200,000,000 shares of Common Stock. As of May 31, 1995, the Company had outstanding 96,090,042 shares of Common Stock, and 25,493,041 shares were reserved for future issuance. No shares of Preferred Stock were outstanding on such date.

The following description of the Common Stock does not purport to be complete and is qualified in its entirety by reference to applicable provisions of Texas law, the Company's Restated Articles of Incorporation, as amended (the "Articles of Incorporation"), the Company's Bylaws (the "Bylaws"), and the Rights Agreement dated as of July 18, 1988, as amended (the "Rights Agreement"), between the Company and Society National Bank, as successor agent thereunder (the "Rights Agent").

COMMON STOCK

Subject to the prior rights of holders of shares of the Preferred Stock, the holders of shares of Common Stock (i) are entitled to such dividends as may be declared by the Board of Directors of the Company out of funds legally available therefor; (ii) are entitled to one vote per share; (iii) have no preemptive or conversion rights; (iv) are not subject to, or entitled to the benefits of, any redemption or sinking fund provision; and (v) are entitled upon liquidation to receive the assets of the Company remaining after the payment of corporate debts and the satisfaction of liquidation preference of the Preferred Stock. Voting is non-cumulative. The outstanding shares of Common Stock are fully paid and non-assessable.

Under the terms of certain credit agreements between the Company and certain banks, there are certain restrictions upon the payment of cash dividends on, and repurchase of, the Common Stock. To date, such restrictions have not affected the Company's ability to declare regular quarterly cash dividends.

The Transfer Agent and Registrar for the Common Stock is Society National Bank, Houston, Texas.

CERTAIN PROVISIONS AFFECTING CONTROL OF THE COMPANY

The Articles of Incorporation contain various provisions that may be deemed to have an anti-takeover effect. These provisions include the following: (i) the requirement of a four-fifths vote of outstanding shares of capital stock (a) to approve the merger of consolidation of the Company, or the exchange by the Company of its securities, with a holder of 10% or more of the Company's capital stock, (b) to remove directors with or without cause and (c) to amend or repeal any of these provisions; (ii) the creation of a classified Board of Directors consisting of three classes; (iii) the establishment of a minimum of nine and a maximum of 15 directors; (iv) the ability of the directors, by four-fifths vote, to remove a director subject to a majority vote of the shareholders; and (v) the right of directors to fill vacancies on the board without the approval of shareholders.

SHAREHOLDER RIGHTS PLAN

On July 18, 1988, the Board of Directors of the Company (i) declared a dividend of one preferred share purchase right (a "Right") for each share of Common Stock outstanding at the close of business on July 28, 1988 (the "Record Date") and
(ii) provided that one Right will be issued with each share of Common Stock that shall become outstanding after the Record Date and prior to the earliest of the Distribution Date (as hereinafter defined), the date the Rights are redeemed or the date the Rights expire. Each Right entitles the registered holder to purchase from the Company one one-hundred fiftieth interest in a share of Series C Junior Participating Preferred Stock, $1.00 par value (a "Preferred Share"), of the Company, at a price of $56 2/3 per one-hundred fiftieth interest (the "Purchase Price"), upon the terms and subject to the conditions set forth in the Rights Agreement.

Until the earlier of (i) ten days after a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 20% or more of the Common Stock outstanding or (ii) ten business days after the commencement of, or public announcement of, a tender or exchange offer the consummation of which would result in beneficial ownership by a person or group of 20% or more of the Common Stock outstanding (the earlier of such dates being called the "Distribution Date"), the Rights are evidenced, with respect to any certificate for Common Stock outstanding as of the Record Date, by such certificate together with a copy of a summary of rights and, with respect to any certificate for Common Stock issued after the Record Date and before the Distribution Date (or earlier redemption or expiration of the Rights), by such certificate, which will bear notation incorporating the Rights Agreement by reference.

Until the Distribution Date (or earlier redemption or expiration of the Rights),
(i) the Rights will be transferred with and only with the Common Stock and (ii) the surrender for transfer of any certificate for Common Stock will also constitute the surrender for transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date and will expire on July 28, 1998, unless extended or earlier redeemed by the Company as described below.

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment to prevent dilution in the event of certain actions taken by the Company.

If the Company is acquired in a merger or other business combination or 50% or more of its consolidated assets or earning power is sold, each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Exercise Price (defined below) of the Right, that number of shares of common stock of the Acquiring Person that, at the time of such transaction, will have a market value of two times the exercise price of the Right. If any person becomes an Acquiring Person, each holder of a Right, other than the Acquiring Person, will thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundred fiftieths of a Preferred Share for which a Right is then exercisable (the "Exercise Price"), and in lieu of Preferred Shares, such number of shares of Common Stock as shall equal the result obtained by dividing the Exercise Price by 50% of the then current market price per share of Common Stock at the date such person becomes an Acquiring Person.

Under certain circumstances, after a person becomes an Acquiring Person, the Board of Directors of the Company may exchange the Rights (other than Rights owned by the Acquiring Person, which are void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

At any time before a person has become an Acquiring Person, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, subject to adjustment (the "Redemption Price"). Immediately upon the action of the Board of Directors to redeem the Rights, the Company will announce the redemption, the right to exercise the Rights will terminate, and the only right of the holders of Rights will be to receive the Redemption Price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company since the Board of Directors may, at its option, at any time prior to the time a person has become an Acquiring Person, redeem all but not less than all the then outstanding Rights at the Redemption Price.

                         DESCRIPTION OF PREFERRED STOCK
GENERAL

Under the Articles of Incorporation, SCI has the authority to issue 1,000,000 shares of Preferred Stock. The Preferred Stock may be divided into such amounts and issued from time to time in one or more series as may be fixed and determined by the Board of Directors. The relative rights and preferences among each series of Preferred Stock shall be such as are provided in any resolutions adopted by the Board of Directors providing for the issue of such series of Preferred Stock (each such resolution, a "Directors' Resolution"). The Board of Directors is authorized to fix and determine such variations and the relative rights and preferences as between series as shall be stated in a Directors' Resolution. The preemptive rights of shareholders of Preferred Stock to acquire authorized but unissued shares, or to acquire treasury shares, is expressly denied. There are no shares of any series of Preferred Stock currently outstanding. However, in connection with the adoption of the Company's shareholders' rights plans the Company has designated and reserved for issuance, upon exercise of rights granted to its shareholders, 600,000 shares of Series C Junior Participating Preferred Stock.

The Preferred Stock may be issued or sold to such persons and for such consideration as may be determined from time to time by the Board of Directors and, whether or not convertible into Common Stock, need not first be offered to the holders of Common Stock, and when issued such shares of Preferred Stock shall be considered fully paid and non-assessable.

The following summaries of certain provisions of the Preferred Stock do not purport to be complete and are subject, and are qualified in their entirety by reference, with respect to any particular series of Preferred Stock, to the description of the terms thereof included in the applicable Prospectus Supplement and to the applicable provisions of Texas law, the Articles of Incorporation and the Bylaws. The accompanying Prospectus Supplement with respect to any series of Preferred Stock will set forth the following terms:

(i)   The designation of such series;

(ii)  The number of shares constituting such series;

(iii) The rate of dividends;

(iv) The price at and the terms and conditions on which shares of such series may be redeemed;

(v) The amount payable upon shares of such series in the event of involuntary liquidation;

(vi) The amount payable upon shares of each series in the event of voluntary liquidation;

(vii) Sinking fund provisions for the redemption or purchase of such series;

(viii) The terms and conditions on which shares of such series may be converted; and

(ix) Any special rights of the shares of such series (and the accompanying Prospectus Supplement may state that any of the terms set forth herein is inapplicable to such series).

DIVIDENDS

The Preferred Stock of each series will be entitled to receive dividends, when and as declared by the Board of Directors, at the rate and on such other terms and conditions as may be fixed for such series, in preference to dividends on the Common Stock or on other shares of capital stock of the Company ranking junior to the Preferred Stock as to dividends ("Junior Stock").

DIVIDEND PREFERENCE

Subject to such further conditions or restrictions as may be imposed in any Directors' Resolution, so long as any shares of Preferred Stock are outstanding, the Company will not declare or pay any dividend, in cash or stock or otherwise (other than dividends payable in shares of Junior Stock), on any shares of Junior Stock or make any distribution upon or purchase or redeem or otherwise acquire for a valuable consideration any shares of Junior Stock (i) unless all dividends for Preferred Stock for all past dividend periods will have been paid or declared and a sum sufficient for the payment thereof set apart for payment and be in the process of payment, and the full dividend thereon for the current dividend period will have been paid or declared, and (ii) unless, as to each series of the Preferred Stock for which a sinking fund will have been provided, the Company will have retired the number of shares of Preferred Stock of such series required to have been retired for the sinking fund or otherwise will have met the obligations of said sinking fund.

REDEMPTION

Subject to such further conditions or restrictions as may be imposed in any Directors' Resolution, the shares of any series of Preferred Stock will be subject to redemption in whole or in part at the applicable redemption price as provided for such series on the terms and conditions and upon notice as set forth in the applicable Prospectus Supplement.

Notice of any such redemption will be given to each holder of shares being called, either personally or by mail, not less than 20 nor more than 50 days before the date fixed for redemption. If mailed, such notice will be deemed to be delivered when deposited in the United States mail addressed to the shareholder at the address as it appears on the stock transfer book of the Company, with postage thereon prepaid.

If less than all outstanding shares of the series are to be redeemed, the shares to be redeemed will be selected for redemption ratably or by lot in such manner as may be prescribed by resolution of the Board of Directors. The notice of redemption will set forth the designation of the series of which the shares to be redeemed constitute a part, the date fixed for redemption, the redemption price, the place at which the shareholders may obtain payment of the redemption price upon the surrender of their respective share certificates and will include a statement with respect to the existence of any right of conversion with respect to the shares to be redeemed and the period within which such right may be exercised.

The Company may, on or prior to the date fixed for redemption of any shares of Preferred Stock, deposit with any bank or trust company in Texas, or any bank or trust company in the United States, duly appointed and acting as transfer agent for the Company, as a trust fund, a sum sufficient to redeem shares called for redemption with irrevocable instructions and authority to such bank or trust company to give or complete the notice of redemption thereof and to pay, on or after the date fixed for such redemption, to the respective holders of the shares as evidenced by a list of holders, the redemption price upon the surrender of their respective share certificates. Thereafter, from and after the date fixed for redemption, such shares will be redeemed and dividends thereon will cease to accrue after such date fixed for redemption. Such deposit will be deemed to constitute full payment of such shares to their holders. Thereafter, such shares will no longer be deemed to be outstanding, and the holders thereof will cease to be shareholders with respect to such shares, and will have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of such shares without interest, upon the surrender of their respective certificates therefor, and any right to convert such shares which may exist. In case the holders of such shares will not, within six years after such deposit, claim the amount deposited for redemption thereof, such bank or trust company will upon demand pay over to the Company the balance of such amounts so deposited to be held in trust in such bank or trust company and such trust company thereupon will be relieved of all responsibility to the holders thereof.

Any shares of Preferred Stock which are redeemed or purchased by the Company and cancelled will be restored to the status of authorized but unissued shares and may be reissued as shares of another series.

VOTING

The holders of the Preferred Stock together with the holders of the Common Stock, all voting as one class, will possess voting power for the election of directors and for all other purposes, subject to such limitations as may be imposed by law and by any provision of the Articles of Incorporation. In the exercise of its voting power, the Preferred Stock will be entitled to one vote for each share held.

SPECIAL DIRECTORS

Whenever, at any time or times, dividends payable on any series of Preferred Stock are in arrears in an aggregate amount equivalent as to such series to six full dividends, there will be vested in the holders of shares of all outstanding Preferred Stock, voting as one class and with one vote for each share, the right to elect two directors of the Company. Such right of the holders of Preferred Stock to vote for the election of two directors may be exercised at any annual meeting or at any special meeting called for such purpose, or at any reconvened meeting after an adjournment thereof, until all arrearages and dividends on the outstanding shares of Preferred Stock have been paid in full or declared and funds sufficient for the payment thereof deposited in trust, and when so paid or provided for, then such right will cease. So long as such right to vote continues, the Secretary of the Company may call, and upon written request of the holders of record of ten per cent or more of the outstanding Preferred Stock, addressed to the Secretary at the principal office of the Company, will call a special meeting of the holders of Preferred Stock for the election of such two directors. Such meeting will be held within 50 days after delivery of such request to such Secretary, at the place and upon the notice provided by law and in the Bylaws for the holding of meeting of its shareholders. If at any such meeting or any reconvened meeting after an adjournment thereof the holders of at least a majority of the then outstanding shares of Preferred Stock then entitled to vote in such election are present or represented by proxy, then, by vote of the holders of at least a majority of all such shares of Preferred Stock present or represented in such meeting, the then authorized number of directors of the Company will be increased by two, and the holders of such shares of Preferred Stock will be entitled to elect such two additional directors. Directors so elected will serve until the next annual meeting or until their successors are elected and will qualify; provided, that whenever all arrearages and dividends on all outstanding shares of Preferred Stock have been paid or declared and funds sufficient for the payment thereof deposited in trust, the term of the office of the persons so elected as directors will forthwith terminate, and the number of the whole Board of Directors of the Company will be reduced accordingly. In case of any vacancy occurring among the directors so elected, the remaining director who has been so elected may appoint a successor to hold office for the unexpired term of the director whose place is vacant. If both directors so elected by the holders of the Preferred Stock cease to serve as directors before their term expires, the holders of Preferred Stock then outstanding may, at a special meeting of such holders called as provided in the Articles of Incorporation, elect successors to hold office for the unexpired terms of the directors whose places are vacant. In any vote for directors as provided in the Articles of Incorporation, each share of Preferred Stock will be entitled to vote.

APPROVAL OF CHANGES

The Company will not, without the approval (by vote at a meeting or by consent in writing) of the holders of at least two-thirds of the outstanding shares of Preferred Stock and subject to the provisions in the Articles of Incorporation with respect to certain additional supermajority voting requirements:

(i) Amend or repeal any provision of, or add any provision to the Articles of Incorporation or Bylaws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Stock;

(ii) Authorize or create shares of any class of stock having any preference or priority as to dividends, assets or other characteristics superior to the Preferred Stock, or authorize or create shares of stock of any class or any bonds, indentures, notes or other obligations convertible into or exchangeable for or having option or rights to purchase, any shares of stock having any such preference or priority;

(iii) Reclassify any Junior Stock into Preferred Stock or into shares having any preference or priority as to dividends, assets or any other characteristics superior to the Preferred Stock; or

(iv) Increase the aggregate number of authorized shares of Preferred Stock or create a new class of shares having rights and preferences equal to the shares of Preferred Stock.

LIQUIDATION PREFERENCE

In the event of any liquidation, dissolution or winding up of the Company, the Preferred Stock of each series shall be entitled to payment of such amount or amounts in preference to any payment on Junior Stock as shall be provided in the Directors' Resolution providing for the issuance of such shares of Preferred Stock. In any such event, if the assets available for distribution shall be insufficient to permit payment of the full preferential amount to all holders of Preferred Stock, then distribution shall be made ratably among such holders according to the amount due to each.

                        DESCRIPTION OF DEPOSITARY SHARES

The description set forth below of certain provisions of the Deposit Agreement (defined below) and of the Depositary Shares and Depositary Receipts (as defined below) does not purport to be complete and is subject to and qualified in its entirety by reference to the forms of Deposit Agreement and Deposit Receipt relating to the Preferred Stock, included as exhibits to the Registration Statement of which this Prospectus is a part.

GENERAL

SCI may, at its option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. If such option is exercised, SCI will issue receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between SCI and a bank or trust company selected by SCI having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Preferred Stock Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion and liquidation rights).

The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement (the "Depositary Receipts"). Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the offering.

Pending the preparation of definitive Depositary Receipts, the Preferred Stock Depositary may, upon the written order of SCI or any holder of deposited Preferred Stock, execute and deliver temporary Depositary Receipts which are substantially identical to, and entitle the holders thereof to all the rights pertaining to, the definitive Depositary Receipts. Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at SCI's expense.

DIVIDENDS AND OTHER DISTRIBUTIONS

The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received in respect of the deposited Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders.

In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto. If the Preferred Stock Depositary determines that it is not feasible to make such distribution, it may, with the approval of SCI, sell such property and distribute the net proceeds from such sale to such holders.

REDEMPTION OF STOCK

If a series of Preferred Stock represented by Depositary Shares is to be redeemed, the Depositary Shares will be redeemed from the proceeds received by the Preferred Stock Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Preferred Stock Depositary. The Depositary Shares will be redeemed by the Preferred Stock Depositary at a price per Depositary Share equal to the applicable fraction of the redemption price per share payable in respect of the shares of Preferred Stock so redeemed. Whenever SCI redeems shares of Preferred Stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same date the number of Depositary Shares representing shares of Preferred Stock so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by the Preferred Stock Depositary by lot or pro rata or by any other equitable method as may be determined by the Preferred Stock Depositary.

WITHDRAWAL OF STOCK

Any holder of Depositary Shares may, upon surrender of the Depositary Receipts at the corporate trust office of the Preferred Stock Depositary (unless the related Depositary Shares have previously been called for redemption), receive the number of whole shares of the related series of Preferred Stock and any money or other property represented by such Depositary Receipts. Holders of Depositary Shares making such withdrawals will be entitled to receive whole shares of Preferred Stock on the basis set forth in the related Prospectus Supplement for such series of Preferred Stock, but holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such Preferred Stock under the Deposit Agreement or to receive Depositary Receipts therefor. If the Depositary Shares surrendered by the holder in connection with such withdrawal exceed the number of Depositary Shares that represent the number of whole shares of Preferred Stock to be withdrawn, the Preferred Stock Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

VOTING DEPOSITED PREFERRED STOCK

Upon receipt of notice of any meeting at which the holders of any series of deposited Preferred Stock are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such series of Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the relevant series of Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder's Depositary Shares. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote the amount of such series of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and SCI will agree to take all reasonable actions that may be deemed necessary by the Preferred Stock Depositary to enable the Preferred Stock Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holder of Depositary Shares representing such Preferred Stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between SCI and the Preferred Stock Depositary. However, any amendment that materially and adversely alters the rights of the holders of the Depositary Shares representing Preferred Stock of any series will not be effective unless such amendment has been approved by the holders of at least the amount of the Depositary Shares then outstanding representing the minimum amount of Preferred Stock of such series necessary to approve any amendment that would materially and adversely affect the rights of the holders of the Preferred Stock of such series. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such Depositary Receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. The Deposit Agreement automatically terminates if
(i) all outstanding Depositary Shares have been redeemed; (ii) each share of Preferred Stock has been converted into other preferred stock or Common Stock or has been exchanged for debt securities; or (iii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of SCI and such distribution has been distributed to the holders of the Depositary Shares.

CHARGES OF PREFERRED STOCK DEPOSITARY

SCI will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. SCI will pay all charges of the Preferred Stock Depositary in connection with the initial deposit of the relevant series of Preferred Stock and any redemption of such Preferred Stock. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges or expenses as are expressly provided in the Deposit Agreement to be for their accounts.

RESIGNATION AND REMOVAL OF PREFERRED STOCK DEPOSITARY

The Preferred Stock Depositary may resign at any time by delivering to SCI notice of its election to do so, and SCI may at any time remove the Preferred Stock Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Stock Depositary and its acceptance of such appointment. Such successor Preferred Stock Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,0000.

MISCELLANEOUS

The Preferred Stock Depositary will forward all reports and communications from SCI which are delivered to the Preferred Stock Depositary and which SCI is required to furnish to the holders of the deposited Preferred Stock.

Neither the Preferred Stock Depositary nor SCI will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The obligations of SCI and the Preferred Stock Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares, Depositary Receipts or shares of Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

                      DESCRIPTION OF COMMON STOCK WARRANTS

The Company may issue Common Stock Warrants (which may be titled either "options" or "warrants") for the purchase of Common Stock. The Common Stock Warrants may be issued independently or together with any Securities offered by any Prospectus Supplement and may be attached to or separate from such Securities. Each series of Common Stock Warrants will be issued under a separate warrant agreement (a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as Warrant Agent, all as set forth in the Prospectus Supplement relating to the particular issue of offered Common Stock Warrants. The Warrant Agent will act solely as an agent of the Company in connection with certificates representing Common Stock Warrants (the "Common Stock Warrant Certificates") and will not assume any obligation or relationship of agency or trust for or with any holders of Common Stock Warrant Certificates or beneficial owners of Common Stock Warrants. The form of Warrant Agreement, including the form of Common Stock Warrant Certificate representing the Common Stock Warrants, is filed as an exhibit to the Registration Statement to which this Prospectus pertains. The following summaries of certain provisions of the form of Warrant Agreement and Common Stock Warrant Certificate do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreement and the Common Stock Warrant Certificate.

GENERAL

Reference is made to the accompanying Prospectus Supplement relating to the Common Stock Warrants, if Common Stock Warrants are offered, for the following terms of the Common Stock Warrants:

(i) the offering price;

(ii) the number of shares of Common Stock purchasable upon exercise of each such Common Stock Warrant and the price at which such number of shares of Common Stock may be purchased upon such exercise;

(iii) the date on which the right to exercise such Common Stock Warrants shall commence and the date on which such right shall expire (the "Expiration Date"); and

(iv) any other terms of such Common Stock Warrants (and the accompanying Prospectus Supplement may state that any of the terms set forth herein is inapplicable to such series).

Common Stock Warrants for the purchase of Common Stock will be offered and exercisable for U.S. dollars only and will be in registered form only.

Common Stock Warrant Certificates may be exchanged for new Common Stock Warrant Certificates of different denominations, may (if in registered form) be presented for registration or transfer, and may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of any Common Stock Warrants, holders of such Common Stock Warrants will not have any rights of holders of the Common Stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the Common Stock purchasable upon such exercise or to exercise any applicable right to vote.

EXERCISE OF COMMON STOCK WARRANTS

Each Common Stock Warrant will entitle the holder thereof to purchase such shares of Common Stock at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the offered Common Stock Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company) unexercised Common Stock Warrants will become void.

Common Stock Warrants may be exercised by delivering to the Warrant Agent payment as provided in the applicable Prospectus Supplement of the amount required to purchase the Common Stock purchasable upon such exercise together with certain information set forth on the reverse side of the Common Stock Warrant Certificate. Common Stock Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt, within five business days, of the Common Stock Warrant Certificate evidencing such Common Stock Warrants. Upon receipt of such payment and the Common Stock Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, issue and deliver the Common Stock purchasable upon such exercise. If fewer than all of the Common Stock Warrants represented by such Common Stock Warrant Certificate are exercised, a new Common Stock Warrant Certificate will be issued for the remaining amount of Common Stock Warrants.

AMENDMENTS AND SUPPLEMENTS TO WARRANT AGREEMENT

The Warrant Agreement for a series of Common Stock Warrants may be amended or supplemented without the consent of the holders of the Common Stock Warrants issued thereunder to effect changes that are not inconsistent with the provisions of the Common Stock Warrants and that do not adversely affect the interests of the holders of the Common Stock Warrants.

COMMON STOCK WARRANT ADJUSTMENTS

Unless otherwise indicated in the applicable Prospectus Supplement, the exercise price of, and the number of shares of Common Stock covered by, a Common Stock Warrant are subject to adjustment in certain events, including: (i) the issuance of Common Stock as a dividend or distribution on the Common Stock; (ii) subdivisions and combinations of the Common Stock; (iii) the issuance to all holders of Common Stock of certain rights or warrants entitling them to subscribe for or purchase Common Stock within 45 days after the date fixed for the determination of the shareholders entitled to receive such rights or warrants, at less than the current market price (as defined in the Warrant Agreement for such series of Common Stock Warrants); and (iv) the distribution to all holders of Common Stock of evidences of indebtedness or assets of the Company (excluding certain cash dividends and distributions described below) or rights or warrants (excluding those referred to above). If the Company shall distribute any rights or warrants to acquire capital stock pursuant to clause
(iv) above (the "Capital Stock Rights"), pursuant to which separate certificates representing such Capital Stock Rights will be distributed subsequent to the initial distribution of such Capital Stock Rights (whether or not such distribution shall have occurred prior to the date of the issuance of a series of Common Stock Warrants), such subsequent distribution shall be deemed to be the distribution of such Capital Stock Rights; provided that the Company may, in lieu of making any adjustment in the exercise price of, and the number of shares of Common Stock covered by, a Common Stock Warrant upon a distribution of separate certificates representing such Capital Stock Rights, make proper provision so that each holder of such a Common Stock Warrant who exercises such Common Stock Warrant (or any portion thereof) (a) before the record date for such distribution of separate certificates shall be entitled to receive upon such exercise shares of Common Stock issued with Capital Stock Rights and (b) after such record date and prior to the expiration, redemption or termination of such Capital Stock Rights shall be entitled to receive upon such exercise, in addition to the shares of Common Stock issuable upon such exercise, the same number of such Capital Stock Rights as would a holder of the number of shares of Common Stock that such Common Stock Warrant so exercised would have entitled the holder thereof to acquire in accordance with the terms and provisions applicable to the Capital Stock Rights if such Common Stock Warrant was exercised immediately prior to the record date for such distribution. Common Stock owned by or held for the account of the Company or any majority owned subsidiary shall not be deemed outstanding for the purpose of any adjustment required pursuant to clause (iv) of this paragraph.

No adjustment in the exercise price of, and the number of shares of Common Stock covered by, a Common Stock Warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from retained earnings. No adjustment will be required unless such adjustment would require a change of at least 1% in the exercise price then in effect; provided that any such adjustment not so made will be carried forward and taken into account in any subsequent adjustment; and provided further that any such adjustment not so made shall be made no later than three years after the occurrence of the event requiring such adjustment to be made or carried forward. Except as stated above, the exercise price of, and the number of shares of Common Stock covered by, a Common Stock Warrant will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock, or securities carrying the right to purchase any of the foregoing.

In the case of (i) a reclassification or change of the Common Stock, (ii) a consolidation or merger involving the Company or (iii) a sale or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, in each case as a result of which holders of the Company's Common Stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such Common Stock, the holders of the Common Stock Warrants then outstanding will be entitled thereafter to convert such Common Stock Warrants into the kind and amount of shares of stock and other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such Common Stock Warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

             DESCRIPTION OF FINANCING SUBORDINATED DEBT SECURITIES
                         AND FINANCING DEBT GUARANTEES

Financing Subordinated Debt Securities may be issued from time to time in one or more series under an Indenture (the "Financing Indenture"), to be entered into among SCI, Financing and The Bank of New York, as Trustee (the "Financing Debt Trustee"). The terms of the Financing Subordinated Debt Securities will include those stated in the Financing Indenture and those made part of the Financing Indenture by reference to the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Financing Indenture, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Whenever particular provisions or defined terms in the Financing Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section and Article references used herein are references to provisions of the Financing Indenture unless otherwise noted.

GENERAL

The Financing Subordinated Debt Securities will be unsecured, subordinated obligations of Financing. The Financing Indenture does not limit the aggregate principal amount of Financing Subordinated Debt Securities that may be issued thereunder and provides that the Financing Subordinated Debt Securities may be issued from time to time in one or more series. The Financing Subordinated Debt Securities are issuable in one or more series pursuant to an indenture supplement to the Financing Indenture or a resolution of each of the respective Boards of Directors of Financing and SCI or a special committee thereof (each, a "Financing Supplemental Indenture").

Reference is made to the Prospectus Supplement which will accompany this Prospectus, if Financing Subordinated Debt Securities are offered, for the following terms of the series of Financing Subordinated Debt Securities being offered thereby: (i) the specific title of such Financing Subordinated Debt Securities, (ii) any limit on the aggregate principal amount of such Financing Subordinated Debt Securities, (iii) the date or dates on which the principal of such Financing Subordinated Debt Securities is payable and the right, if any, to extend such date or dates; (iv) the rate or rates at which such Financing Subordinated Debt Securities will bear interest or the method of determination of such rate or rates; (v) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (vi) the right, if any, to extend the interest payment periods and the duration of such extension; (vii) the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Financing Subordinated Debt Securities may be redeemed, in whole or in part, at the option of Financing; (viii) the right and/or obligation, if any, of Financing to redeem or purchase such Financing Subordinated Debt Securities pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period or periods for which, the price or prices at which, and the terms and conditions upon which, such Financing Subordinated Debt Securities shall be redeemed or purchased, in whole or part, pursuant to such right and/or obligation; (ix) the terms and conditions, if any, upon which such Financing Subordinated Debt Securities may be converted into shares of SCI Common Stock or exchanged for shares of a series of Preferred Stock, including the conversion or exchange price and the circumstances under which any such conversion or exchange right shall expire; (x) the terms of subordination (unless issued to an SCI Trust, in which case the terms of subordination shall be as set forth below under "-- Provisions Applicable to Financing Subordinated Debt Securities Issued to SCI Trusts"), (xi) the form of such Financing Subordinated Debt Securities; (xii) if other than denominations of $25 or any integral multiple thereof, the denominations in which such Financing Subordinated Debt Securities shall be issuable; (xiii) any and all other terms with respect to such series; and (xiv) whether such Financing Subordinated Debt Securities are issuable as a global security, and in such case, the identity of the depositary. Unless otherwise set forth in the applicable Prospectus Supplement, if a series of Financing Subordinated Debt Securities are issued to an SCI Trust in connection with the issuance of Trust Securities by an SCI Trust, such series of Financing Subordinated Debt Securities shall have the terms set forth in "-- Provisions Applicable to Financing Subordinated Debt Securities Issued to SCI Trusts" below.

The Financing Indenture does not contain any provisions that afford holders of Financing Subordinated Debt Securities protection in the event of a highly leveraged transaction involving SCI or Financing.

DESCRIPTION OF FINANCING DEBT GUARANTEES

The Financing Indenture provides that SCI will fully and unconditionally guarantee on a subordinated basis (the "Financing Debt Guarantees") the due and punctual payment of the principal, premium, if any, and interest on the Financing Subordinated Debt Securities when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. Since SCI is a holding company, the right of SCI and, hence, the right of creditors of SCI (including the holders of the SCI Financing Subordinated Debt Securities) to participate in any distribution of the assets of any subsidiaries of SCI, whether upon liquidation, reorganization, or otherwise, is subject to prior claims of creditors of the subsidiary, except to the extent that claims of SCI itself as a creditor of a subsidiary may be recognized.

SUBORDINATION

The Financing Subordinated Debt Securities will be subordinated and junior in right of payment to certain other indebtedness of Financing, and the Financing Debt Guarantees will be subordinated and junior in right of payment to certain other indebtedness of SCI, in each case, to the extent set forth in the Prospectus Supplement that will accompany this Prospectus. If a series of Financing Subordinated Debt Securities are issued to an SCI Trust in connection with the issuance of Trust Securities by an SCI Trust, such series of Financing Subordinated Debt Securities and the Financing Debt Guarantees will be subordinated and junior in right of payment to the extent set forth in "-- Provisions Applicable to Financing Subordinated Debt Securities Issued to a SCI Trusts" below.

PROVISIONS APPLICABLE TO FINANCING SUBORDINATED DEBT SECURITIES ISSUED TO SCI TRUSTS

If a series of Financing Subordinated Debt Securities are issued to an SCI Trust or a trustee of such SCI Trust in connection with the issuance of Trust Securities by such SCI Trust, the following description will apply to such series of the Financing Subordinated Debt Securities and the related Financing Debt Guarantees unless otherwise set forth in the applicable Prospectus Supplement.

General. Under certain circumstances involving the dissolution of an SCI Trust following the occurrence of a Tax Event, Financing Subordinated Debt Securities may be distributed to the holders of the Trust Securities in liquidation of an SCI Trust. See "Description of the Trust Preferred Securities and Trust Guarantees -- Tax Event Redemption or Distribution."

If the Financing Subordinated Debt Securities are distributed to the holders of the Trust Preferred Securities, Financing will use its best efforts to have the Financing Subordinated Debt Securities listed on the New York Stock Exchange or on such other national securities exchange or similar organization on which the Trust Preferred Securities are then listed or quoted.

If Financing Subordinated Debt Securities are distributed to holders of Trust Preferred Securities in liquidation of such holders' interests in an SCI Trust, such Financing Subordinated Debt Securities will initially be issued as a Financing Global Security (defined below). As described herein, under certain limited circumstances, Financing Subordinated Debt Securities may be issued in certificated form in exchange for a Financing Global Security. See
"-- Book-Entry and Settlement" below. If Financing Subordinated Debt Securities are issued in certificated form, such Financing Subordinated Debt Securities will be in denominations set forth in the applicable Prospectus Supplement and may be transferred or exchanged at the offices described below. Payments on Financing Subordinated Debt Securities issued as a Financing Global Security will be made to DTC, a successor depositary thereof or, if no depositary is used, to a paying agent for the Financing Subordinated Debt Securities. If Financing Subordinated Debt Securities are issued in certificated form, principal and interest will be payable, the transfer of the Financing Subordinated Debt Securities will be registrable, and Financing Subordinated Debt Securities will be exchangeable for Financing Subordinated Debt Securities of other denominations of a like aggregate principal amount at the corporate trust office of the Financing Debt Trustee in New York, New York; provided that, payment of interest may be made at the option of Financing by check mailed to the address of the persons entitled thereto.

Subordination. The Financing Supplemental Indenture in respect of the applicable series of Financing Subordinated Debt Securities issued to an SCI Trust will provide that the Financing Subordinated Debt Securities are subordinated and junior in right of payment to all Senior Indebtedness of Financing and that the Financing Debt Guarantees are subordinated in right of payment to all Senior Indebtedness of SCI. No payment of principal (including redemption and sinking fund payments), premium, if any, or interest on the Financing Subordinated Debt Securities and no payment under the Financing Debt Guarantees may be made (i) if any Senior Indebtedness of Financing or SCI, as the case may be, is not paid when due, (ii) any applicable grace period with respect to such default has ended, and such default has not been cured or waived or ceased to exist, or
(iii) if the maturity of any Senior Indebtedness of Financing or SCI, as the case may be, has been accelerated because of a default. Upon any distribution of assets of Financing or SCI to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of Financing or SCI, as the case may be, must be paid in full before the holders of Financing Subordinated Debt Securities are entitled to receive or retain any payment. The rights of the holders of the Financing Subordinated Debt Securities and the Financing Debt Guarantees to receive payments or distributions applicable to the Financial Subordinated Debt Securities or the Debt Guarantees, as the case may be, will be subrogated to the rights of the holders of Senior Indebtedness of Financing or SCI, as the case may be, to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Senior Indebtedness, are paid in full. In addition, the Financing Subordinated Debt Securities and the Financing Debt Guarantees issued to any SCI Trust will rank at least pari passu with all other subordinated debt securities and debt guarantees issued under the Financing Indenture to other SCI Trusts or to other trusts, partnerships or other entities affiliated with Financing, in connection with an issuance of securities similar to the Trust Preferred Securities. The Financing Debt Guarantees will rank pari passu with SCI's guarantee of SCI Limited's obligations under the Loans.

For purposes of Financing Subordinated Debt Securities issued to an SCI Trust, the term "Senior Indebtedness" means, with respect to Financing or SCI, as the case may be, (i) the principal, premium, if any, and interest in respect of (a) indebtedness of such obligor, for money borrowed and (b) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor, (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of such obligor for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction,
(v) all obligations of the type referred to in clauses (i) through (iv) of this paragraph of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise, (vi) all obligations of the type referred to in clauses (i) through (v) of this paragraph of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor) and (vii) any Subordinated Indebtedness of the Company of as of the date of this Prospectus, except for (a) any such indebtedness of the Company issued after the date of this Prospectus that is by its terms subordinated to or pari passu with the Financing Subordinated Debt Securities or Financing Debt Guarantees, as the case may be,
(b) any indebtedness between or among such obligor or its affiliates, including all other debt securities and guarantees in respect of those debt securities (including guarantees), issued to (1) any other financing trust or a trustee of such trust and (2) any other SCI Trust, or a trustee of such trust, partnership or other entity affiliated with Financing that is a financing vehicle of Financing (a "financing entity") in connection with the issuance by such financial entity of Trust Preferred Securities or other securities that rank pari passu with, or junior to, the Trust Preferred Securities and (c) any guarantee by of the LLC Preferred Securities of the SCI Limited's obligations under the Loans. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by Financing.

Optional Redemption. Financing shall have the right to redeem the Financing Subordinated Debt Securities, in whole or in part, from time to time, on or after the date set forth in the applicable Prospectus Supplement, or at any time in certain circumstances upon the occurrence of a Tax Event as described under "Description of Trust Preferred Securities and Trust Guarantees -- Tax Event Redemption or Distribution," upon not less than 30 nor more than 60 days notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest, if any, to the redemption date. If a partial redemption of the Trust Preferred Securities resulting from a partial redemption of the Financing Subordinated Debt Securities would result in the delisting of the Trust Preferred Securities, Financing may only redeem the Financing Subordinated Debt Securities in whole.

Interest. Each Financing Subordinated Debt Security shall bear interest at the rate set forth on the applicable Prospectus Supplement from the original date of issuance, payable quarterly in arrears on the dates set forth in the applicable Prospectus Supplement (each an "Interest Payment Date"), to the person in whose name such Financing Subordinated Debt Security is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. If the Financing Subordinated Debt Securities shall not continue to remain in book-entry only form, Financing shall have the right to select record dates, which shall be more than one Business Day prior to the Interest Payment Date.

The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed per 30-day month. If any date on which interest is payable on the Financing Subordinated Debt Securities is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

Option to Extend Maturity Date. The maturity date of the Financing Subordinated Debt Securities will be set forth in the applicable Prospectus Supplement (the "Scheduled Maturity Date"). Financing, however, may, before the Scheduled Maturity Date, extend such maturity date no more than one time for up to an additional 19 years from the Scheduled Maturity Date; provided, that (i) Financing is not in bankruptcy or otherwise insolvent, (ii) Financing is not in default on any Financing Subordinated Debt Securities issued to an SCI Trust or to any trustee of such trust in connection with an issuance of Trust Securities by such SCI Trust, (iii) Financing has made timely payments on the Financing Subordinated Debt Securities for the immediately preceding six quarters without deferrals, (iv) an SCI Trust is not in arrears on payments of distributions on the Trust Preferred Securities, (v) the Financing Subordinated Debt Securities are rated Investment Grade by any one of Standard & Poor's Corporation, Moody's Investors Service, Inc., Fitch Investor Services, Duff & Phelps Credit Rating Company or any other nationally recognized statistical rating organization, and
(vi) the final maturity of such Financing Subordinated Debt Securities is not later than the 49th anniversary of the issuance of the Trust Preferred Securities. Pursuant to the Declaration of such SCI Trust, the Regular Trustee is required to give notice of Financing's election to extend the Scheduled Maturity Date to the holders of the Trust Preferred Securities.

Option to Extend Interest Payment Period. Financing shall have the right at any time, and from time to time, during the term of the Financing Subordinated Debt Securities to defer payments of interest by extending the interest payment period for a period (the "Extension Period") not exceeding 20 consecutive quarters, at the end of which Extension Period, Financing shall pay all interest then accrued and unpaid (including any Additional Interest, as herein defined) together with interest thereon compounded quarterly at the rate specified for the Financing Subordinated Debt Securities to the extent permitted by applicable law ("Compound Interest"); provided, that, during any such Extension Period, (i) Financing and SCI shall not, and SCI shall cause any subsidiary of SCI that is not a wholly owned subsidiary of SCI not to, declare or pay dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock or the capital stock of any such subsidiary or make any payment in respect of any capital stock of any affiliate of SCI guaranteed by SCI or any of its subsidiaries; provided, further, that the foregoing shall not prevent or delay (a) the acquisition of any Trust Preferred Securities or LLC Preferred

Securities upon the conversion thereof into SCI Common Stock, (b) the distribution of Financing Subordinated Debt Securities upon the occurrence of a Tax Event as described under "Description of Trust Preferred Securities and Trust Guarantees -- Tax Event Redemption or Distribution," (c) the redemption by the Company of the Rights in accordance with the Rights Agreement and any reacquisition by the Company of any of its stock issued in any acquisition as a result of a purchase price adjustment or settlement of breach of warranties in connection with such acquisition, (d) the redemption of the LLC Preferred Securities upon the occurrence of any LLC Tax Event as described under "Description of the LLC Preferred Securities and LLC Guarantees -- Tax Event Redemption," (e) acquisitions of shares of SCI Common Stock in connection with the satisfaction by SCI or any of its majority owned subsidiaries of its obligations under any employee benefit plans or the satisfaction by SCI of its obligations pursuant to any put contract requiring SCI to purchase shares of SCI Common Stock, (f) as a result of a reclassification of capital stock or the exchange or conversion of one class or series of capital stock for another class or series of capital stock and (g) the purchase of fractional interests in shares of capital stock pursuant to conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (ii) Financing and SCI shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Financing or SCI that rank pari passu with or junior to the Financing Subordinated Debt Securities and the Financing Debt Guarantees, or make any payment in respect of any guarantee of indebtedness of any other person that ranks pari passu with or junior to the Financing Subordinated Debt Securities or the Financing Debt Guarantees; provided, that the foregoing shall not prevent or delay the acquisition of any Financing Subordinated Debt Securities upon conversion of the Trust Preferred Securities into SCI Common Stock." Prior to the termination of any such Extension Period, Financing may further defer payments of interest by extending the interest payment period; provided, that, such Extension Period, including all such previous and further extensions, may not exceed 20 consecutive quarters. Upon the termination of any Extension Period and the payment of all amounts then due, Financing may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable. Financing has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Financing Subordinated Debt Securities. If the Property Trustee shall be the sole holder of the Financing Subordinated Debt Securities and Financing Debt Guarantees, Financing shall give the Regular Trustee and the Property Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Trust Preferred Securities are payable or (ii) the date the Regular Trustee is required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Trust Preferred Securities of the record date or the date such distribution is payable. The Regular Trustee shall give notice of Financing's selection of such Extension Period to the holders of the Trust Preferred Securities. If the Property Trustee shall not be the sole holder of the Financing Subordinated Debt Securities, Financing shall give the holders of the Financing Subordinated Debt Securities notice of its selection of such Extension Period 10 Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date upon which Financing is required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Financing Subordinated Debt Securities of the record or payment date of such related interest payment.

Additional Interest. If at any time an SCI Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, Financing will pay as additional interest ("Additional Interest") such additional amounts as shall be required so that the net amounts received and retained by an SCI Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts an SCI Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

Indenture Events of Default. If any Indenture Event of Default shall occur and be continuing, the Property Trustee, as the holder of the Financing Subordinated Financing Debt Securities and the Financing Debt Guarantees, will have the right to declare the principal of and the interest on the Financing Subordinated Debt Securities (including any Compound Interest and Additional Interest, if any) and any other amounts payable under the Financing Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Financing Subordinated Debt Securities. See "-- Events of Default." An Indenture Event of

Default also constitutes a Declaration Event of Default. The holders of Trust Preferred Securities in certain circumstances have the right to direct the Property Trustee to exercise its rights as the holder of the Financing Subordinated Debt Securities. See "Description of Trust Preferred Securities and Trust Guarantees -- Declaration Events of Default" and "Description of Trust Preferred Securities and Trust Guarantees -- Voting Rights."

Book-Entry and Settlement. If distributed to holders of Trust Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of an SCI Trust as a result of the occurrence of a Tax Event, the Financing Subordinated Debt Securities will be issued in the form of one or more global certificates (each a "Financing Global Security") registered in the name of the depositary or its nominee. Except under the limited circumstances described below, Financing Subordinated Debt Securities represented by the Financing Global Security will not be exchangeable for, and will not otherwise be issuable as, Financing Subordinated Debt Securities in definitive form. The Financing Global Securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Financing Global Security.

Except as provided below, owners of beneficial interests in such a Financing Global Security will not be entitled to receive physical delivery of Financing Subordinated Debt Securities in definitive form and will not be considered the holders (as defined in the Financing Indenture) thereof for any purpose under the Financing Indenture, and no Financing Global Security representing Financing Subordinated Debt Securities shall be exchangeable, except for another Financing Global Security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the depositary or if such person is not a participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

The Depositary. If Financing Subordinated Debt Securities are distributed to holders of Trust Preferred Securities in liquidation of such holders' interests in an SCI Trust, The Depositary Trust Company ("DTC") will act as securities depositary for the Financing Subordinated Debt Securities. For a description of DTC and the specific terms of the depositary arrangements, see "Description of Trust Preferred Securities and Trust Guarantees -- Book-Entry Only Issuance." As of the date of this Prospectus Supplement, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Trust Preferred Securities apply in all material respects to any debt obligations represented by one or more Financing Global Securities held by DTC. Financing may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depository for the Financing Global Securities.

None of Financing, any SCI Trust, the Financing Debt Trustee, any paying agent or any other agent of Financing or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Financing Global Security for such Financing Subordinated Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Discontinuance of the Depositary's Services. A Financing Global Security shall be exchangeable for Financing Subordinated Debt Securities registered in the names of persons other than the depositary or its nominee only if (i) the depositary notifies Financing that it is unwilling or unable to continue as a depositary for such Financing Global Security and no successor depositary shall have been appointed, (ii) the depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) Financing, in its sole discretion, determines that such Financing Global Security shall be so exchangeable or (iv) there shall have occurred an Event of Default with respect to such Financing Subordinated Debt Securities. Any Financing Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Financing Subordinated Debt Securities registered in such names as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its Participants with respect to ownership of beneficial interests in such Financing Global Security.

Miscellaneous. The Financing Indenture will provide that Financing will pay all fees and expenses related to (i) the offering of the Trust Securities and the Financing Subordinated Debt Securities, (ii) the organization, maintenance and dissolution of an SCI Trust, (iii) the retention of the Financing Debt Trustees and (iv) the enforcement by the Property Trustee of the rights of the holders of the Trust Preferred Securities. The payment of such fees and expenses will be fully and unconditionally guaranteed by Financing.

CERTAIN COVENANTS

The Financing Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such SCI Trust upon the occurrence of certain events relating to such Trust Securities. See "Description of Trust Preferred Securities and Trust Guarantees." Only one series of Financing Subordinated Debt Securities will be issued to an SCI Trust or a trustee of such trust in connection with the issuance of Trust Securities by such SCI Trust. If (i) there shall have occurred any event that would constitute an Event of Default with respect to such Financing Subordinated Debt Securities, (ii) SCI shall be in default with respect to its payment of any obligations under its related guarantee of Trust Preferred Securities or Trust Common Securities or (iii) Financing shall have given notice of its election to defer payments on the Financing Subordinated Debt Securities by extending the interest payment period as provided in the Financing Indenture and such period, or any extension, shall be continuing, then
(a) neither SCI nor Financing shall, and SCI shall cause any subsidiary of SCI that is a wholly owned subsidiary of SCI not to, declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of it's capital stock or any capital stock of such subsidiary or make any payment in respect of any capital stock of any affiliate of SCI guaranteed by SCI or any of its subsidiaries; provided, that the foregoing shall not prevent or delay (1) the acquisition of any Trust Preferred Securities or LLC Preferred Securities upon the conversion thereof into SCI Common Stock, (2) the distribution of Financing Subordinated Debt Securities upon the occurrence of a Tax Event as described under "Description of Trust Preferred Securities and Trust Guarantees -- Tax Event Redemption or Distribution," (3) the redemption by the Company of the Rights in accordance with the Rights Agreement and any reacquisition by the Company of any of its stock issued in any acquisition as a result of a purchase price adjustment or settlement of breach of warranties in connection with such acquisition, (4) the redemption of the LLC Preferred Securities upon the occurrence of any LLC Tax Event as described under "Description of the LLC Preferred Securities and LLC Guarantees -- Tax Event Redemption," (5) acquisitions of shares of SCI Common Stock in connection with the satisfaction by SCI or any of its majority owned subsidiaries of its obligations under any employee benefit plans or the satisfaction by SCI of its obligations pursuant to any put contract requiring SCI to purchase shares of SCI Common Stock, (6) as a result of a reclassification of capital stock or the exchange or conversion of one class or series of capital stock for another class or series of capital stock, and (7) the purchase of fractional interests in shares of capital stock pursuant to conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (b) SCI and Financing shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by SCI or Financing that rank pari passu with or junior to the Financing Subordinated Debt Securities or the Financing Debt Guarantees, or make any payment in respect of any guarantee of any indebtedness of any other person that ranks pari passu with or junior to such Financing Subordinated Debt Securities or such Financing Debt Guarantee; provided, that the foregoing shall not prevent or delay the acquisition of any Financing Subordinated Debt Securities upon conversion of the Trust Preferred Securities into SCI Common Stock

For so long as such Trust Securities remain outstanding, SCI will covenant (i) to directly or indirectly maintain 100% ownership of the Common Securities of such SCI Trust; provided, that any permitted successor of SCI under the Financing Indenture may succeed to SCI's ownership of such Common Securities,
(ii) to use its reasonable efforts to cause such SCI Trust (a) to remain a statutory business trust, except in connection with the distribution of Financing Subordinated Debt Securities to the holders of Trust Securities in liquidation of such SCI Trust, the redemption of all of the Trust Securities of such SCI Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such SCI Trust, and (b) to otherwise continue not to be classified as an association taxable as a corporation or partnership for United States federal income tax purposes and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Financing Subordinated Debt Securities.

CONVERSION RIGHTS

If a series of Financing Subordinated Debt Securities is issued to an SCI Trust and is convertible into SCI Common Stock, the following description of conversion rights shall apply unless otherwise set forth in the applicable Prospectus Supplement.

Conversion into SCI Common Stock. The Financing Subordinated Debt Securities will be convertible into SCI Common Stock at the option of the holders of the Financing Subordinated Debt Securities at any time on or before the earlier of the Conversion Expiration Date or the Conversion Expiration Date of the Financing Subordinated Debt Securities (as defined herein) at the initial conversion price set forth in the applicable Prospectus Supplement, subject to the conversion price adjustments described under "Description of the Trust Preferred Securities and Trust Guarantees -- Conversion Rights." The procedures for conversion of the Financing Subordinated Debt Securities for SCI Common Stock will be as described under "Description of the Trust Preferred Securities and Trust Guarantees -- Conversion Rights." Prior to the Conversion Expiration Date of the Financing Subordinated Debt Securities, a holder of Financing Subordinated Debt Securities may surrender such Securities, together with an irrevocable conversion notice, for conversion to the Conversion Agent, which will then convert the surrendered Subordinated Debt Securities, or the portion thereof to be converted, into shares of SCI Common Stock at the then applicable conversion price. No fractional shares will be issued upon conversion. In lieu thereof, cash will be paid by SCI based upon the Current Market Price of SCI Common Stock on the date the conversion notice was received by the Conversion Agent. Holders of Financing Subordinated Debt Securities may obtain copies of the required form of conversion notice from the Conversion Agent. Financing's delivery to the holders of the Financing Subordinated Debt Securities (through the Conversion Agent or otherwise) of the whole number of shares of SCI Common Stock into which the Financing Subordinated Debt Securities so delivered are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy Financing's obligation to pay the principal amount of such Financing Subordinated Debt Securities, and the accrued and unpaid interest thereon, including any Additional Interest (other than any Additional Amounts), and no payment shall be made for accrued interest, whether or not in arrears. If, however, any Financing Subordinated Debt Security is converted between a record date for the payment of interest and the related interest payment date, the interest payable on such succeeding interest payment date with respect to such Financing Subordinated Debt Security shall be paid despite such conversion. Each conversion will be deemed to have been effected immediately prior to the close of business on the day on which the related conversion notice was received by the Conversion Agent.

On and after the date specified in the applicable Prospectus Supplement, Financing may, at its option, cause the conversion rights of holders of the Financing Subordinated Debt Securities to expire if (i) Financing is then current in the payment of interest (without regard to any extension of the interest payment period) on the Financing Subordinated Debt Securities and (ii) for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the Current Market Price of SCI Common Stock shall have exceeded 120% of the then applicable conversion price of the Financing Subordinated Debt Securities. To exercise its conversion expiration option, SCI must issue a press release for publication on the Dow Jones News Service or on a comparable news service announcing the Conversion Expiration Date of the Financing Subordinated Debt Securities. Financing is also required to give notice by first-class mail to holders of the Financing Subordinated Debt Securities in the manner provided for holders of Trust Preferred Securities under "Description of Trust Preferred Securities and Trust
Guarantees -- Conversion Rights -- Expiration of Conversion Rights." The "Conversion Expiration Date of the Financing Subordinated Debt Securities" will be the close of business on a date selected by Financing which is not less than 30 nor more than 60 calendar days after the date on which such press release is issued; provided, that if Financing has not exercised its conversion expiration option, the Conversion Expiration Date of the Financing Subordinated Debt Securities with respect to any principal amount of Financing Subordinated Debt Securities that is called for redemption will be the close of business on the third Business Day prior to the scheduled date for such redemption and in any other case will be the close of business on the third Business Day prior to the stated maturity date of the Financing Subordinated Debt Securities.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

Financing Subordinated Debt Securities of each series will be issued in registered form and in either certificated form or represented by one or more global securities. If not represented by one or more global securities, Financing Subordinated Debt Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) or exchange, at the office of the registrar for Financing Subordinated Debt Securities (the "Financing Registrar") or at the office of any transfer agent designated by Financing for such purpose with respect to any series of Financing Subordinated Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Financing Indenture. Such transfer or exchange will be effected upon the Financing Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. Financing has appointed the Financing Debt Trustee as Financing Registrar with respect to the Financing Subordinated Debt Securities. If a Prospectus Supplement refers to any transfer agents (in addition to the Financing Registrar) initially designated by Financing with respect to any series of Financing Subordinated Debt Securities, Financing may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that Financing will be required to maintain a transfer agent in each place of payment for such series. Financing may at any time designate additional transfer agents with respect to any series of Financing Subordinated Debt Securities.

In the event of any redemption in part, Financing shall not be required to (i) issue, register the transfer of or exchange any Financing Subordinated Debt Securities during a period beginning at the opening of business 15 days before any selection for redemption of Financing Subordinated Debt Securities of like tenor and of the series of which such Financing Subordinated Debt Securities are a part, and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Financing Subordinated Debt Securities of like tenor and of such series to be redeemed and (ii) register the transfer of or exchange any Financing Subordinated Debt Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Financing Subordinated Debt Securities being redeemed in part.

PAYMENT AND FINANCING PAYING AGENTS

Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and premium (if any) on any Financing Subordinated Debt Securities will be made only against surrender to the paying agent (the "Financing Paying Agent") of such Financing Subordinated Debt Securities. Unless otherwise indicated in an applicable Prospectus Supplement payment, principal of and any premium and interest, if any, on Financing Subordinated Debt Securities will be payable, subject to any applicable laws and regulations, at the office of such Financing Paying Agent or Financing Paying Agents as Financing may designate from time to time, except that at the option of Financing payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Financing Register with respect to such Financing Subordinated Debt Securities. Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on a Financing Subordinated Debt Security on any Interest Payment Date will be made to the person in whose name such Financing Subordinated Debt Security (or predecessor security) is registered at the close of business on the Regular Record Date for such interest payment.

Financing will act as Financing Paying Agent with respect to the Financing Subordinated Debt Securities. Financing may at any time designate additional Financing Paying Agents or rescind the designation of any Financing Paying Agents or approve a change in the office through which any Financing Paying Agent acts, except that Financing will be required to maintain a Financing Paying Agent in each place of payment for each series of the respective Financing Subordinated Debt Securities.

All moneys paid by Financing to a Financing Paying Agent for the payment of the principal of or premium or interest, if any, on any Financing Subordinated Debt Securities of any series which remain unclaimed at the end of two years after such principal, premium, if any, or interest shall have become due and payable will be repaid to Financing, and the holder of such Financing Subordinated Debt Securities will thereafter look only to Financing for payment thereof.

FINANCING GLOBAL SECURITIES

If any Financing Subordinated Debt Securities of a series are represented by one or more Financing Global Securities, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such Financing Global Security may exchange such interests for Financing Subordinated Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination. Principal of and any premium and interest on a Financing Global Security will be payable in the manner described in the applicable Prospectus Supplement.

The specific terms of the depositary arrangement with respect to any portion of a series of Financing Subordinated Debt Securities to be represented by a Financing Global Security will be described in the applicable Prospectus Supplement.

MODIFICATION OF THE FINANCING INDENTURE

The Financing Indenture contains provisions permitting SCI, Financing and the Financing Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Financing Subordinated Debt Securities of each series which are affected by the modification, to modify the Financing Indenture or any supplemental indenture affecting that series or the rights of the holders of that series of Financing Subordinated Debt Securities; provided that no such modification may, without the consent of the holder of each outstanding Financing Subordinated Debt Security affected thereby, (i) extend the fixed maturity of any Financing Subordinated Debt Securities of any series, it being understood that any extension of the maturity of the Financing Subordinated Debt Securities in accordance with the provisions described in "-- Provisions Applicable to Financing Subordinated Debt Securities Issued to SCI Trusts -- Option to Extend Maturity Date," shall not be deemed an extension of the fixed maturity of the Financing Subordinated Debt Securities for the purposes of this provision) or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, it being understood that any extension of the time to pay interest on the Financing Subordinated Debt Securities in accordance with the provisions described in "-- Provisions Applicable to Financing Subordinated Debt Securities Issued to SCI
Trusts -- Option to Extend Interest Payment Period," shall not be deemed an extension of the time of payment of interest on the Financing Subordinated Debt Securities for the purposes of this provision) or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Financing Subordinated Debt Security so affected, (ii) reduce the percentage of Financing Subordinated Debt Securities, the holders of which are required to consent to any such supplemental indenture without the consent of the holders of each then outstanding Financing Subordinated Debt Security affected thereby, or (iii) make any change that adversely affects the right to convert any Financing Subordinated Debt Security or make any change to the terms and provisions (including related definitions) governing the right to convert the Financing Subordinated Debt Securities in any manner that adversely affects the rights of the holders thereof.

In addition, SCI, Financing and the Financing Debt Trustee may execute, without the consent of any holder of Financing Subordinated Debt Securities, any supplemental indenture for certain other usual purposes including the creation of any new series of Financing Subordinated Debt Securities.

EVENTS OF DEFAULT

The Financing Indenture provides that any one or more of the following described events which has occurred and is continuing constitutes an "Event of Default" with respect to each series of Financing Subordinated Debt Securities:

(i) failure for 30 days to pay interest on the Financing Subordinated Debt Securities of that series, including any Additional Interest in respect thereof, when due; provided, that a valid extension of the interest payment period by Financing shall not constitute a default in the payment of interest for this purpose;

(ii) failure to pay principal or premium, if any, on the Financing Subordinated Debt Securities of that series when due whether at maturity, upon redemption by declaration or otherwise, or to make any sinking fund payment with respect to that series; provided, that a valid extension of the maturity of such Financing Subordinated Debt Securities shall not constitute a default for this purpose;

(iii) failure to provide SCI Common Stock upon a conversion of Financing Subordinated Debt Securities;

(iv) failure to observe or perform any other covenant (other than those specifically relating to another series) contained in the Financing Indenture for 90 days after written notice to Financing from the Financing Debt Trustee or the holders of at least 25% in principal amount of the outstanding Financing Subordinated Debt Securities of that series;

(v) certain events in bankruptcy, insolvency or reorganization of SCI or Financing; or

(vi) if Financing Subordinated Debt Securities are issued to an SCI Trust or a SCI Trustee of such SCI Trust in connection with the issuance of Trust Securities by such SCI Trust, the voluntary or involuntary dissolution, winding-up or termination of such SCI Trust, except in connection with the distribution of Financing Subordinated Debt Securities to the holders of Trust Securities in liquidation of such SCI Trust, the redemption of all of the Trust Securities of such SCI Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such SCI Trust.

The holders of a majority in aggregate outstanding principal amount of any series of the Financing Subordinated Debt Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Financing Debt Trustee for that series. The Financing Debt Trustee or the holders of not less than 25% in aggregate outstanding principal amount of any particular series of the Financing Subordinated Debt Securities may declare the principal due and payable immediately on default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of such series may annul such declaration and waive the default with respect to such series if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the Financing Debt Trustee.

The holders of a majority in aggregate outstanding principal amount of any series of the Financing Subordinated Debt Securities affected thereby may, on behalf of the holders of all the Financing Subordinated Debt Securities of such series, waive any past default, except (i) a default in the payment of principal, premium, if any, or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the Financing Debt Trustee) or a default in the obligation to issue SCI Common Stock upon the conversion of the Financing Subordinated Debt Securities,
(ii) a default in the covenant of each of Financing, SCI and certain of its subsidiaries not to declare or pay dividends on, or redeem, purchase or acquire any of its capital stock during an interest deferral period (except as permitted by such covenant), or (iii) a default in the covenant of Financing or SCI to defer interest payments on all Financing Subordinated Debt Securities held by the other SCI Trusts during such interest deferral period and not to make any payment in respect of any indebtedness incurred or guaranteed by Financing or SCI ranking pari passu with or junior to the Financing Subordinated Debt Securities or the Financing Debt Guarantees (except as permitted by such covenant).

CONSOLIDATION, MERGER AND SALE

The Financing Indenture does not contain any covenant that restricts the ability of SCI or Financing to merge or consolidate with or into any other corporation, sell or convey all or substantially all of its assets to any person, firm or corporation or otherwise engage in restructuring transactions.

DEFEASANCE AND DISCHARGE

Financing may discharge or defease its obligations with respect to each series of Financing Subordinated Debt Securities as set forth below.

Financing may discharge all of its obligations (except those set forth below) to holders of any series of Financing Subordinated Debt Securities issued under the Financing Indenture, which Financing Subordinated Debt Securities have not already been delivered to the Financing Debt Trustee for cancellation and which either have become due and payable or are by their terms due and payable within one year (or are to be called for redemption within one year) by depositing with the Financing Debt Trustee cash or U.S. Government Obligations, or a combination thereof, as trust funds in an amount certified to be sufficient to pay when due the principal of and premium, if any, and interest, if any, on all outstanding Financing Subordinated Debt Securities of such series and to make any mandatory sinking fund payments thereon when due.

Unless otherwise provided in the applicable Prospectus Supplement, Financing may also discharge at any time all of its obligations (except those set forth below) to holders of any series of Financing Subordinated Debt Securities issued under the Financing Indenture (other than convertible Financing Subordinated Debt Securities) ("defeasance") if, among other things: (i) Financing irrevocably deposits with the Financing Debt Trustee cash or U.S. Government Obligations, or a combination thereof, as trust funds in an amount certified to be sufficient to pay the principal of and premium, if any, and interest, if any, on all outstanding Financing Subordinated Debt Securities of such series when due and to make any mandatory sinking fund payments thereon when due, and such funds have been so deposited for 91 days; (ii) such deposit will not result in a breach or violation of, or cause a default under, any agreement or instrument to which Financing is a party or by which it is bound; and (iii) Financing delivers to the Financing Debt Trustee an opinion of counsel to the effect that the holders of such series of Financing Subordinated Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance, and that such defeasance will not otherwise alter the United States federal income tax treatment of principal and interest payments on such series of Financing Subordinated Debt Securities. Such opinion of counsel must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of the Financing Indenture relating to the Financing Subordinated Debt Securities of such series, since such a result would not occur under current tax law.

In the event of such discharge and defeasance of a series of Financing Subordinated Debt Securities, the holders thereof would be entitled to look only to such trust funds for payment of the principal of and any premium and interest on such Financing Subordinated Debt Securities.

Notwithstanding the foregoing, no discharge or defeasance described above shall affect the following obligations to or rights of the holders of any series of Financing Subordinated Debt Securities: (i) rights of registration of transfer and exchange of Financing Subordinated Debt Securities of such series; (ii) rights of substitution of mutilated, defaced, destroyed, lost or stolen Financing Subordinated Debt Securities of such series; (iii) rights of holders of Financing Subordinated Debt Securities of such series to receive payments of principal thereof and interest, if any, thereon when due and to receive mandatory sinking fund payments, if any, thereon when due from the trust funds held by the Financing Debt Trustee; (iv) the rights, obligations, duties and immunities of the Financing Debt Trustee; (v) the rights of holders of Financing Subordinated Debt Securities of such series as beneficiaries with respect to property deposited with the Financing Debt Trustee payable to all or any of them; (vi) the obligations of Financing to maintain an office or agency in respect of Financing Subordinated Debt Securities of such series; and (vii) if applicable, the obligations of the Company with respect to the conversion of Financing Subordinated Debt Securities of such series into SCI Common Stock.

GOVERNING LAW

The Financing Indenture, the Financing Subordinated Debt Securities and the Financing Debt Guarantees will be governed by, and construed in accordance with, the internal laws of the State of Texas.

INFORMATION CONCERNING THE FINANCING DEBT TRUSTEE

The Financing Debt Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Financing Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Financing Debt Trustee is under no obligation to exercise any of the powers vested in it by the Financing Indenture at the request of any holder of Financing Subordinated Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Financing Debt Trustee is not required to expand or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Financing Debt Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

SCI and certain of its affiliates, including Financing, maintain a deposit account and banking relationship with the Financing Debt Trustee. The Financing Debt Trustee serves as Trustee under the Senior Indenture pursuant to which unsecured debt securities of SCI are outstanding representing approximately $579.7 million of Senior Indebtedness as of March 31, 1995 and will serve as Property Trustee of the SCI Trusts and Trust Guarantee

Trustee (see "Description of Trust Preferred Securities and Trust
Guarantees -- Description of Trust Guarantees"). An affiliate of the Financing Debt Trustee will serve as the Delaware Trustee of the SCI Trusts.

Pursuant to the Trust Indenture Act, a trustee under an Indenture may be deemed to have a conflicting interest, and may under certain circumstances set forth in the Trust Indenture Act, be required to resign as trustee under such Indenture, if the securities issued under such Indenture are in default (as such terms defined in such Indenture) and the trustee is the trustee under another Indenture under which any other securities the same obligor are outstanding, subject to certain exceptions set forth in the Trust Indenture Act. In such event, the obligor must take prompt steps to have a successor trustee appointed in the manner provided in the Indenture from which the trustee has resigned.

Pursuant to the Trust Indenture Act, The Bank Of New York, as trustee under the Senior Indenture and the Financing Indenture and Property Trustee of each SCI Trust could be required to resign as trustee under one or more of such Indentures or of an SCI Trust should a default occur on one or more of such Indentures or the applicable Declaration of an SCI Trust. In such event, the Company would be required to take prompt steps to have a successor trustee or successor trustees appointed in the manner in the applicable Indenture or Indentures or SCI Trust.

MISCELLANEOUS

Financing and SCI will have the right at all times to assign any of their respective rights or obligations under the Financing Indenture to a direct or indirect wholly owned subsidiary of SCI; provided that, in the event of any such assignment, Financing and SCI, as the case may be, will remain liable for all of their respective obligations. Subject to the foregoing, the Financing Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Financing Indenture provides that it may not otherwise be assigned by the parties thereto.

         DESCRIPTION OF TRUST PREFERRED SECURITIES AND TRUST GUARANTEES

GENERAL

Each SCI Trust may issue only one series of Trust Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each SCI Trust authorizes the Regular Trustees of such SCI Trust to issue on behalf of such SCI Trust one series of Trust Preferred Securities and one series of Trust Common Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act.

The Trust Preferred Securities will have such terms, including distributions, redemption, voting, conversion, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act. Reference is made to any Prospectus Supplement relating to the Trust Preferred Securities of an SCI Trust for specific terms, including (i) the distinctive designation of such Trust Preferred Securities, (ii) the number of Trust Preferred Securities issued by such SCI Trust, (iii) the annual distribution rate (or method of determining such rate) for Trust Preferred Securities issued by such SCI Trust and the date or dates upon which such distributions shall be payable (provided, that distributions on such Trust Preferred Securities shall be payable on a quarterly basis to holders of such Trust Preferred Securities as of a record date in each quarter during which such Trust Preferred Securities are outstanding), (iv) whether distributions on Trust Preferred Securities issued by such SCI Trust shall be cumulative, and, in the case of Trust Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Trust Preferred Securities issued by such SCI Trust shall be cumulative, (v) the amount or amounts which shall be paid out of the assets of such SCI Trust to the holders of Trust Preferred Securities of such SCI Trust upon voluntary or involuntary dissolution, winding-up or termination of such SCI Trust, (vi) the terms and conditions, if any, under which Trust Preferred Securities of such SCI Trust series may be converted into shares of Common Stock, including the conversion price per share and the circumstances, if any, under which any such conversion right shall expire, (vii) the terms and conditions, if any, under which Trust Preferred Securities of such SCI Trust may be exchanged for shares of a series of Preferred Stock or Depositary Shares representing Preferred Stock, (viii) the terms and conditions, if any, upon which the related series of the applicable Financing Subordinated Debt

Securities may be distributed to holders of Trust Preferred Securities of such SCI Trust, (ix) the obligation, if any, of such SCI Trust to purchase or redeem Trust Preferred Securities issued by such SCI Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which Trust Preferred Securities issued by such SCI Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation, (x) the voting rights, if any, of Trust Preferred Securities issued by such SCI Trust in addition to those required by law, including the number of votes per Trust Preferred Security and any requirement for the approval by the holders of Trust Preferred Securities, or of Trust Preferred Securities issued by one or more SCI Trusts, or of both, as a condition to specified action or amendments to the Declaration of such SCI Trust, and (xi) any other relevant rights, preferences, privileges, limitations or restrictions of Trust Preferred Securities issued by such SCI Trust consistent with the Declaration of such SCI Trust or with applicable law. All Trust Preferred Securities offered hereby will be guaranteed by SCI to the extent set forth below under "-- Description of Trust Guarantees." Pursuant to the Declaration, the Property Trustee will own the Financing Subordinated Debt Securities purchased by each SCI Trust for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by an SCI Trust, and payments upon redemption of Trust Preferred Securities or liquidation of an SCI Trust, are guaranteed (the "Trust Guarantees") by SCI to the extent described under "-- Description of Trust Guarantees." The Trust Guarantees will be held by the Bank of New York, the Guarantee Trustee, for the benefit of the holders of the Trust Preferred Securities. The Trust Guarantee does not cover payment of distributions when an SCI Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Trust Preferred Securities is to vote to appoint a special Regular Trustee and to direct the Property Trustee to enforce the Property Trustee's rights under the applicable Financing Subordinated Debt Securities. See "-- Voting Rights." Certain federal income tax considerations applicable to an investment in Trust Preferred Securities will be described in the Prospectus Supplement relating thereto.

In connection with the issuance of Trust Preferred Securities, each SCI Trust will also issue one series of Trust Common Securities. The Declaration of each SCI Trust authorizes the Regular Trustee of such trust to issue on behalf of such SCI Trust one series of Trust Common Securities having such terms including distributions, conversion, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Trust Common Securities issued by an SCI Trust will be substantially identical to the terms of the Trust Preferred Securities issued by such SCI Trust, and the Trust Common Securities will rank pari passu, and payments will be made thereon pro rata with the Trust Preferred Securities except that, upon an event of default under the Declaration, the rights of the holders of the Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. Except in certain limited circumstances, the Trust Common Securities will also carry the right to vote and to appoint, remove or replace any of the SCI Trustees of an SCI Trust. All of the Trust Common Securities of an SCI Trust will be directly or indirectly owned by SCI.

DISTRIBUTIONS

Distributions on the Trust Preferred Securities of the applicable SCI Trust will be fixed at a rate per annum of the stated liquidation amount per Trust Preferred Security as set forth in the applicable Prospectus Supplement. Distributions in arrears for more than one quarter will bear interest thereon at such rate per annum compounded quarterly. The term "distribution" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

The distribution rate and the distribution payment date and other payment dates for the Trust Preferred Securities of an SCI Trust will correspond to the interest rate and interest payment date and other payment dates on either Financing Subordinated Debt Securities, a series of one of which will be the sole assets of such SCI Trust. As a result, if principal or interest is not paid on such Financing Subordinated Debt Securities and the Financing Debt Guarantees, no amounts will be paid on the Trust Preferred Securities. If Financing does not make principal or interest payments on the Financing Subordinated Debt Securities and SCI does not make payment under the Financing Debt Guarantees, the SCI Trust will not have sufficient funds to make distributions on the Trust Preferred Securities, in which event the Trust Guarantee will not apply to such distributions until such SCI Trust has sufficient funds available therefor.

Financing has the right under the Financing Indenture to defer payments of interest on the Financing Subordinated Debt Securities by extending the interest payment period from time to time on the Financing Subordinated Debt Securities, which, if exercised, would defer quarterly distributions on the Trust Preferred Securities of the SCI Trust holding such Financing Subordinated Debt Securities (though such distributions would continue to accrue with interest since interest would continue to accrue on the Financing Subordinated Debt Securities) during any such extended interest payment period. Such right to extend the interest payment period for the Financing Subordinated Debt Securities is limited a period not exceeding 20 consecutive quarters. If Financing exercises this right, then (i) neither SCI nor Financing shall, and SCI shall cause any subsidiary of SCI that is a wholly owned subsidiary of SCI not to, declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or capital stock of any such subsidiary or make any payment in respect of any capital stock of any affiliate of SCI guaranteed by SCI or any of its subsidiaries; provided, that the foregoing shall not prevent or delay (a) the acquisition of any Trust Preferred Securities or LLC Preferred Securities upon the conversion thereof into SCI Common Stock, (b) the distribution of the Financing Subordinated Debt Securities upon the occurrence of a Tax Event as described under "-- Tax Event Redemption or Distribution" or the exchange of the Trust Preferred Securities for Financing Subordinated Debt Securities upon an Exchange Election as described under "Description of Financing Subordinated Debt Securities and Financing Debt Guarantees -- Conversion Rights -- Exchange of Financing Subordinated Debt Securities," (c) the redemption by the Rights in accordance with the Rights Agreement and any reacquisition by the Company of any of its stock issued in any acquisition as a result of a purchase price adjustment or settlement of breach of warranties in connection with such acquisition, (d) the redemption of the LLC Preferred Securities upon the occurrence of any LLC Tax Event as described under "Description of LLC Preferred Securities and LLC Guarantees -- Tax Event Redemption," (e) acquisitions of shares of SCI Common Stock in connection with the satisfaction by SCI or any of its majority owned subsidiaries of its obligations under any employee benefit plans or the satisfaction by SCI of its obligations pursuant to any put contract requiring SCI to purchase shares of SCI Common Stock, (f) as a result of a reclassification of capital stock or the exchange or conversion of one class or series of capital stock for another class or series of capital stock, and (g) the purchase of fractional interests in shares of capital stock pursuant to conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (ii) neither SCI nor Financing shall make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by SCI or Financing that rank pari passu with or junior to the Financing Subordinated Debt Securities or the Financing Debt Guarantees or make any payment in respect of any guarantee of any indebtedness of any other person that ranks pari passu with or junior to such Financing Subordinated Debt Securities or the Financing Debt Guarantee; provided, that the foregoing shall not prevent or delay the acquisition of any Financing Subordinated Debt Securities upon conversion of the Trust Preferred Securities into SCI Common Stock. Prior to the termination of any such Extension Period, Financing may further extend the interest payment period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters. Upon the termination of any Extension Period and the payment of all amounts then due, SCI may select a new Extension Period, subject to the above requirements. If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Trust Preferred Securities as they appear on the books and records of the applicable SCI Trust on the record date next following the termination of such deferral period.

Distributions on the Trust Preferred Securities of each SCI Trust must be paid on the dates payable to the extent that such SCI Trust has funds available for the payment of such distributions in the Property Account. SCI Trust's funds available for distribution to the holders of the Trust Preferred Securities will be limited to payments received from SCI on the Financing Subordinated Debt Securities or the Financing Debt Guarantee. See "Description of Financing Subordinated Debt Securities and Financing Debt Guarantees." The payment of distributions out of moneys held by such SCI Trust is guaranteed by SCI to the extent set forth under "-- Description of Trust Guarantees".

Distributions on the Trust Preferred Securities will be payable to the holders thereof as they appear on the books and records of the applicable SCI Trust on the relevant record dates, which, as long as the Trust Preferred Securities remain in book-entry only form, will be one Business Day prior to the relevant payment dates. Such distributions will be paid through the Property Trustee who will hold amounts received, from time to time, in respect of the Financing Subordinated Debt Securities in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "-- Miscellaneous -- Book-Entry Only Issuance" below. If the Trust Preferred Securities do not continue to remain in book-entry only form, the Regular Trustees of the applicable SCI Trust shall have the right to select relevant record dates, which shall be more than one Business Day prior to the relevant payment dates. If any date on which distributions are to be made on the Trust Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such record date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in the City of New York (in the state of New York) are permitted or required by any applicable law to close.

CONVERSION RIGHTS

Unless otherwise set forth in the applicable Prospectus Supplement with respect to Trust Preferred Securities of an SCI Trust, the terms and provisions described below shall apply to Trust Preferred Securities that are convertible into SCI Common Stock.

The Trust Preferred Securities will be convertible at any time prior to the Conversion Expiration Date (defined below), at the option of the holders thereof and in the manner described below, into shares of SCI Common Stock at an initial conversion price set forth in the applicable Prospectus Supplement, subject to adjustment as described under "-- Conversion Price Adjustments" below. Whenever SCI issues shares of SCI Common Stock upon conversion of Trust Preferred Securities, SCI will issue, together with each such share of SCI Common Stock, one right entitling the holder thereof, under certain circumstances, to purchase Series C Junior Participating Preferred Stock of SCI (or other securities in lieu thereof) pursuant to the Rights Agreement or any similar rights issued to holders of SCI Common Stock in addition thereto or in replacement thereof, whether or not such Rights shall be exercisable at such time, but only if such Rights are issued and outstanding and held by other holders of SCI Common Stock (or are evidenced by outstanding share certificates representing SCI Common Stock) at such time and have not expired or been redeemed. See "Description of Common Stock -- Shareholder Rights Plan." The terms of the Trust Preferred Security may provide that a holder of a Trust Preferred Security wishing to exercise its conversion right shall surrender such Trust Preferred Security, together with an irrevocable conversion notice, to the Conversion Agent, which shall, on behalf of such holder, exchange such Trust Preferred Security for a principal amount of the Financing Subordinated Debt Securities equal to the stated liquidation preference of the Trust Preferred Security and immediately convert such Financing Subordinated Debt Securities into SCI Common Stock. Holders may obtain copies of the required form of the conversion notice from the Conversion Agent. So long as a book-entry system for the Trust Preferred Securities is in effect, however, procedures for converting the Trust Preferred Securities into shares of SCI Common Stock will differ, as described under "-- Miscellaneous -- Book-Entry-Only Issuance" below.

Holders of Trust Preferred Securities at the close of business on a dividend record date will be entitled to receive any declared distribution on such Trust Preferred Securities with respect to the corresponding distribution payment date notwithstanding the conversion of such Trust Preferred Securities following such distribution record date but prior to such distribution payment date. Except as provided in the immediately preceding sentence, neither Financing nor SCI will make, or be required to make, any payment, allowance or adjustment for accumulated and unpaid distributions, whether or not in arrears, on converted Trust Preferred Securities. SCI will make no payment or allowance for distributions on the shares of SCI Common Stock issued upon such conversion, except to the extent that such shares of SCI Common Stock are held of record on the record date for any such dividends. Each conversion will be deemed to have been effected immediately prior to the close of business on the day on which the related conversion notice was received by the Conversion Agent.

No fractional shares of SCI Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by SCI in cash based on the Current Market Price of the SCI Common Stock on the date the relevant Trust Preferred Securities are surrendered for conversion.

Expiration of Conversion Rights. On and after the date specified in the applicable Prospectus Supplement (the "Expiration Trigger Date"), the applicable SCI Trust may, at its option, cause the conversion rights of holders of Trust Preferred Securities to expire or the Conversion Expiration Date if (i) such SCI Trust has paid in full all accumulated and unpaid distributions (whether or not earned or declared), including Additional Distributions, on the Trust Preferred Securities for all dividend periods terminating on or prior to such date and
(ii) for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the Current Market Price of SCI Common Stock shall have exceeded 120% of the then effective conversion price, subject to adjustment in certain circumstances. To exercise its conversion expiration option, such SCI Trust must issue a press release for publication on the Dow Jones News Service prior to the opening of business on the second trading day after a period in which the conditions in the preceding sentence have been met, but in no event prior to the Expiration Trigger Date. The press release shall specify the Conversion Expiration Date (as determined in the manner set forth below) and provide the conversion price and the Current Market Price of SCI Common Stock, in each case as of the close of business on the trading day next preceding the date of the press release. SCI has the right to cause an SCI Trust to exercise the conversion expiration option described herein.

Notice of the expiration of conversion rights will be given by first-class mail to the holders of Trust Preferred Securities not more than four Business Days after such SCI Trust issues the press release. The "Conversion Expiration Date" will be the close of business on a date selected by such SCI Trust which is not less than 30 nor more than 60 calendar days after the date on which such SCI Trust issues the press release announcing its intention to terminate conversion rights related to the Trust Preferred Securities; provided, that if such SCI Trust has not exercised its conversion expiration option, the Conversion Expiration Date with respect to any Trust Preferred Securities which are called for redemption will be the close of business on the third Business Day prior to the scheduled date for such redemption.

The term "Current Market Price" of SCI Common Stock for any day means the reported last sale price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange Composite Tape, or, if the SCI Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the SCI Common Stock is listed or admitted to trading, or if the SCI Common Stock is not listed or admitted to trading on a national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc., or, if the SCI Common Stock is not quoted or admitted to trading on such quotation system, on the principal quotation system on which the SCI Common Stock is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the SCI Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available in such manner, as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of SCI for that purpose or, if not so available in such manner, as otherwise determined in good faith by such Board of Directors.

Conversion Price Adjustments -- General. The conversion price will be subject to adjustment in certain events including, without duplication: (i) the payment of dividends (and other distributions) payable in SCI Common Stock on any class of capital stock of SCI; (ii) the issuance to all holders of SCI Common Stock of rights (other than Rights) or warrants entitling holders of such rights or warrants to subscribe for or purchase SCI Common Stock at less than the then Current Price (as defined below); (iii) subdivisions and combinations of SCI Common Stock; (iv) the payment of dividends (and other distributions) to all holders of SCI Common Stock consisting of evidences of indebtedness of SCI, securities or capital stock, cash, or assets (including securities, but excluding (a) those dividends, distributions, rights and warrants referred to in clauses (i) and (ii) and Rights, (b) any regular cash dividend that does not exceed the per share amount of the immediately preceding regular cash dividend (as adjusted to reflect stock splits, reverse stock splits and the like and to reflect certain of the other events referred to in this sentence) and (c) any other dividends or distributions (cash or otherwise) if the per share amount thereof, when added to the per share amount of other distributions made in the preceding 12 months (other than those distributions that resulted in a conversion price adjustment and certain other exceptions), does not exceed 15% of the Current Price per share of SCI Common Stock on the trading day immediately preceding the date of declaration of such dividend); and (v) payment to holders of SCI Common Stock in respect of a tender or exchange offer (other than an odd-lot offer) by SCI or any majority owned subsidiary of SCI for SCI Common Stock at a price in excess of 110% of the Current Price per share of SCI Common Stock on the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer. The "Current Price" per share of SCI Common Stock on any date means, subject to certain adjustments, the average of the daily closing prices for the five consecutive trading days selected by SCI commencing not more than 20 trading days before such day or the relevant "ex" date.

Financing from time to time may reduce the conversion price of the Financing Subordinated Debt Securities (and thus the conversion price of the Trust Preferred Securities) by any amount selected by Financing for any period of at least 20 days, in which case Financing shall give at least 15 days' notice of such reduction. Financing may, at its option, make such reductions in the conversion price, in addition to those set forth above, as the Board of Directors of Financing deems advisable to avoid or diminish any income tax to holders of SCI Common Stock (or holders of rights to acquire SCI Common Stock or securities convertible into SCI Common Stock) resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. Certain federal income tax considerations regarding the Trust Preferred Securities will be set forth in the applicable Prospectus Supplement.

No adjustment of the conversion price will be made upon the issuance of any shares of SCI Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of SCI and the investment of additional optional amounts in shares of SCI Common Stock under any such plan, or the issuance of any shares of SCI Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director, or consultant benefit plan, program or agreement of SCI or a subsidiary of SCI or pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the terms of the Financing Subordinated Debt Securities were first established. The distribution or exercise of Rights will not result in an adjustment of the conversion price. There shall also be no adjustment of the conversion price in case of the issuance of any SCI capital stock (or securities convertible into or exchangeable for SCI capital stock), except as specifically described above. If any action would require adjustment of the conversion price pursuant to more than one of the anti-dilution provisions, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to holders of the Trust Preferred Securities. No adjustment in the conversion price will be required unless such adjustment would require an increase or decrease of at least 1% of the conversion price, but any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

Conversion Price Adjustments -- Merger, Consolidation or Sale of Assets of
SCI. If SCI is a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the assets of SCI, recapitalization or reclassification of SCI Common Stock or any compulsory share exchange (each of the foregoing, and any other transaction, being referred to as a "Transaction")), in each case, as a result of which shares of SCI Common Stock shall be converted into the right (i) in the case of any Transaction other than a Transaction involving a Common Stock Fundamental Change (as defined herein), to receive securities, cash or other property, each Trust Preferred Security shall thereafter be convertible into the kind and amount of securities, cash and other property receivable upon the consummation of such Transaction by a holder of that number of shares of SCI Common Stock into which a Trust Preferred Security was convertible immediately prior to such Transaction, or (ii) in the case of a Transaction involving a Common Stock Fundamental Change, to receive common stock of the kind received by holders of SCI Common Stock (but in each case after giving effect to any adjustment discussed below relating to a Fundamental Change if such Transaction constitutes a Fundamental Change). The holders of Trust Preferred Securities will have no voting rights with respect to any Transaction described in this section.

If any Fundamental Change occurs, then the conversion price in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change, each Trust Preferred Security shall be convertible solely into common stock of the kind received by holders of SCI Common Stock as a result of such Common Stock Fundamental Change.

The conversion price in the case of any Transaction involving a Fundamental Change will be adjusted immediately after such Fundamental Change:

        (i) in the case of a Non-Stock Fundamental Change (as defined herein), the conversion price of the Trust Preferred Securities will thereupon become the lower of (a) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments, and (b) the result obtained by multiplying the greater of the Applicable Price (as defined herein) or the then applicable Reference Market Price (as defined herein) by a fraction of which the numerator will be the liquidation preference set forth in the applicable Prospectus Supplement and the denominator will be the redemption price set forth in the applicable Prospectus Supplement set forth below (based on the date such Non-Stock Fundamental Change occurs);

        (ii) in the case of a Common Stock Fundamental Change, the conversion price of the Trust Preferred Securities in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments, will thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator will be the Purchaser Stock Price (as defined herein) and the denominator will be the Applicable Price; provided, that in the event of a Common Stock Fundamental Change in which
     (a) 100% of the value of the consideration received by a holder of SCI Common Stock is common stock of the successor, acquiror, or other third party (and cash, if any, is paid only with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (b) all of the SCI Common Stock will have been exchanged for, converted into, or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror, or other third party, the conversion price of the Trust Preferred Securities in effect immediately prior to such Common Stock Fundamental Change will thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator will be one and the denominator will be the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of SCI Common Stock as a result of such Common Stock Fundamental Change.

In the absence of the Fundamental Change provisions, in the case of a Transaction each Trust Preferred Security would become convertible into the securities, cash, or property receivable by a holder of the number of shares of SCI Common Stock into which such Trust Preferred Security was convertible immediately prior to such Transaction. Thus, in the absence of the Fundamental Change provisions, a Transaction could substantially lessen or eliminate the value of the conversion privilege associated with the Trust Preferred Securities. For example, if SCI were acquired in a cash merger, each Trust Preferred Security would become convertible solely into cash and would no longer be convertible into securities whose value would vary depending on the future prospects of SCI and other factors.

The foregoing conversion price adjustments are designed, in "Fundamental Change" transactions, where all or substantially all the SCI Common Stock is converted into securities, cash, or property and not more than 50% of the value received by the holders of SCI Common Stock consists of stock listed or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the National Market System of the National Association of Securities Dealers, Inc. (a "Non-Stock Fundamental Change," as defined herein), to increase the securities, cash, or property into which each Trust Preferred Security is convertible.

In a Non-Stock Fundamental Change transaction where the initial value received per share of SCI Common Stock (measured as described in the definition of Applicable Price below) is lower than the then applicable conversion price of the Trust Preferred Security but greater than or equal to the Reference Market Price (defined below), the conversion price will be adjusted as described above with the effect that each Trust Preferred Security will be convertible into securities, cash or property of the same type received by the holders of SCI Common Stock in such transaction but in an amount per Trust Preferred Security equal to the amount indicated as the denominator as of the date of such transaction as set forth in clause (i) above with respect to conversion prices for Non-Stock Fundamental Changes.

In a Non-Stock Fundamental Change transaction where the initial value received per share of SCI Common Stock (measured as described in the definition of Applicable Price below) is lower than both the then applicable conversion price of a Trust Preferred Security and the Reference Market Price, the conversion price will be adjusted as described above but calculated as though such initial value had been the Reference Market Price.

In a Fundamental Change transaction where all or substantially all the SCI Common Stock is converted into securities, cash, or property and more than 50% of the value received by the holders of SCI Common Stock consists of listed or National Market System traded common stock (a "Common Stock Fundamental Change," as defined herein), the foregoing adjustments are designed to provide in effect that (i) where SCI Common Stock is converted partly into such common stock and partly into other securities, cash, or property, each Trust Preferred Security will be convertible solely into a number of shares of such common stock determined so that the initial value of such shares (measured as described in the definition of Purchaser Stock Price below) equals the value of the shares of SCI Common Stock into which such Trust Preferred Security was convertible immediately before the transaction (measured as aforesaid) and (ii) where SCI Common Stock is converted solely into such common stock, each Trust Preferred Security will be convertible into the same number of shares of such common stock receivable by a holder of the number of shares of SCI Common Stock into which such Trust Preferred Security was convertible immediately before such transaction.

The term "Applicable Price" in this "-- Conversion Rights" section means (i) in the case of a Non-Stock Fundamental Change in which the holders of the SCI Common Stock receive only cash, the amount of cash received by the holder of one share of SCI Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the Closing Prices (as defined herein) for the SCI Common Stock during the ten consecutive trading days prior to and including the record date for the determination of the holders of SCI Common Stock entitled to receive such securities, cash, or other property in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change or, if there is no such record date, the date upon which the holders of the SCI Common Stock shall have the right to receive such securities, cash, or other property (such record date or distribution date being hereinafter referred to as the "Entitlement Date"), in each case as adjusted in good faith by SCI to appropriately reflect any of the events referred to in clauses (i) through (v) of the first paragraph under "-- Conversion Price Adjustments -- General."

The term "Closing Price" of any common stock on any day means the reported last sale price, regular way, on such day, or, if no such sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the principal national securities exchange on which such common stock is listed or admitted to trading, or if such common stock is not listed or admitted to trading on a national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc., or, if such common stock is not quoted or admitted to trading on such quotation system, on the principal quotation system on which such common stock is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of such common stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Inc., or a similar generally accepted reporting service, or, if not so available in such manner, as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of SCI for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors of SCI.

The term "Common Stock Fundamental Change" in this "-- Conversion Rights" section means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of SCI) of the consideration received by holders of SCI Common Stock consists of common stock that for each of the ten consecutive trading days prior to the Entitlement Date has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the National Market System of the National Association of Securities Dealers, Inc.; provided, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) SCI continues to exist after the occurrence of such Fundamental Change and the outstanding Trust Preferred Securities continue to exist as outstanding Trust Preferred Securities, or (ii) the outstanding Trust Preferred Securities continue to exist as Trust Preferred Securities and convertible into common stock of the successor to SCI.

The term "Fundamental Change" in this "-- Conversion Rights" section means the occurrence of any transaction or event in connection with a plan pursuant to which all or substantially all of the SCI Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive securities, cash or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, or otherwise); provided, that, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of the SCI Common Stock shall be exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash or other property, but the adjustment shall be based upon the highest weighted average per share consideration that a holder of SCI Common Stock could have received in such transactions or events as a result of which more than 50% of the SCI Common Stock shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash or other property.

The term "Non-Stock Fundamental Change" in this "-- Conversion Rights" section means any Fundamental Change other than a Common Stock Fundamental Change.

The term "Purchaser Stock Price" in this "-- Conversion Rights" section means, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for the common stock received in such Common Stock Fundamental Change for the ten consecutive trading days prior to and including the Entitlement Date, as adjusted in good faith by the Board of Directors of Financing to appropriately reflect any of the events referred to in clauses (i) through (v) of the first paragraph under "-- Conversion Price Adjustments -- General."

The term "Reference Market Price" in this "-- Conversion Rights" section means the amount set forth in the applicable Prospectus Supplement (which unless otherwise set forth in the applicable Prospectus Supplement is an amount equal to 66 2/3% of the reported last sale price for SCI Common Stock on the New York Stock Exchange Composite Tape on the date of the accompanying Prospectus Supplement) and in the event of any adjustment to the conversion price other than as a result of a Non-Stock Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the ratio of the Initial Reference Market Price set forth in the accompanying Prospectus Supplement to the initial conversion price.

PROPERTY TRUSTEE, TRANSFER AGENT, REGISTRAR, PAYING AGENT AND CONVERSION AGENT

The Bank of New York will act as Transfer Agent, Registrar and Paying Agent, and Conversion Agent for the Trust Preferred Securities, but the relevant SCI Trust may designate an additional or substitute Transfer Agent, Registrar and Paying Agent, or Conversion Agent. If the Trust Preferred Securities do not remain in book-entry-only form, registration of transfers of Trust Preferred Securities will be effected without charge by or on behalf of such SCI Trust, but upon payment in respect of any tax or other governmental charges which may be imposed in connection therewith (and/or the giving of such indemnity as such SCI Trust may require with respect thereto). Exchanges of Trust Preferred Securities for Financing Subordinated Debt Securities will be effected without charge by or on behalf of such SCI Trust, but upon payment in respect of any tax or other governmental charges which may be imposed (and/or the giving of such indemnity as such SCI Trust may require with respect thereto) in connection with the issuance of any Financing Subordinated Debt Securities in the name of any person other than the registered holder of the Trust Preferred Security for which the Financing Subordinated Debt Security is being exchanged or for any reason other than such exchange. Such SCI Trust will not be required to register or cause to be registered the transfer of Trust Preferred Securities after such Trust Preferred Securities have been called for redemption or exchange.

SCI and certain of its affiliates maintain a deposit account and banking relationship with The Bank of New York. The Bank of New York serves as Trustee under the Senior Indenture pursuant to which unsecured debt securities of SCI are outstanding representing approximately $579.7 million of Senior Indebtedness as of March 31, 1995 and will serve as Property Trustee of the SCI Trusts and Trust Guarantee Trustee (see " -- Description of Trust Guarantees"). An affiliate The Bank of New York will serve as the Delaware Trustee of the SCI Trusts.

Pursuant to the Trust Indenture Act, a trustee under an Indenture may be deemed to have a conflicting interest, and may under certain circumstances set forth in the Trust Indenture Act, be required to resign as trustee under such Indenture, if the securities issued under such Indenture are in default (as such terms defined in such Indenture) and the trustee is the trustee under another Indenture under which any other securities the same obligor are outstanding, subject to certain exceptions set forth in the Trust Indenture Act. In such event, the obligor must take prompt steps to have a successor trustee appointed in the manner provided in the Indenture from which the trustee has resigned.

Pursuant to the Trust Indenture Act, The Bank Of New York, as trustee under the Senior Indenture and the Financing Indenture and Property Trustee of each SCI Trust could be required to resign as trustee under one or more of such Indentures or of an SCI Trust should a default occur on one or more of such Indentures or the applicable Declaration of an SCI Trust. In such event, the Company would be required to take prompt steps to have a successor trustee or successor trustees appointed in the manner in the applicable Indenture or Indentures or SCI Trust.

Mandatory Redemption. Upon the repayment of the Financing Subordinated Debt Securities, whether at maturity or upon redemption, the proceeds from such repayment or payment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Financing Subordinated Debt Securities so repaid or redeemed at the Redemption Price; provided that, holders of Trust Securities shall be given not less than 30 nor more than 60 days notice of such redemption. If fewer than all of the outstanding Trust Preferred Securities are to be redeemed, the Trust Preferred Securities will be redeemed pro rata as described under "-- Miscellaneous -- Book-Entry Only Issuance" below.

TAX EVENT REDEMPTION OR DISTRIBUTION

"Tax Event" means that the Regular Trustees of the applicable SCI Trust shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after such date), there is more than an insubstantial risk that (i) such SCI Trust would be subject to United States federal income tax with respect to income accrued or received on the Financing Subordinated Debt Securities, (ii) interest payable to such SCI Trust on the Financing Subordinated Debt Securities would not be deductible by SCI for United States federal income tax purposes or (iii) such SCI Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges, which change or amendment becomes effective on or after the date of this Prospectus Supplement.

If, at any time, a Tax Event shall occur and be continuing, such SCI Trust shall, except in the limited circumstances described below, be dissolved with the result that the Financing Subordinated Debt Securities with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities, would be distributed to the holders of the Trust Securities in liquidation of such holders' interests in such SCI Trust on a pro rata basis within 90 days following the occurrence of such Tax Event; provided that, such dissolution and distribution shall be conditioned on (i) the Regular Trustees' receipt of an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Trust Securities will not recognize any gain or loss for United States federal income tax purposes as a result of such dissolution and distribution of Financing Subordinated Debt Securities, and (ii) SCI being unable to avoid such Tax Event within such 90 day period by taking some ministerial action or pursuing some other reasonable measure that will have no adverse effect on such SCI Trust, SCI or the holders of the Trust Securities. Furthermore, if after receipt of a Dissolution Tax Opinion by the Regular Trustees of such SCI Trust
(i) SCI has received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that SCI would be precluded from deducting the interest on the Financing Subordinated Debt Securities for United States federal income tax purposes, even after the Financing Subordinated Debt Securities were distributed to the holders of Trust Securities in liquidation of such holders' interests in such SCI Trust as described above, or (ii) the Regular Trustees shall have been informed by such tax counsel that it cannot deliver a No Recognition Opinion to such SCI Trust, Financing shall have the right, upon not less than 30 nor more than 60 days notice, to redeem the Financing Subordinated Debt Securities, in whole or in part, for cash within 90 days following the occurrence of such Tax Event, and, following such redemption, Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Financing Subordinated Debt Securities so redeemed shall be redeemed by such SCI Trust at the Redemption Price on a pro rata basis; provided, that, if at the time there is available to such SCI Trust the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that has no adverse effect on such SCI Trust or the holders of the Trust Securities, such SCI Trust will pursue such measure in lieu of redemption.

If the Financing Subordinated Debt Securities are distributed to the holders of the Trust Preferred Securities of an SCI Trust, SCI will use its best efforts to cause the Financing Subordinated Debt Securities to be listed on the New York Stock Exchange or on such other exchange as the Trust Preferred Securities are then listed.

After the date for any distribution of Financing Subordinated Debt Securities upon dissolution of an SCI Trust, (i) the Trust Preferred Securities will no longer be deemed to be outstanding, (ii) the SCI Trust Depositary (defined below) or its nominee, as the record holder of the Trust Preferred Securities of such SCI Trust, will receive a registered global certificate or certificates representing the applicable Financing Subordinated Debt Securities to be delivered upon such distribution, and (iii) any certificates representing Trust Preferred Securities of such SCI Trust not held by the SCI Trust Depositary or its nominee will be deemed to represent the applicable Financing Subordinated Debt Securities having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on such Trust Preferred Securities until such certificates are presented to SCI or its agent for transfer or reissuance.

There can be no assurance as to the market prices for either the Trust Preferred Securities of an SCI Trust or the Financing Subordinated Debt Securities that may be distributed in exchange for the Trust Preferred Securities of such SCI Trust if a dissolution and liquidation of such SCI Trust were to occur. Accordingly, the Trust Preferred Securities of an SCI Trust that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Financing Subordinated Debt Securities that an investor may receive if a dissolution and liquidation of such SCI Trust were to occur, may trade at a discount to the price that the investor paid to purchase the Trust Preferred Securities.

Redemption Procedures. Each SCI Trust may not redeem fewer than all of the outstanding Trust Preferred Securities unless all accrued and unpaid distributions have been paid on all Trust Preferred Securities of such SCI Trust for all quarterly distribution periods terminating on or prior to the date of redemption.

If an SCI Trust gives a notice of redemption in respect of Trust Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, and if Financing has paid to the Property Trustee of such SCI Trust a sufficient amount of cash in connection with the related redemption or maturity of the Financing Subordinated Debt Securities, then such SCI Trust will irrevocably deposit with the SCI Trust Depositary funds sufficient to pay the applicable Redemption Price and will give the SCI Trust Depositary irrevocable instructions and authority to pay the Redemption Price to the holders of the Trust Preferred Securities. See "Book-Entry Only
Issuance -- The Depository Trust Company." If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Trust Preferred Securities so called for redemption will cease, except the right of the holders of such Trust Preferred Securities to receive the Redemption Price but without interest on such Redemption Price. If any date fixed for redemption of Trust Preferred Securities of such SCI Trust is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. If payment of the Redemption Price in respect of Trust Preferred Securities is improperly withheld or refused and not paid either by such SCI Trust, or by SCI pursuant to the Trust Guarantee, distributions on such Trust Preferred Securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

If fewer than all of the outstanding Trust Preferred Securities of an SCI Trust are to be redeemed, the Trust Preferred Securities will be redeemed pro rata as described below under "Book-Entry Only Issuance -- The Depository Trust Company."

Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), SCI or its subsidiaries may at any time, and from time to time, purchase outstanding Trust Preferred Securities of any SCI Trust by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of an SCI Trust (each a "Liquidation"), the then holders of the Trust Preferred Securities of such SCI Trust will be entitled to receive out of the assets of such SCI Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount per Trust Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Financing Subordinated Debt Securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Preferred Securities have been distributed on a pro rata basis to the holders of the Trust Preferred Securities.

If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because such SCI Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such SCI Trust on the Trust Preferred Securities shall be paid on a pro rata basis. The holders of the Trust Common Securities of each SCI Trust will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Trust Preferred Securities of such SCI Trust, except that if a Declaration Event of Default has occurred and is continuing, the Trust Preferred Securities of such SCI Trust shall have a preference over the Trust Common Securities with regard to such distributions.

Pursuant to its Declaration, each SCI Trust shall terminate (i) upon the expiration of the term of SCI Trust set forth in the applicable Prospectus Supplement, (ii) upon the bankruptcy of SCI or the holder of the Trust Common Securities, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to the holder of the Trust Common Securities or SCI, the filing of a certificate of cancellation with respect to the applicable SCI Trust, or the revocation of the charter of the holder of the Trust Common Securities or SCI and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of Financing Subordinated Debt Securities upon the occurrence of a Tax Event, (v) upon the entry of a decree of a judicial dissolution of the holder of the Trust Common Securities, SCI or SCI Trust, or (vi) upon the redemption of all the Trust Securities.

DECLARATION EVENTS OF DEFAULT

With respect to the Financing Subordinated Debt Securities held by an SCI Trust, an event of default under the Financing Indenture (an "Indenture Event of Default") will constitute an event of default under the Declaration of such SCI Trust with respect to the Trust Securities (a "Declaration Event of Default"); provided that, pursuant to the Declaration, the holder of the Trust Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Trust Common Securities until all Declaration Events of Default with respect to the Trust Preferred Securities of such SCI Trust have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Trust Preferred Securities of such SCI Trust have been so cured, waived, or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Trust Preferred Securities of such SCI Trust, and only the holders of the Trust Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration of such SCI Trust, and therefore the Financing Indenture.

Upon the occurrence of a Declaration Event of Default, the Property Trustee of such SCI Trust as the sole holder of the Financing Subordinated Debt Securities will have the right under the Financing Indenture to declare the principal of and interest on the Financing Subordinated Debt Securities to be immediately due and payable. Financing and such SCI Trust are each required to file annually with the Property Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

Except as described herein, and as otherwise required by law, including the Trust Indenture Act and the Delaware Business Trust Act, and the Declaration, the holders of the Trust Preferred Securities of each SCI Trust will have no voting rights.

If (i) an SCI Trust fails to pay distributions in full on the Trust Preferred Securities for six consecutive quarterly distribution periods or (ii) a Declaration Event of Default occurs and is continuing (each an "Appointment Event"), then the holders of the Trust Preferred Securities of such SCI Trust, acting as a single class, will be entitled by the majority vote of such holders to appoint a special Regular Trustee ("Special Regular Trustee"). For purposes of determining whether such SCI Trust has failed to pay distributions in full for six consecutive quarterly distribution periods, distributions shall be deemed to remain in arrears, notwithstanding any payments in respect thereof, until full cumulative distributions have been or contemporaneously are paid with respect to all quarterly distribution periods terminating on or prior to the date of payment of such cumulative distributions. Any holder of Trust Preferred Securities of such SCI Trust (other than SCI or any of its affiliates) shall be entitled to nominate any person to be appointed as Special Regular Trustee. Not later than 30 days after such right to appoint a Special Regular Trustee arises, the Regular Trustee shall convene a meeting of the holders of Trust Preferred Securities of such SCI Trust for the purpose of appointing a Special Regular Trustee. If the Regular Trustee of such SCI Trust fails to convene such meeting within such 30-day period the holders of not less than 10% of the aggregate stated liquidation amount of the outstanding Trust Preferred Securities will be entitled to convene such meeting. The provisions of the Declaration relating to the convening and conduct of the meetings of the holders will apply with respect to any such meeting. Any Special Regular Trustee so appointed shall cease to be a Special Regular Trustee if the Appointment Event pursuant to which the Special Regular Trustee was appointed and all other Appointment Events cease to be continuing. Notwithstanding the appointment of any such Special Regular Trustee, Financing shall retain all rights under the Financing Indenture, including the right to defer payments of interest by extending the interest payment period as provided under "Description of Financing Subordinated Debt Securities and Financing Debt Guarantees -- Provisions Applicable to Financing Subordinated Debt Securities Issued to SCI Trusts -- Option to Extend Interest Payment Period." If such an extension occurs, there will be no Indenture Event of Default and, consequently, no Declaration Event of Default for failure to make any scheduled interest payment during the Extension Period on the date originally scheduled.

Subject to the requirement of the Property Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Trust Preferred Securities of an SCI Trust, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration of the applicable SCI Trust including the right to direct the Property Trustee, as holder of the Financing Subordinated Debt Securities and the Financing Debt Guarantee, to (i) exercise the remedies available under the Financing Indenture with respect to the applicable Financing Subordinated Debt Securities and Financing Debt Guarantees, (ii) waive any past Indenture Event of Default that is waivable under the Base Indenture (as defined herein), or (iii) exercise any right to rescind or annul a declaration that the principal of all the Financing Subordinated Debt Securities shall be due and payable; provided, that, where a consent or action under the Financing Indenture would require the consent or act of more than a majority of the holders (a "Super-Majority") affected thereby, only the holders of at least such Super-Majority of the Trust Preferred Securities of such SCI Trust may direct the Property Trustee to give such consent or take such action. If the Property Trustee fails to enforce its rights under the Financing Subordinated Debt Securities, a record holder of Trust Preferred Securities may, after a period of 30 days has elapsed from such holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding directly against SCI or Financing to enforce the Property Trustee's rights under the Financing Subordinated Debt Securities and Financing Debt Guarantees without first instituting any legal proceeding against the Property Trustee or any other person or entity. The Property Trustee shall notify all holders of the Trust Preferred Securities of such SCI Trust of any notice of default received from the Financing Debt Trustee with respect to the applicable Financing Subordinated Debt Securities. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default under the Declaration of such SCI Trust. Except with respect to

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

directing the time, method and place of conducting a proceeding for a remedy, the Property Trustee shall not take any of the actions described in clauses (i),
(ii) or (iii) in this paragraph unless the Property Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the applicable SCI Trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

If the consent of the Property Trustee, as the holder of the applicable Financing Subordinated Debt Securities and Financing Debt Guarantees, is required under the Financing Indenture with respect to any amendment, modification or termination of the Financing Indenture, the Property Trustee of each SCI Trust shall request the direction of the holders of the Trust Securities of such SCI Trust with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities of such SCI Trust voting together as a single class; provided, that where a consent under the Financing Indenture would require the consent of a Super-Majority, the Property Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super-Majority represents of the aggregate principal amount of the Financing Subordinated Debt Securities outstanding. The Property Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities of any SCI Trust unless the Property Trustee has obtained an opinion of tax counsel to the affect that for the purposes of United States federal income tax such SCI Trust will not be classified as other than a grantor trust.

A waiver of an Indenture Event of Default in respect of the applicable Financing Subordinated Debt Securities held by an SCI Trust will constitute a waiver of the corresponding Declaration Event of Default under the Declaration of the applicable SCI Trust.

Any required approval or direction of holders of Trust Preferred Securities of an SCI Trust may be given at a separate meeting of holders of Trust Preferred Securities of such SCI Trust convened for such purpose, at a meeting of all of the holders of Trust Securities of such SCI Trust or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Trust Preferred Securities of such SCI Trust are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Trust Preferred Securities of such SCI Trust. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Trust Preferred Securities or SCI Trust will be required for such SCI Trust to redeem and cancel Trust Preferred Securities or distribute Financing Subordinated Debt Securities and Financing Debt Guarantees in accordance with the Declaration.

Notwithstanding that holders of Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Preferred Securities of an SCI Trust that are owned at such time by SCI or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, SCI, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Trust Preferred Securities of such SCI Trust were not outstanding.

The procedures by which holders of Trust Preferred Securities may exercise their voting rights are described below. See "-- Miscellaneous -- Book-Entry Only Issuance" below.

Except in the limited circumstances described above, in connection with the appointment of a Special Regular Trustee, holders of the Trust Preferred Securities of each SCI Trust will have no rights to appoint or remove the SCI Trustees, who may be appointed, removed or replaced solely by SCI as the indirect or direct holder of all of the Trust Common Securities.

MODIFICATION OF THE DECLARATION

The Declaration of an SCI Trust may be modified and amended if approved by a majority of the Regular Trustees (and in certain circumstances the Property Trustee); provided, that if any proposed amendment provides for, or the Regular Trustees otherwise proposes to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities of such SCI Trust, whether by way of amendment to the

Declaration or otherwise, or (ii) the dissolution, winding-up or termination of such SCI Trust other than pursuant to the terms of the applicable Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least 66 2/3% in liquidation amount of the Trust Securities of such SCI Trust affected thereby; provided further that, the rights of holders of Trust Preferred Securities to appoint a Special Regular Trustee shall not be amended without the consent of each holder of Trust Preferred Securities of such SCI Trust; provided further that, if any amendment or proposal referred to in clause (i) of this paragraph would adversely affect only the Trust Preferred Securities or the Trust Common Securities of such SCI Trust, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of 66 2/3% in liquidation amount of such class of Securities.

Notwithstanding the foregoing, no amendment or modification may be made to the Declaration of an SCI Trust if such amendment or modification would (i) cause such SCI Trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Property Trustee or (iii) cause SCI Trust to be deemed an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

Each SCI Trust may not consolidate, amalgamate, merge or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below in this paragraph. An SCI Trust may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any state; provided that, (i) such successor entity either (a) expressly assumes all of the obligations of such SCI Trust under the Trust Securities or (b) substitutes for the Trust Preferred Securities of such SCI Trust other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) SCI and Financing expressly acknowledge a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Financing Subordinated Debt Securities and Financing Debt Guarantees, (iii) the Trust Preferred Securities of such SCI Trust or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Trust Preferred Securities of such SCI Trust are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Trust Preferred Securities of such SCI Trust (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities of such SCI Trust (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose identical to that of such SCI Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, Financing has received an opinion of a nationally recognized independent counsel to such SCI Trust experienced in such matters to the effect that, (a) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities of such SCI Trust (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), and (b) following such merger, consolidation, amalgamation or replacement, neither such SCI Trust nor such successor entity will be required to register as an investment company under the 1940 Act and
(viii) SCI guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Trust Guarantee and the guarantee of the Common Securities. Notwithstanding the foregoing, such SCI Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause such SCI Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

MISCELLANEOUS

Book-Entry Only Issuance. Unless otherwise set forth in the applicable Prospectus Supplement, DTC will act as securities depositary (the "SCI Trust Depositary") for the Trust Preferred Securities of each SCI Trust. See "Book Entry Only Issuance -- The Depositary Trust Company" below.

Paying Agent. If the Trust Preferred Securities of an SCI Trust do not remain in book-entry only form, the following provisions would apply:

The Property Trustee of such SCI Trust will act as paying agent, and may designate an additional or substitute paying agent at any time.

Registration of transfers of Trust Preferred Securities of such SCI Trust will be effected without charge by or on behalf of such SCI Trust, but upon payment (with the giving of such indemnity as such SCI Trust or SCI may require) in respect of any tax or other government charges that may be imposed in relation to it.

Each such SCI Trust will not be required to register or cause to be registered the transfer of Trust Preferred Securities of such SCI Trust after such Trust Preferred Securities have been called for redemption.

Governing Law. The Declaration and the Trust Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

Miscellaneous. The Regular Trustees of each SCI Trust are authorized and directed to operate such SCI Trust in such a way so that such SCI Trust will not be required to register as an "investment company" under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes. Financing is authorized and directed to conduct its affairs so that the Financing Subordinated Debt Securities will be treated as indebtedness of Financing for United States federal income tax purposes. In this connection, Financing and the Regular Trustees of the applicable SCI Trust are authorized to take any action, not inconsistent with applicable law, the certificate of trust of such SCI Trust or the certificate of incorporation of Financing, that each of SCI and the Regular Trustees determine in its discretion to be necessary or desirable to achieve such end, of such SCI Trust as long as such action does not adversely affect the interests of the holders of the Trust Preferred Securities or vary the terms thereof.

Holders of the Trust Preferred Securities of each SCI Trust have no preemptive rights.

DESCRIPTION OF TRUST GUARANTEES

Set forth below is a summary of information concerning the Trust Guarantees that will be executed and delivered by SCI for the benefit of the holders, from time to time, of Trust Preferred Securities. Each Trust Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as indenture trustee under each Trust Guarantee (the "Trust Guarantee Trustee"). The terms of each Trust Guarantee will be those set forth in such Trust Guarantee and those made part of such Trust Guarantee by the Trust Indenture Act. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Trust Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Trust Guarantee will be held by the Trust Guarantee Trustee for the benefit of the holders of the Trust Preferred Securities of the applicable SCI Trust.

General. Pursuant to each Trust Guarantee, SCI will irrevocably and unconditionally agree, to the extent set forth herein, to pay in full to the holders of the Trust Preferred Securities issued by an SCI Trust, the Trust Guarantee Payments (as defined herein) (except to the extent paid by such SCI Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such SCI Trust may have or assert. The following payments with respect to Trust Preferred Securities issued by an SCI Trust (the "Trust Guarantee Payments"), to the extent not paid by such SCI Trust will be subject to the Trust Guarantee (without duplication): (i) any accrued and unpaid distributions that are required to be paid on such Trust Preferred Securities, to the extent such SCI Trust shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid distributions (the "Redemption Price"), to the extent such SCI Trust has funds available therefor with respect to any Trust Preferred Securities called for redemption by such SCI Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such SCI Trust (other than in connection with the distribution of Financing Subordinated Debt Securities to the holders of Trust Preferred Securities or the redemption of all of the Trust Preferred Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Trust Preferred Securities to the date of payment to the extent such SCI Trust has funds available therefor or (b) the amount of assets of such SCI Trust remaining available for distribution to holders of such Trust Preferred Securities in liquidation of such SCI Trust. SCI's obligation to make a Trust Guarantee Payment may be satisfied by direct payment of the required amounts by SCI to the holders of Trust Preferred Securities or by causing the applicable SCI Trust to pay such amounts to such holders.

Each Trust Guarantee will be a full and unconditional guarantee with respect to the Trust Preferred Securities issued by the applicable SCI Trust from the time of issuance of such Trust Preferred Securities but will not apply to any payment of distributions except to the extent such SCI Trust shall have funds available therefor. If Financing does not make interest payments on the Financing Subordinated Debt Securities purchased by an SCI Trust and SCI fails to make payment on the Financing Debt Guarantee, such SCI Trust will not pay distributions on the Trust Preferred Securities issued by such SCI Trust and will not have funds available therefor.

SCI has also agreed to irrevocably and unconditionally guarantee the obligations of the SCI Trusts with respect to the Trust Common Securities (the "Trust Common Securities Guarantees") to the same extent as the Trust Guarantees, except that, upon an event of default under the Financing Indenture, holders of Trust Preferred Securities under the Trust Guarantees shall have priority over holders of Trust Common Securities under the Trust Common Securities Guarantee with respect to distributions and payments on liquidation, redemption or otherwise.

Certain Covenants of SCI. In each Trust Guarantee, SCI will covenant that, so long as any Trust Preferred Securities issued by the applicable SCI Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such Trust Guarantee or the Declaration of such SCI Trust, then (i) SCI shall not, and shall cause any subsidiary of SCI which is not a wholly owned subsidiary of SCI not to, declare or pay any dividend on, or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or the capital stock of any such subsidiary or make any payment in respect of any capital stock of any affiliate of SCI guaranteed by SCI or any of its subsidiaries; provided, that the foregoing shall not prevent or delay (a) the acquisition of any Trust Preferred Securities or LLC Preferred Securities upon the conversion thereof into SCI Common Stock, (b) the distribution of the Financing Subordinated Debt Securities upon the occurrence of a Tax Event as described under "-- Tax Event Redemption or Distribution," (c) the redemption by the Company of the Rights in accordance with the Rights Agreement and any reacquisition by the Company of any of its stock issued in any acquisition as a result of a purchase price adjustment or settlement of breach of warranties in connection with such acquisition, (d) the redemption of the LLC Preferred Securities upon the occurrence of any LLC Tax Event as described under "Description of the LLC Preferred Securities and LLC Guarantees -- Tax Event Redemption," (c) acquisitions of shares of SCI Common Stock in connection with the satisfaction by SCI or any of its majority owned subsidiaries of its obligations under any employee benefit plans or the satisfaction by SCI of its obligations pursuant to any put contract requiring SCI to purchase shares of SCI Common Stock, (d) as a result of a reclassification of capital stock or the exchange or conversion of one class or series of capital stock for another class or series of capital stock, and (e) the purchase of fractional interests in shares of capital stock pursuant to conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (ii) SCI shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by SCI which rank pari passu with or junior to such Trust Guarantees or make payment in respect of any guarantee of indebtedness of any other person that ranks pari passu with or junior to such Trust Guarantees; provided, that the foregoing shall not prevent or delay the acquisition of any Financing Subordinated Debt Securities upon conversion of the Trust Preferred Securities into SCI Common Stock. However, each Trust Guarantee will except from the foregoing any stock dividends paid by SCI, or any of its subsidiaries, where the dividend stock is the same stock as that on which the dividend is being paid.

Modification of the Trust Guarantees; Assignment. Except with respect to any changes that do not adversely affect the rights of holders of Trust Preferred Securities (in which case no vote will be required), each Trust Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation amount of the outstanding Trust Preferred Securities issued by the applicable SCI Trust. The manner of obtaining any such approval of holders of such Trust Preferred Securities will be set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Trust Guarantee shall bind the successors, assignees, receivers, trustees and representatives of SCI and shall inure to the benefit of the holders of the Trust Preferred Securities of the applicable SCI Trust then outstanding.

Events of Default. An Event of Default under the Trust Guarantee will occur upon the failure of SCI to perform any of its payments or other obligations thereunder. The holders of a majority in liquidation amount of the Trust Preferred Securities to which a Trust Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trust Guarantee Trustee in respect of the Trust Guarantee or to direct the exercise of any trust or power conferred upon the Trust Guarantee Trustee under the Trust Guarantee.

If the Trust Guarantee Trustee fails to enforce such Trust Guarantee, any holder of Trust Preferred Securities relating to such Trust Guarantee may, after such holder's written request to the Trust Guarantee Trustee to enforce the Trust Guarantee, institute a legal proceeding directly against SCI to enforce the Trust Guarantee Trustee's rights under such Trust Guarantee without first instituting a legal proceeding against the relevant SCI Trust, the Trust Guarantee Trustee or any other person or entity.

SCI is required to file annually with the Trust Guarantee Trustee an officer's certificate as to SCI's compliance with all conditions and covenants under each of the Trust Guarantees.

Information Concerning the Guarantee Trustee. The Trust Guarantee Trustee, prior to the occurrence of a default, undertakes to perform only such duties as are specifically set forth in the Trust Guarantee and, after default with respect to a Trust Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Trust Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Trust Guarantee at the request of any holder of Trust Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

SCI and certain of its affiliates, including Financing, maintain a deposit account and banking relationship with The Bank of New York. The Bank of New York serves as Trustee under the Senior Indenture pursuant to which unsecured debt securities of SCI are outstanding representing approximately $579.7 million of Senior Indebtedness as of March 31, 1995 and will serve as Property Trustee of the SCI Trusts and Trust Guarantee Trustee. An affiliate of The Bank of New York will serve as the Delaware Trustee of the SCI Trusts.

Pursuant to the Trust Indenture Act, a trustee under an Indenture may be deemed to have a conflicting interest, and may under certain circumstances set forth in the Trust Indenture Act, be required to resign as trustee under such Indenture, if the securities issued under such Indenture are in default (as such terms defined in such Indenture) and the trustee is the trustee under another Indenture under which any other securities the same obligor are outstanding, subject to certain exceptions set forth in the Trust Indenture Act. In such event, the obligor must take prompt steps to have a successor trustee appointed in the manner provided in the Indenture from which the trustee has resigned.

Pursuant to the Trust Indenture Act, The Bank Of New York, as trustee under the Senior Indenture and the Financing Indenture, as Property Trustee of the SCI Trusts and as Trust Guarantee Trustee could be required to resign as trustee under one or more of such Indentures or of an SCI Trust or as a Trust Guarantee Trustee should a default occur on one or more of such Indentures or SCI Trust or Trust Guarantee. In such event, the Company would be required to take prompt steps to have a successor trustee or successor trustees appointed in the manner in the applicable Indenture or Indentures, Declaration of an SCI Trust or Trust Guarantee.

Termination of the Trust Guarantees. Each Trust Guarantee will terminate as to the Trust Preferred Securities issued by the applicable SCI Trust upon full payment of the Redemption Price of all Trust Preferred Securities of such SCI Trust, upon distribution of the Financing Subordinated Debt Securities held by such SCI Trust to the holders of the Trust Preferred Securities of such SCI Trust or upon full payment of the amounts payable in accordance with the Declaration of such SCI Trust upon liquidation of such SCI Trust. Each Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred

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

Securities issued by the applicable SCI Trust must restore payment of any sums paid under such Trust Preferred Securities or such Trust Guarantee.

Status of the Trust Guarantees. Each Trust Guarantee will constitute an unsecured obligation of SCI and will rank (i) subordinate and junior in right of payment to all other liabilities of SCI other than any obligation in respect of any guarantee of Trust Preferred Securities or LLC Preferred Securities, (ii) in pari passu with the most senior preferred or preference stock now or hereafter issued by SCI and with any guarantee now or hereafter entered into by SCI in respect of any preferred or preference stock of any affiliate of SCI and (iii) senior to the Common Stock. The terms of the Trust Preferred Securities provide that each holder of Trust Preferred Securities issued by such SCI Trust by acceptance thereof agrees to the subordination provisions and other terms of the applicable Trust Guarantee.

Each Trust Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under a Trust Guarantee without instituting a legal proceeding against any other person or entity).

Governing Law. The Trust Guarantees will be governed by and construed in accordance with the internal laws of the State of Texas.

           DESCRIPTION OF LLC PREFERRED SECURITIES AND LLC GUARANTEES

The following is a summary of certain terms and provisions of the LLC Preferred Securities that may be offered hereby. Reference is made to the LLC Articles, the Regulations of SCI Finance LLC (the "LLC Regulations") and the amendment to the LLC Regulations adopted or to be adopted by the Manager establishing the rights, preferences, privileges, limitations and restrictions relating to the LLC Preferred Securities (the "LLC Declaration"). The summaries set forth below and in the accompanying Prospectus Supplement address the material terms of the LLC Preferred Securities of any particular series but do not purport to be complete and are subject to, and qualified in their entirety by reference to, the LLC Articles, the LLC Regulations and the LLC Declaration. Capitalized terms used in the summaries below and not otherwise defined herein have the respective meanings set forth in the LLC Articles, the LLC Regulations and the LLC Declaration.

GENERAL

SCI Finance LLC is authorized to issue up to 7,000,000 LLC Preferred Shares, in one or more series or classes, with such dividend rights, liquidation preferences per share, redemption provisions, voting rights, conversion or exchange rights and other rights, preferences, privileges, limitations and restrictions as are set forth in the LLC Articles, the LLC Regulations and the LLC Declaration adopted or to be adopted by the Manager. All of the LLC Preferred Shares which may be issued in one or more series or classes, including the LLC Preferred Securities, will rank pari passu with each other with respect to participation in profits and assets. The LLC Articles and the LLC Regulations as currently in effect do not permit the issuance of any preference interests ranking, as to participation in the profits or the assets of SCI Finance LLC, senior to the LLC Preferred Shares. As of May 31, 1995, 3,450,000 LLC Preferred Shares (which are LLC Preferred Securities) with a liquidation preference of $50 per LLC Preferred Share, are issued and outstanding, fully paid and non-assessable.

Reference is made to the accompanying Prospectus Supplement relating to the LLC Preferred Securities for the following terms of the LLC Preferred Securities:

(i) title;

(ii) the dividend terms (when dividends will accrue and be payable);

(iii) the optional redemption provisions and the Redemption Price;

(iv) the liquidation preference per LLC Preferred Security;

(v) the conversion rights for, and conversion price per share of, SCI Common Stock;

(vi) certain provisions relating to Non-Stock or Common Stock Fundamental Changes (as defined below);

(vii) the initial Reference Market Price (as defined below);

(viii) book entry provisions, if other than as set forth below; and

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

(ix) any other terms of the series (and the accompanying Prospectus Supplement may state that any of the terms set forth herein is inapplicable to such series).

DIVIDENDS

Cumulative dividends on the LLC Preferred Securities will accrue and be payable as set forth in the accompanying Prospectus Supplement, when, as and if declared by SCI Finance LLC, except as otherwise described below.

The annual dividend payable on each LLC Preferred Security will be fixed as set forth in the accompanying Prospectus Supplement. The amount of dividends is computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full monthly dividend period, will be computed on the basis of the actual number of days elapsed in such period. Payment of dividends generally is limited to the amount of funds held by SCI Finance LLC and legally available therefor.

Dividends declared on the LLC Preferred Securities are payable to the record holders thereof as they appear on the register for the LLC Preferred Securities on the record date, which will be one Business Day prior to the relevant payment date. In the event that any date on which dividends are payable on the LLC Preferred Securities is not a Business Day, then payment of the dividend payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The term "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

Dividends on the LLC Preferred Securities of any series will be cumulative (whether or not declared and whether or not there are profits, surplus or other funds legally available for the payment of dividends). Dividends on the LLC Preferred Securities must be declared by SCI Finance LLC, by action of the Manager, in any calendar year or portion thereof to the extent that the Manager reasonably anticipates that at the time of payment SCI Finance LLC will have, and must be paid by SCI Finance to the extent that at the time of proposed payment SCI Finance LLC has, (i) funds legally available for the payment of such dividends and (ii) cash on hand sufficient to permit such payments. It is anticipated that SCI Finance LLC's earnings will result almost exclusively from payments under the Loans of proceeds from the sale of the LLC Preferred Securities and the issuance of LLC Common Shares (as described under "-- Description of the Loans"). SCI Limited will have the right to extend interest payments on the Loans for up to 60 monthly interest payment periods over the term of the Loans. Interest shall accrue on and be payable in respect of any dividend payment on the LLC Preferred Securities which is in arrears at the interest rate payable in respect of the Loans to the extent permitted by applicable law.

CERTAIN RESTRICTIONS ON SCI FINANCE LLC

If dividends have not been paid in full on the LLC Preferred Securities, SCI Finance LLC may not:

(i) pay, or declare and set aside for payment, any dividends on any other LLC Preferred Shares ranking pari passu with the LLC Preferred Securities as regards participation in profits of SCI Finance LLC ("SCI Finance LLC Dividend Parity Shares"), unless the amount of any dividends declared on any SCI Finance LLC Dividend Parity Shares is paid on SCI Finance LLC Dividend Parity Shares and the LLC Preferred Securities on a pro rata basis on the date such dividends are paid on such SCI Finance LLC Dividend Parity Shares, so that

     (a)(x) the aggregate amount of dividends paid on the LLC Preferred Securities bears the same ratio to (y) the aggregate amount of dividends paid on such SCI Finance Dividend LLC Parity Shares as

     (b)(x) the aggregate amount of all accumulated arrears of unpaid dividends in respect of the LLC Preferred Securities bears to (y) the aggregate amount of all accumulated arrears of unpaid dividends in respect of such SCI Finance LLC Dividend Parity Shares;

(ii) pay, or declare and set aside for payment, any dividends on any interests in SCI Finance LLC ranking junior to the LLC Preferred Securities as to dividends ("SCI Finance LLC Dividend Junior Shares"); or

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

(iii) call for redemption or redeem, purchase or otherwise acquire any SCI Finance LLC Dividend Parity Shares or SCI Finance LLC Dividend Junior Shares or any LLC Preferred Securities other than (a) the redemption of all outstanding LLC Preferred Securities at the Redemption Price (as defined below), (b) pursuant to a pro rata redemption of the LLC Preferred Securities at the Redemption Price or (c) pursuant to a purchase or exchange offer made on the same terms to all holders of the LLC Preferred Securities, it being understood that this provision shall not limit the rights of holders of LLC Preferred Securities to exercise their conversion rights until, in each case, such time as all accumulated arrears of unpaid dividends (whether or not declared) on the LLC Preferred Securities shall have been paid in full for all dividend periods terminating on or prior to, in the case of clauses (i) and (ii), such payment, and in the case of clause (iii), the date of such call, redemption, purchase or acquisition. As of the date of this Prospectus, SCI Finance LLC has no SCI Finance LLC Dividend Parity Shares outstanding and has no plans to issue such shares.

MANDATORY REDEMPTION

The proceeds from any prepayment or repayment of principal on the Loans to SCI Limited of proceeds from the issuance and sale of LLC Preferred Securities and LLC Common Shares must be applied to redeem the LLC Preferred Securities at the Redemption Price upon not less than 30 nor more than 60 days' notice in writing by SCI Finance LLC to the holders of the LLC Preferred Securities except at final maturity of the Loans, in which case the redemption of LLC Preferred Securities will occur as soon as practicable thereafter.

OPTIONAL REDEMPTION

The LLC Preferred Securities are redeemable, at the option of SCI Finance LLC subject to the prior consent of the Manager, in whole or in part from time to time, on or after the date and subject to the terms set forth in the accompanying Prospectus Supplement, upon not less than 30 nor more than 60 days' notice in writing by SCI Finance LLC to the holders of LLC Preferred Securities, at the prices set forth in the accompanying Prospectus Supplement (the "Redemption Price"), in each case plus accrued and unpaid dividends (whether or not declared) to the date fixed for redemption.

If fewer than all the outstanding LLC Preferred Securities are to be redeemed, the LLC Preferred Securities to be redeemed will be selected as described under "Book-Entry Issuance -- the Depository Trust Company" below, pro rata as nearly as practicable or by lot, or by such other method as the Paying and Conversion Agent may determine to be fair and appropriate. If any monthly dividend payable on the LLC Preferred Securities is in arrears, LLC Preferred Securities may not be redeemed unless by conversion of LLC Preferred Securities into shares of SCI Common Stock, and neither SCI nor SCI Finance LLC nor any other subsidiary of SCI may purchase or acquire any of such shares otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of record of the LLC Preferred Securities.

If SCI Finance LLC gives a notice of redemption in respect of LLC Preferred Securities, then, by 12:00 noon, New York time, on the redemption date, SCI Finance LLC will irrevocably deposit with the Paying and Conversion Agent or the DTC, as the case may be, funds sufficient to pay the Redemption Price and will give the Paying and Conversion Agent or DTC, as the case may be, irrevocable instructions and authority to pay the Redemption Price to the holders thereof. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of holders of LLC Preferred Securities so called for redemption will cease, except the right of the holders of such shares to receive the Redemption Price, but without interest, and such shares will cease to be outstanding. If any date on which any payment in respect of the redemption of LLC Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. If payment of the Redemption Price in respect of LLC Preferred Securities is improperly withheld or refused and not paid either by SCI Finance LLC or by SCI pursuant to the LLC Guarantee (defined below), dividends on such shares will continue to accrue, at the then-applicable rate, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

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

Subject to the foregoing, SCI or its subsidiaries may at any time and from time to time purchase outstanding LLC Preferred Securities by tender, in the open market or by private agreement.

TAX EVENT REDEMPTION

If an LLC Tax Event (defined below) shall occur and be continuing, the LLC Preferred Securities will be subject to redemption, at the option of SCI Finance LLC, in whole but not in part, upon not less than 30 nor more than 60 days' notice in writing by the Company to the holders of such LLC Preferred Securities, such notice to be given within 90 days following the occurrence of such LLC Tax Event at a redemption price or prices set forth in the accompanying Prospectus Supplement.

"LLC Tax Event" means, with respect to any LLC Preferred Securities, that SCI shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, on or after the date of the accompanying Prospectus Supplement relating to such LLC Preferred Securities, as a result of (i) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (ii) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (iii) any official interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the generally accepted position or
(iv) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or effective or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the date of such accompanying Prospectus Supplement, there is more than an insubstantial risk that (a) SCI Finance LLC is subject to federal income tax with respect to interest accrued or received on the Loans or
(b) SCI Finance LLC is subject to liability for more than a de minimis amount of taxes, duties or other governmental charges.

LIQUIDATION DISTRIBUTION

In the event of any voluntary or involuntary liquidation, dissolution or winding up of SCI Finance LLC, the holders of LLC Preferred Securities at the time outstanding will be entitled to receive out of the assets of SCI Finance LLC legally available for distribution to shareholders, before any distribution of assets is made to holders of the LLC Common Shares or any other class of interests in SCI Finance LLC ranking junior to the LLC Preferred Securities as regards participation in assets of SCI Finance LLC, but together with the holders of every other series of LLC Preferred Shares outstanding, if any, ranking pari passu with the LLC Preferred Securities as regards participation in the assets of SCI Finance LLC ("SCI Finance LLC Liquidation Parity Shares"), an amount equal, in the case of the holders of the LLC Preferred Securities, to the aggregate of the liquidation preference per LLC Preferred Security set forth in the accompanying Prospectus Supplement and all accumulated and unpaid dividends (whether or not declared) to the date of payment (the "LLC Liquidation Distribution"). If, upon any such liquidation, the LLC Liquidation Distribution can be paid only in part because SCI Finance LLC has insufficient assets available to pay in full the aggregate LLC Liquidation Distribution and the aggregate maximum liquidation distributions on SCI Finance LLC Liquidation Parity Shares, then the amounts payable by SCI Finance LLC on the LLC Preferred Securities and on such SCI Finance LLC Liquidation Parity Shares shall be paid on a pro rata basis, so that

(i)(a) the aggregate amount paid in respect of the LLC Liquidation Distribution bears the same ratio to (b) the aggregate amount paid as liquidation distributions (including accrued and unpaid dividends) on SCI Finance LLC Liquidation Parity Shares as

(ii)(a) the aggregate Liquidation Distribution bears to (b) the aggregate liquidation preference (including accrued and unpaid dividends) on SCI Finance LLC Liquidation Parity Shares.

Pursuant to the LLC Regulations, SCI Finance LLC will be considered to have commenced voluntary wind-up and dissolution automatically (i) when the period fixed for the duration of SCI Finance LLC expires, (ii) if the holders of the LLC Common Shares pass a resolution requiring SCI Finance LLC to be wound up and dissolved, (iii) upon the bankruptcy, resignation, withdrawal, expulsion, termination, cessation or dissolution of SCI or the Manager (if other than SCI),
(iv) upon the happening of any event that would cause a holder of LLC Common

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

Shares to cease to be a holder thereof or (v) if SCI transfers any LLC Common Shares or if all of the LLC Common Shares are redeemed, repurchased or cancelled by SCI Finance LLC.

VOTING RIGHTS

Except as provided below and under "-- Description of the LLC
Guarantee -- Amendments and Assignments" and "-- Description of the
Loans -- Miscellaneous," the holders of the LLC Preferred Securities will have no voting rights.

If (i) SCI Finance LLC fails to pay dividends in full on the LLC Preferred Securities (whether or not there are funds legally available therefor) for more than 60 consecutive monthly dividend periods, (ii) an Event of Default (as defined in the Loan Agreement relating to the Loans) occurs and is continuing on the Loans or (iii) SCI is in default under any of its payment or other obligations under the Payment, Guarantee and Conversion Agreement entered into by the Company for the benefit of each holder of LLC Securities (the "LLC Guarantee"), then the holders of outstanding LLC Preferred Securities, together with the holders of any other series of LLC Preferred Shares having the right to vote for the appointment of a trustee in such event, acting as a single class, will be entitled, by resolution passed by the holders of a majority in liquidation preference (plus all accrued and unpaid dividends per share) of such shares present in person or represented by proxy at a meeting of such holders convened for such purpose (or by written consent), to appoint and authorize a trustee to enforce SCI Finance LLC's rights as a creditor under the Loans against SCI Limited and SCI (including the acceleration of principal and accrued interest on the Loans), enforce the obligations undertaken by SCI under the LLC Guarantee and the Liability Assumption Agreement (as defined below) and declare and pay dividends on the LLC Preferred Securities. For purposes of determining whether SCI Finance LLC has failed to pay dividends in full for more than 60 consecutive monthly dividend periods, dividends shall be deemed to remain in arrears, notwithstanding any payments in respect thereof, until full cumulative dividends have been or contemporaneously are declared and paid with respect to all monthly dividend periods terminating on or prior to the date of payment of such full cumulative dividends. Not later than 45 days after such entitlement arises, the Manager will convene a meeting for the above purposes. If the Manager fails to convene such meeting within such 45-day period, the holders of 10% in liquidation preference (plus all accrued and unpaid dividends per share) of the outstanding LLC Preferred Securities and such other LLC Preferred Shares will be entitled to convene such meeting. The provisions of the LLC Regulations regarding the convening and conduct of meetings will apply with respect to any such meeting. Any trustee so appointed shall vacate office immediately with respect to the LLC Preferred Securities, if SCI Finance LLC (or SCI pursuant to the LLC Guarantee) shall have paid in full all accrued and unpaid dividends on the LLC Preferred Securities or such default or breach by SCI shall have been cured.

If any resolution is presented to the members of SCI Finance LLC providing for, or the Manager otherwise proposes to effect (it being understood that the automatic dissolution and liquidation events described in clauses (iii), (iv) and (v) under "-- Liquidation Distribution" above will not be deemed to be a proposal by the Manager, and are not subject to the approval procedures described in this paragraph), (i) any amendment of the LLC Articles, the LLC Regulations, the LLC Declaration or other action that adversely varies or abrogates the rights, preferences or privileges of the LLC Preferred Securities (including, without limitation, the authorization or issuance of any interests in SCI Finance LLC ranking, as to participation in the profits or assets of SCI Finance LLC, senior to the LLC Preferred Securities, or the issuance of any debt by SCI Finance LLC), (ii) the liquidation, dissolution or winding up of SCI Finance LLC or (iii) the modification of the provisions of the LLC Articles and the LLC Regulations which absolutely prohibit transfers of LLC Common Shares, then the holders of outstanding LLC Preferred Shares of all series (and, in the case of a resolution described in clause (iii) in this paragraph above which would equally adversely affect the rights, preferences or privileges of any SCI Finance LLC Dividend Parity Shares or any SCI Finance LLC Liquidation Parity Shares, such SCI Finance LLC Dividend Parity Shares or such SCI Finance LLC Liquidation Parity Shares, as the case may be, or, in the case of any resolution described in clause (ii) or (iii) in this paragraph above, all SCI Finance LLC Liquidation Parity Shares) will be entitled to vote together as a class on such resolution or action of the Manager (but not on any other resolution or action), and such resolution or action shall not be effective except with the approval of the holders of 66 2/3% in liquidation preference (plus all accrued and unpaid dividends) of such outstanding shares; provided, that no such approval or ratification shall be required if the liquidation, dissolution and winding up of SCI Finance LLC is proposed or initiated upon the initiation of proceedings, or after proceedings have been initiated, for the liquidation, dissolution or winding up of SCI or the Manager (if other than SCI).

No vote or consent of the holders of the LLC Preferred Securities will be required for SCI Finance LLC to redeem and cancel LLC Preferred Securities in accordance with the LLC Regulations and the LLC Declaration.

The rights attached to the LLC Preferred Securities will be deemed not to be varied by the creation or issue of, and no vote will be required for the creation of, any further series of LLC Preferred Shares or any other interests in SCI Finance LLC ranking as regards participation in the profits or assets of SCI Finance pari passu with or junior to the LLC Preferred Securities.

Any required approval of holders of LLC Preferred Securities may be given at a meeting of such holders convened for such purpose, at a general meeting of shareholders of SCI Finance LLC or pursuant to written consent. SCI Finance LLC will cause a notice of any meeting at which holders of the LLC Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of the LLC Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or written consents.

Notwithstanding that holders of LLC Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the LLC Preferred Securities and such other LLC Preferred Shares entitled to vote or consent with such LLC Preferred Securities as a single class outstanding at such time that are owned by SCI or any entity owned 50% or more by SCI, either directly or indirectly, shall not be entitled to vote or consent and shall, for the purposes of such vote or consent, be treated as if they were not outstanding.

CONVERSION RIGHTS

Except as otherwise provided in the Prospectus Supplement, the holders of the LLC Preferred Securities will have the conversion rights as set forth below:

Each LLC Preferred Security will be convertible at any time at the option of the holder thereof into such number of whole shares of SCI Common Stock as is equal to the per share liquidation preference of the LLC Preferred Securities surrendered for conversion divided by the initial conversion price per share of SCI Common Stock set forth in the accompanying Prospectus Supplement, subject to adjustment as described below. LLC Preferred Securities called for redemption will not be convertible after the close of business on the second Business Day preceding the date fixed for redemption, unless SCI Finance LLC defaults in payment of the applicable Redemption Price or SCI defaults in its obligation to deliver SCI Common Stock in exchange for shares of LLC Preferred Securities previously surrendered for conversion. No fractional shares of SCI Common Stock will be issued as a result of conversion, but in lieu thereof, in the sole discretion of SCI, either (i) such fractional interest will be rounded upon the next whole share or (ii) an appropriate amount will be paid in cash by SCI.

The initial conversion price is subject to adjustment (under formulae set forth in the LLC Declaration) in certain events, including: (i) the issuance of SCI Common Stock as a dividend or distribution on SCI Common Stock; (ii) certain subdivisions and combinations of the SCI Common Stock; (iii) the issuance to all holders of SCI Common Stock of certain rights or warrants to purchase SCI Common Stock; (iv) the distribution to all holders of SCI Common Stock of (a) shares of capital stock of SCI (other than SCI Common Stock), (b) evidences of indebtedness of SCI and/or (c) other assets (including securities, but excluding any rights or warrants referred to in clause (iii) of this sentence, any dividends or distributions in connection with the liquidation, dissolution or winding-up of SCI, any dividends payable solely in cash that may from time to time be fixed by the Board of Directors of SCI and any dividends or distributions referred to in clause (i) of this sentence); (v) distributions consisting of cash, excluding (a) any cash dividends on the SCI Common Stock to the extent that the aggregate cash dividends per share of SCI Common Stock in any consecutive 12-month period do not exceed the greater of (x) the amount per share of SCI Common Stock of the cash dividends paid on the SCI Common Stock in the immediately preceding 12-month period, to the extent that such dividends for the immediately preceding 12-month period did not require an adjustment of the conversion price pursuant to this clause (v) (as adjusted to reflect subdivisions or combinations of the SCI Common Stock), and (y) 15% of the average of the daily Closing Price (as defined in the LLC Declaration) of the SCI Common Stock for the ten consecutive

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

Trading Days (as defined in the LLC Declaration) immediately prior to the date of declaration of such dividend, and (b) any dividend or distribution in connection with the liquidation, dissolution or winding up of SCI or a redemption of any rights issued under a rights agreement (provided, that no adjustment shall be made pursuant to this clause (v) if such distribution would otherwise constitute a Fundamental Change (as defined below) and be reflected in a resulting adjustment described below); and (vi) payment in respect of a tender or exchange offer by SCI or any subsidiary of SCI for SCI Common Stock to the extent that the cash and value of any other consideration included in such payment per share of SCI Common Stock exceeds (by more than 10%, with any smaller excess being disregarded in computing the adjustment provided hereby) the first reported sale price per share of SCI Common Stock on the Trading Day next succeeding the Expiration Time (as defined in the LLC Declaration) for such tender or exchange offer. If any adjustment is required to be made as set forth in clause (v) of the preceding sentence as a result of a distribution which is a dividend described in subclause (a) of clause (v) of the preceding sentence above, such adjustment would be based upon the amount by which such distribution exceeds the amount of the dividend permitted to be excluded pursuant to such subclause (a) of clause (v) of the preceding sentence. If an adjustment is required to be made as set forth in clause (v) of the preceding sentence as a result of a distribution which is not such a dividend, such adjustment would be based upon the full amount of such distribution. If an adjustment is required to be made as set forth in clause (vi) of the preceding sentence, such adjustment would be calculated based upon the amount by which the aggregate consideration paid for SCI Common Stock acquired in the tender or exchange offer exceeds the value of such shares based on the first reported sale price of the SCI Common Stock on the Trading Day next succeeding the Expiration Time. In lieu of making such a conversion price adjustment in the case of certain dividends or distributions, SCI may provide that upon the conversion of LLC Preferred Securities the holder converting such LLC Preferred Securities will receive, in addition to the shares of SCI Common Stock of which such holder is entitled, the cash, securities or other property which such holder would have received if such holder had, immediately prior to the record date for such dividend or distribution, converted its LLC Preferred Securities into SCI Common Stock.

SCI Finance LLC from time to time may, to the extent permitted by law and with the consent of the Manager, reduce the conversion price by any amount for any period of at least 20 Business Days, in which case SCI Finance LLC shall give at least 15 days' notice of such reduction to the holders of the LLC Preferred Securities. SCI Finance LLC may, at its option and with the consent of the Manager, make such reduction in the conversion price, in addition to those set forth above, as SCI Finance deems advisable to avoid or diminish any income tax to holders of SCI Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for tax purposes or for any other reasons.

If SCI shall be a party to any transaction or series of transactions constituting a Fundamental Change, including, without limitation, (i) any recapitalization or reclassification of the SCI Common Stock (other than a change in par value or as a result of a subdivision or combination of the SCI Common Stock); (ii) any consolidation or merger of SCI with or into another corporation as a result of which holders of SCI Common Stock shall be entitled to receive securities or other property or assets (including cash) with respect to or in exchange for the SCI Common Stock (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of SCI Common Stock); (iii) any sale or transfer of all or substantially all of the assets of SCI; or (iv) any compulsory share exchange, pursuant to any of which holders of SCI Common Stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made so that the holder of each LLC Preferred Security then outstanding shall have the right thereafter to convert such security only into (x) if any such transaction constitutes a Non-Stock Fundamental Change (as defined below), the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of SCI Common Stock issuable upon conversion of such LLC Preferred Security immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after giving effect to any adjustment in the conversion price in accordance with clause (i) of the following paragraph, and (y) if any such transaction constitutes a Common Stock Fundamental Change (as defined below), common stock of the kind received by holders of SCI Common Stock as a result of such Common Stock Fundamental Change in an amount determined in accordance with clause (ii) of the following paragraph. The company formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the SCI Common Stock, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as practical to the relevant adjustments provided for in the preceding paragraphs and in this paragraph.

Notwithstanding any other provision in the preceding paragraphs, if any Fundamental Change (as defined below) occurs, the conversion price in effect will be adjusted immediately after that Fundamental Change as follows:

(i) in the case of a Non-Stock Fundamental Change, the conversion price per share of SCI Common Stock immediately following such Non-Stock Fundamental Change will be the lower of (a) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, and (b) the result obtained by multiplying the greater of the Applicable Price (as defined below) or the then applicable Reference Market Price (defined below) by a fraction of which the numerator will be the liquidation preference of the LLC Preferred Securities as set forth in the applicable Prospectus Supplement and the denominator of which will be the then current Redemption Price per LLC Preferred Security (or, if such Redemption Price is to be determined prior to the date on which the LLC Preferred Securities may first be called for redemption, the prices set forth in the Prospectus Supplement); and

(ii) in the case of a Common Stock Fundamental Change, the conversion price per share of SCI Common Stock immediately following the Common Stock Fundamental Change will be the conversion price in effect immediately prior to the Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as defined below) and the denominator of which is the Applicable Price; provided, that in the event of a Common Stock Fundamental Change in which (a) 100% of the value of the consideration received by a holder of SCI Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, paid with respect to any fractional interests in that common stock resulting from the Common Stock Fundamental Change) and (b) all of the SCI Common Stock shall have been exchanged for, converted into, or acquired for, common stock of the successor, acquiror or other third party, the conversion price per share of SCI Common Stock immediately following the Common Stock Fundamental Change shall be the conversion price in effect immediately prior to the Common Stock Fundamental Change multiplied by a fraction, the numerator of which is one and the denominator of which is the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of SCI Common Stock as a result of the Common Stock Fundamental Change.

Depending upon whether the Fundamental Change is a Non-Stock Fundamental Change or Common Stock Fundamental Change, a holder may receive significantly different consideration upon conversion. In the event of a Non-Stock Fundamental Change, the holder has the right to convert LLC Preferred Securities into the kind and amount of shares of stock and other securities or property or assets (including cash), except as otherwise provided above, as is determined by the number of shares of SCI Common Stock receivable upon conversion at the conversion price as adjusted in accordance with clause (i) of the preceding paragraph. However, in the event of a Common Stock Fundamental Change in which less than 100% of the value of the consideration received by a holder of SCI Common Stock is common stock of the successor, acquiror or other third party, a holder of a LLC Preferred Security who converts such share following the Common Stock Fundamental Change will receive consideration in the form of such common stock only, whereas a holder who converted such share prior to the Common Stock Fundamental Change will have received consideration in the form of such common stock as well as any other securities or assets (which may include cash) issuable upon conversion of such LLC Preferred Security immediately prior to such Common Stock Fundamental Change.

The term "Applicable Price" in this "-- Conversion Rights" section means (i) in the event of a Non-Stock Fundamental Change in which the holders of SCI Common Stock receive only cash, the amount of cash receivable by a holder of one share of SCI Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the reported last sale price for one share of the SCI Common Stock (determined as provided in the LLC Declaration) during the ten Trading

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Days immediately prior to the record date for the determination of the holders of SCI Common Stock entitled to receive cash, securities, property or other assets in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change or, if there is no such record date, prior to the date on which the holders of the SCI Common Stock will have the right to receive such cash, securities, property or other assets.

The term "Common Stock Fundamental Change" in this "-- Conversion Rights" section means any Fundamental Change in which more than 50% of the value (as determined in good faith by SCI's Board of Directors) of the consideration received by holders of SCI Common Stock pursuant to such transaction consists of common stock that, for the ten consecutive Trading Days immediately prior to such Fundamental Change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market; provided, that a Fundamental Change will not be a Common Stock Fundamental Change unless either (i) SCI continues to exist after the occurrence of such Fundamental Change and the outstanding LLC Preferred Securities continue to exist as outstanding LLC Preferred Securities, or (ii) the outstanding LLC Preferred Securities continue to exist as LLC Preferred Securities and are convertible into common stock of the successor to SCI.

The term "Fundamental Change" in this "-- Conversion Rights" section means the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the SCI Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, that in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the conversion price, such Fundamental Change will be deemed to have occurred when substantially all of the SCI Common Stock received in such transaction has been exchanged for, converted into, or acquired for or constitutes solely the right to receive cash, securities, property or other assets but the adjustment shall be based upon the consideration that the holders of SCI Common Stock received in the transaction or event as a result of which more than 50% of the SCI Common Stock shall have been exchanged for, converted into, or acquired for, or shall constitute solely the right to receive such cash, securities, properties or other assets; and provided further, that such term does not include (i) any transaction or event in which SCI and/or any of its subsidiaries are the issuers of all the cash, securities, property or other assets exchanged, acquired or otherwise issued in the transaction or event, or
(ii) any transaction or event in which the holders of SCI Common Stock receive securities of an issuer other than SCI if, immediately following such transaction or event, holders of SCI Common Stock hold a majority of the securities having the power to vote normally in the election of directors of such other issuer outstanding immediately following such transaction or other event.

The term "Non-Stock Fundamental Change" in this "-- Conversion Rights" section means any Fundamental Change other than a Common Stock Fundamental Change.

The term "Purchaser Stock Price" in this "-- Conversion Rights" section means, with respect to any Common Stock Fundamental Change, the average of the reported last sale prices for one share of the common stock received by holders of SCI Common Stock in such Common Stock Fundamental Change during the ten Trading Days immediately prior to the record date for the determination of the holders of SCI Common Stock entitled to receive such common stock or, if there is no such record date, prior to the date upon which the holders of SCI Common Stock shall have the right to receive the common stock.

The term "Reference Market Price" in this "-- Conversion Rights" section will initially mean the price set forth in the accompanying Prospectus Supplement (which unless otherwise specified in the accompanying Prospectus Supplement will be 66 2/3% of the last reported sale price for SCI Common Stock on the New York Stock Exchange on the date of such Prospectus Supplement) and, in the event of any adjustment to the conversion price other than as a result of a Fundamental Change, the Reference Market Price will also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any adjustment will always be the same as the ratio of the initial Reference Market Price to the initial conversion price of the LLC Preferred Securities.

No adjustment in the conversion price will be required unless the adjustment would require a change of at least 1% in the conversion price then in effect; provided, that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

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

The holders of LLC Preferred Securities at the close of the business on a dividend payment record date will be entitled to receive the dividend payment on those shares on the corresponding dividend payment date notwithstanding the subsequent conversion thereof or SCI Finance LLC's default in payment of the dividend due on that dividend payment date. A holder of LLC Preferred Securities on a dividend payment record date who (or whose transferee) tenders any shares for conversion on a dividend payment date will receive the dividend payable by SCI Finance LLC on LLC Preferred Securities on that date.

MISCELLANEOUS

The Transfer Agent, Registrant and Paying and Conversion Agent for the LLC Preferred Securities will be Society National Bank.

Registration of transfers of LLC Preferred Securities will be effected without charge by the Transfer Agent, but upon payment (with the giving of such indemnity as the Transfer Agent may require) in respect of any tax or other governmental charges which may be imposed in relation to it.

The Transfer Agent will not be required to register or cause to be registered the transfer of LLC Preferred Securities after such shares have been called for redemption.

SCI Finance LLC is not subject to any mandatory redemption or sinking fund provisions with respect to the LLC Preferred Securities. Holders of LLC Preferred Securities have no preemptive rights.

SCI and SCI Finance LLC have entered into an agreement (the "Liability Assumption Agreement") pursuant to which SCI, in its capacity as Manager and otherwise, agrees to guarantee the payment of any liabilities incurred by SCI Finance LLC (other than obligations to holders of LLC Preferred Securities). The Liability Assumption Agreement expressly provides that such agreement is for the benefit of, and is enforceable by, third parties to whom SCI Finance LLC owes such obligations.

DESCRIPTION OF LLC GUARANTEES

Set forth below is a summary of information concerning the LLC Guarantee that will be executed and delivered by SCI for the benefit of the holders from time to time of the LLC Preferred Securities.

General. SCI will irrevocably and unconditionally agree, to the extent set forth herein, to pay in full, to the holders of LLC Preferred Shares of any series which may be issued by SCI Finance LLC, including the LLC Preferred Securities, the Guarantee Payments (as defined below) (except to the extent paid by SCI Finance LLC), as and when due, regardless of any defense, right of set-off or counterclaim which SCI Finance LLC may have or assert. The following payments constitute the "Guarantee Payments" for the LLC Preferred Shares: (i) any accumulated and unpaid dividends which have been theretofore declared on the LLC Preferred Shares of any series out of monies legally available therefor, (ii) the redemption price (including all accumulated and unpaid dividends) to the date of payment payable with respect to LLC Preferred Shares of any series called for redemption by SCI Finance LLC out of monies legally available therefor, and (iii) upon a liquidation of SCI Finance LLC, the lesser of (a) the aggregate liquidation preference per LLC Preferred Share and all accumulated and unpaid dividends (whether or not declared) to the date of payment and (b) the amount of remaining assets of SCI Finance LLC legally available to holders of LLC Preferred Shares. The LLC Guarantee also requires SCI to deliver upon conversion of any LLC Preferred Shares all shares of SCI Common Stock or other property into which such LLC Preferred Shares are convertible. SCI's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amount by SCI to the holders of LLC Preferred Shares of any series or by causing SCI Finance LLC to pay such amounts to such holders.

Certain Covenants of SCI. In the LLC Guarantee, SCI will covenant that, so long as any LLC Preferred Shares of any series remain outstanding, if at any time (i) there shall have occurred any event that constitutes an Event of Default under the Loan Agreement, (ii) SCI shall be in default with respect to its payment or other obligations under the LLC Guarantee or the Manager shall be in default under its obligations under the Liability Assumption Agreement or (iii) there shall exist any nonpayment of interest under the Loans, including during any valid extension of the interest payment periods (a) SCI shall not, and SCI shall cause any subsidiary of SCI that is not a wholly owned subsidiary of SCI not to, declare or pay any dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock or the capital stock of any such subsidiary or make any payment in respect of any capital stock of any

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

affiliate of SCI guaranteed by SCI or any of its subsidiaries; provided, that the foregoing shall not prevent or delay (A) the acquisition of any LLC Preferred Securities or Trust Preferred Securities upon the conversion thereof into SCI Common Stock, (B) the distribution of Financing Subordinated Debt Securities upon the occurrence of a Tax Event as described under "Description of the Trust Preferred Securities and Trust Guarantees -- Tax Event Redemption or Distribution," (C) the redemption by the Company of Series C Junior Participating Preferred Stock Purchase Rights in accordance with the Rights Agreement and any reacquisition by the Company of any of its stock issued in any acquisition as a result of a purchase price adjustment or settlement of breach of warranties in connection with such acquisition and (D) the redemption of the Trust Preferred Securities upon the occurrence of any Tax Event as described under "Description of the Trust Preferred Securities and Trust Guarantees -- Tax Event Redemption or Distribution and (b) SCI shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem debt securities issued by SCI ranking pari passu with or junior to the LLC Guarantees or make any payment in respect of any guarantee of any indebtedness of any other person ranking pari passu with or junior to the LLC Guarantee (including, without limitation, the Financing Debt Guarantee); provided, that the foregoing shall not prevent or delay the acquisition of any Financing Subordinated Debt Securities upon conversion of the Trust Preferred Securities into SCI Common Stock.

In the LLC Guarantee, SCI will also covenant that, so long as any LLC Preferred Shares of any series remaining outstanding, it will (i) maintain direct 100% ownership of the LLC Common Shares and any other interests in SCI Finance LLC (other than the LLC Preferred Shares); (ii) cause more than 20% of the total value (initially measured by shareholders' equity determined under generally accepted accounting principles) of SCI Finance LLC and, subject to the preferential rights of the holders of LLC Preferred Securities as to dividends and liquidation distributions, more than 20% of all interests in the capital, income, gain, loss, deduction and credit of SCI Finance LLC to be represented by LLC Common Shares; (iii) not voluntarily dissolve, wind-up or liquidate SCI Finance LLC; (iv) remain the Manager of SCI Finance LLC and timely perform all of its duties as Manager of SCI Finance LLC (including the duty to declare and pay dividends on the LLC Preferred Shares to the extent set forth in the LLC Articles) and (v) use reasonable efforts to cause SCI Finance LLC to remain a limited liability company under the laws of the State of Texas (provided however that SCI Finance LLC may reorganize under the laws of another jurisdiction provided that SCI Finance LLC has received an opinion from nationally recognized legal counsel that such reorganization will not have an adverse effect, including, without limitation, an adverse tax effect, on the holders of the LLC Preferred Securities) and use reasonable efforts to cause SCI Finance LLC to continue to be treated as a partnership for United States Federal income tax purposes.

Amendments and Assignments. Except with respect to any changes which do not adversely affect the rights of holders of LLC Preferred Shares (in which case no vote will be required), the LLC Guarantee may be changed only with the prior approval of the holders of not less than 66 2/3% in liquidation preference (plus all accrued and unpaid dividends per share) of each series of LLC Preferred Shares then outstanding. The manner of obtaining any such approval of holders of LLC Preferred Shares will be as set forth under "-- Voting Rights." All guarantees and agreements contained in the LLC Guarantee shall bind the successors, assigns, receivers, trustees and representatives of SCI and shall inure to the benefit of all LLC Preferred Shares then outstanding.

Termination of the LLC Guarantee. The LLC Guarantee will terminate and be of no further force and effect as to a series of LLC Preferred Shares upon full payment of the redemption price (including all accrued and unpaid dividends), or the retirement or cancellation of all of such series of LLC Preferred Shares, or delivery of all shares of SCI Common Stock or other property required to be delivered upon conversion, with respect to all outstanding LLC Preferred Shares of that series, or shall terminate completely upon full payment of the amounts payable upon liquidation of SCI Finance LLC including the delivery of all shares of SCI Common Stock or other property required to be delivered upon conversion of any LLC Preferred Shares. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of LLC Preferred Shares of such series must restore payment of any sums, SCI Common Stock or other property paid under the LLC Preferred Shares of such series or the LLC Guarantee.

Status of the LLC Guarantee. The LLC Guarantee will constitute an unsecured obligation of SCI and will rank (i) junior in right of payment to all other liabilities of SCI and will be subordinated in right of payment in the same manner and to the same extent as SCI's guarantee of obligations under the Loan Agreement is

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

subordinated to Senior Indebtedness, (ii) senior to the preferred stock of any series issued at or after the date of the LLC Guarantee by SCI and (iii) pari passu with any guarantee entered into at or after the date of the LLC Guarantee by SCI in respect of any preferred or preference stock of any affiliate of SCI. See "-- Description of the Loans -- Subordination." The LLC Guarantee will constitute a guarantee of payment and not of collection. A holder of LLC Preferred Shares may enforce the LLC Guarantee directly against SCI, and SCI will waive any right or remedy to require that any action be brought against SCI Finance LLC or any person or entity before proceeding against SCI. The LLC Guarantee will not be discharged except by payment of the Guarantee Payments in full (to the extent not paid by SCI Finance LLC) and by complete performance of all obligations under the LLC Guarantee.

Governing Law. The LLC Guarantee will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE LOANS

Set forth below is a summary of information concerning the Loans from SCI Finance LLC to SCI Limited of 99% of the proceeds from the issuance of (i) the LLC Preferred Securities and (ii) the LLC Common Shares and related capital contributions ("Common Share Payments").

General. Pursuant to the Loan Agreement, SCI Finance LLC has agreed to make the Loans to SCI Limited in an aggregate principal amount equal to 99% of the sum of the aggregate liquidation preference of the LLC Preferred Securities issued and sold by SCI Finance LLC and the aggregate Common Share Payments.

The entire principal amount of the Loans will become due and payable (together with any accrued and unpaid interest thereon) on the earlier of the date set forth in the accompanying Prospectus Supplement or the date upon which SCI, SCI Limited or SCI Finance LLC shall be dissolved, wound-up or liquidated.

Mandatory Payment. If SCI Finance LLC redeems LLC Preferred Securities in accordance with the terms thereof, the Loans will become due and payable in a principal amount equal to the aggregate liquidation preference of the LLC Preferred Securities so redeemed, together with any and all accrued but unpaid interest thereon and any premium in excess of such principal amount. Any payment pursuant to this provision shall be made in immediately available funds prior to 12:00 noon, New York time, on the date fixed for such redemption or at such other time on such earlier date as SCI Finance LLC, SCI Limited and SCI shall agree.

Optional Prepayment. SCI Limited will have the right to prepay the Loans, in whole or in part (together with (i) a premium computed based on the same percentage as the percentage difference between the then applicable Redemption Price on the LLC Preferred Securities and the stated liquidation preference of the LLC Preferred Securities and (ii) any accrued but unpaid interest), as set forth in the accompanying Prospectus Supplement.

Interest. The Loans will bear interest at an annual rate as set forth in the accompanying Prospectus Supplement from the date they are made until maturity. Such interest shall be payable on the last day of each calendar month of each year, commencing as set forth in the accompanying Prospectus Supplement. If any date on which interest is payable on the Loans is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date, subject to certain rights of extension described below.

Extended Interest Payment Period. SCI Limited shall have the right at any time or from time to time during the term of the Loans, so long as SCI Limited is not in default in the payment of interest on the Loans, to extend interest payments under the Loans for up to 60 monthly interest payment periods; and at the end of such extended period SCI Limited shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Loans to the extent permitted by applicable law); provided, that, during any such extended interest payment period, or at any time during which there is an Event of Default under the Loans, (i) SCI shall not, and SCI shall cause any subsidiary of SCI that is not a wholly owned subsidiary of SCI not to, declare or pay any dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock or the capital stock of any such subsidiary or make any payment in respect of any capital stock of any affiliate of SCI guaranteed by SCI or any of its subsidiaries;

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

provided, that the foregoing shall not prevent or delay (a) the acquisition of any LLC Preferred Securities or Trust Preferred securities upon the conversion thereof into SCI Common Stock, (b) the distribution of Financing Subordinated Debt Securities upon the occurrence of a Tax Event as described under "Description of the Trust Preferred Securities and Trust Guarantees -- Tax Event Redemption or Distribution" (c) the redemption by the Company of the Rights in accordance with the Rights Agreement and any reacquisition by the Company of any of its stock issued in any acquisition as a result of a purchase price adjustment or settlement of breach of warranties in connection with such acquisition and (d) the redemption of the Trust Preferred Securities upon the occurrence of any Tax Event as described under "Description of the Trust Preferred Securities and Trust Guarantees -- Tax Event Redemption or Distribution" and (ii) SCI shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem debt securities issued by SCI ranking pari passu with or junior to the SCI guarantees of the Loans or make any payment in respect of any guarantee of any indebtedness of any other person ranking pari passu with or junior to the SCI guarantee of the Loans (including, without limitation, the Financing Debt Guarantees; provided, that the foregoing shall not prevent or delay the acquisition of any Financing Subordinated Debt Securities upon conversion of the Trust Preferred Securities into SCI Common Stock. Prior to the termination of any such extended interest payment period, SCI Limited may further extend the interest payment period, provided, that such extended interest payment period together with all such further extensions thereof may not exceed 60 monthly interest payments in the aggregate over the term of the Loans. SCI Limited shall give SCI Finance LLC notice of its selection of an extended interest payment period at least one Business Day prior to the earlier of (i) the date SCI Finance LLC declares, or would be scheduled to declare, the related dividend or (ii) the date SCI Finance LLC is required to give notice of the record or payment date of such related dividend to any national securities exchange on which the LLC Preferred Securities are listed or other applicable self-regulatory organization or to holders of the LLC Preferred Securities, but in any event not less than two Business Days prior to such record date. SCI shall cause SCI Finance LLC to give such notice of SCI Limited's selection of such extended interest payment period to the holders of the LLC Preferred Securities concurrently therewith.

Additional Interest. If at any time SCI Finance LLC is or will be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, SCI Limited also will pay as additional interest such amounts as shall be required so that the net amounts received and retained by SCI Finance LLC after paying any such taxes, duties, assessments or governmental charges will not be less than the amounts SCI Finance LLC would have received had no such taxes, duties, assessments or governmental charges been imposed.

Method and Date of Payment. Each payment by Financing of principal of, premium, if any, and interest on the Loans shall be made to SCI Finance LLC in lawful money of the United States, at such place and to such accounts as may be designated by SCI Finance LLC.

Subordination. The Loan Agreement provides that SCI's guarantee of the Loans is subordinate and junior in right of payment to all Senior Indebtedness as provided in the Loan Agreement. In this section, the term "Senior Indebtedness" means the principal of, and premium, if any, and interest on (i) all indebtedness of SCI, other than ordinary trade credit and other accounts payable arising in the ordinary course of business, whether outstanding on the date of the Loan Agreement or thereafter created, incurred or assumed, which is for money borrowed, or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities, (ii) any indebtedness of others of the kinds described in the preceding clause (i) for which SCI is responsible or liable as guarantor and
(iii) amendments, renewals, extensions and refundings of any such indebtedness, unless in any instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such indebtedness is not superior in right of payment to SCI's guarantee of the Loans. The Financing Debt Guarantee and the Preferred Securities Guarantee shall each expressly provide that all indebtedness and other obligations of SCI thereunder is not superior in right of payment to SCI's guarantee of the Loans. The Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions of the Loan Agreement irrespective of any amendment, modification or waiver of any term of the Senior Indebtedness or extension or renewal of the Senior Indebtedness.

The rights of SCI Limited and its creditors, including SCI Finance LLC as to the Loans, and SCI and its creditors, including SCI Finance LLC pursuant to SCI's guarantee of the Loans and the holders under the LLC Guarantee, to participate in the assets of any subsidiary of SCI Limited or SCI upon any liquidation or reorganization of such subsidiary or otherwise will be subject to the prior claims of creditors of such subsidiary, except to the extent that SCI Limited or SCI may itself be a creditor with recognized claims against the subsidiary. The ability of SCI Limited or SCI to meet its obligations may be dependent upon the payment to it of dividends, interest and other charges by its subsidiaries. The ability of SCI Limited's subsidiaries and SCI's subsidiaries to pay dividends or make other payments to SCI Limited or SCI, as the case may be, is not currently subject to any contractual or legal restriction (except for limitations imposed by applicable state corporation laws) which could materially affect SCI Limited's and SCI's ability to meet their obligations under the Loan Agreement and the LLC Guarantee. Through their ownership of their subsidiaries, SCI Limited and SCI currently control (subject to applicable state corporation laws) such subsidiaries' payment of dividends or other distributions; there can be no assurance, however, that SCI Limited and SCI will continue such ownership and control of their subsidiaries.

If (i) SCI shall default in the payment of any principal of, premium, if any, or interest on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or declaration or otherwise or (ii) an event of default occurs with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof and written notice of such event of default is given to SCI by the holders of such Senior Indebtedness, then unless and until such default in payment or event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) may be made or agreed to be made by SCI on account of SCI's guarantee of the Loans or interest thereon or by SCI in respect of any repayment, redemption, retirement, purchase or other acquisition of the Loans.

In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to SCI or its property or for the benefit of its creditors, (ii) any proceeding for the liquidation, dissolution or other winding up of SCI, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,
(iii) any assignment by SCI for the benefit of creditors or (iv) any other marshaling of the assets of SCI, all Senior Indebtedness (including, without limitation, interest accruing thereon after the commencement of any such proceeding, assignment or marshaling of assets) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, may be made by SCI on account of its guarantee obligations under the Loan Agreement and the Loans. In any such event, any payment or distribution, whether in cash, securities or other property (other than securities of SCI or any other corporation provided for by a plan of reorganization or a readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions relating to SCI's guarantee obligations under the Loan Agreement and the Loans with respect to the indebtedness evidenced by the Loans, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provision) be payable or deliverable in respect of SCI's guarantee obligations under the Loan Agreement and the Loans shall be paid or delivered directly to the holders of Senior Indebtedness (or their representative or trustee) in accordance with the priorities then existing among such holders until all Senior Indebtedness shall have been paid in full. No present or future holder of any Senior Indebtedness may be prejudiced in the right to enforce subordination of SCI's guarantee obligations under the Loan Agreement and the Loans by any act or failure to act on the part of SCI.

Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior Indebtedness then outstanding. Upon the payment in full of all Senior Indebtedness, SCI Finance LLC shall be subrogated to all the rights of any holders of Senior Indebtedness to receive any further payments or distributions applicable to the Senior Indebtedness until the Loans shall have been paid in full, and such payments or distributions of cash, securities or other property received by SCI Finance LLC, by reason of such subrogation, which otherwise would be paid or distributed to the holders of Senior Indebtedness, shall, as between SCI and its creditors other than the holders of Senior Indebtedness on the one hand, and SCI Finance LLC, on the other, be deemed to be a payment by SCI on account of Senior Indebtedness, and not on account of SCI's guarantee obligations under the Loan Agreement and the Loans.

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

Covenants. SCI will covenant that if at any time (i) there shall have occurred any event that constitutes an Event of Default under the Loan Agreement, (ii) SCI shall be in default with respect to its payment or other obligations under the LLC Guarantee or SCI or the Manager shall be in default under its obligations under the Liability Assumption Agreement or (iii) there shall exist any nonpayment of interest under the Loans, including during any valid extension of the interest payment periods (a) SCI shall not, and SCI shall cause any subsidiary of SCI that is not a wholly owned subsidiary of SCI not to, declare or pay any dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock or the capital stock of any such subsidiary or make any payment in respect of any capital stock of any affiliate of SCI guaranteed by SCI or any of its subsidiaries; provided, that the foregoing shall not prevent or delay (1) the acquisition of any LLC Preferred Securities or Trust Preferred Securities upon the conversion thereof into SCI Common Stock, (2) the distribution of Financing Subordinated Debt Securities upon the occurrence of a Tax Event as described under "Description of the Trust Preferred Securities and Trust Guarantees -- Tax Event Redemption or Distribution," (3) the redemption by the Company of the Rights in accordance with the Rights Agreement and any reacquisition by the Company of any of its stock issued in any acquisition as a result of a purchase price adjustment or settlement of breach of warranties in connection with such acquisition and (4) the redemption of the Trust Preferred Securities upon the occurrence of any Tax Event as described under "Description of the Trust Preferred Securities and Trust Guarantees -- Tax Event Redemption or Distribution" and (b) SCI shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem debt securities issued by SCI ranking pari passu with or junior to the SCI guarantee of the Loans or make any payment in respect of any guarantee of any indebtedness of any other person ranking pari passu with or junior to the SCI guarantee of the Loans (including, without limitation, the Financing Debt Guarantee); provided, that the foregoing shall not prevent or delay the acquisition of any Financing Subordinated Debt Securities upon conversion of the Trust Preferred Securities into SCI Common Stock. SCI will also covenant (i) to maintain direct 100% ownership of the LLC Common Shares and any other interests of SCI Finance LLC other than the LLC Preferred Shares, (ii) to cause more than 20% of the total value (initially measured by shareholders' equity determined in accordance with generally accepted accounting principles) of SCI Finance LLC and, subject to the preferential rights of the holders of LLC Preferred Shares as to dividends and liquidation distributions, more than 20% of all interests in the capital, income, gain, loss, deduction and credit of SCI Finance LLC to be represented by LLC Common Shares, (iii) not to dissolve, wind-up or liquidate SCI Finance LLC voluntarily, (iv) to remain the Manager of SCI Finance LLC and to timely perform all of its duties as Manager (including the duty to declare and pay dividends on the LLC Preferred Shares as described in "-- Dividends") and (v) to use its reasonable efforts to cause SCI Finance LLC to remain a limited liability company under the laws of the State of Texas (provided however that SCI Finance LLC may reorganize under the laws of another jurisdiction provided that SCI Finance LLC has received a legal opinion from nationally recognized legal counsel that such reorganization will not have an adverse effect, including, without limitation, an adverse tax effect, on the holders of the LLC Preferred Securities) and use reasonable efforts to cause SCI Finance LLC to continue to be treated as a partnership for United States Federal income tax purposes. In addition, SCI has agreed to maintain and reserve sufficient authorized but unissued Common Stock sufficient to satisfy all conversion rights under the LLC Preferred Securities and to have available for issuance such other property as may be subject to delivery pursuant to such conversion rights.

SCI Finance LLC may not waive compliance or waive any default in compliance by SCI Limited of any covenant or other term in the Loan Agreement or by SCI of its guarantee of the Loans without the approval of the same percentage of the holders of LLC Preferred Securities, obtained in the same manner, as would be required for an amendment of the Loan Agreement to the same effect.

Events of Default. If one or more of the following events (each an "Event of Default") shall occur and be continuing:

(i) default in the payment of any interest on the Loans when due for 10 Business Days; provided, however, that a valid extension of the interest payment period by Financing shall not constitute a default in the payment of interest for this purpose (see "-- Description of the Loans-- Interest"); or

(ii) default in the payment of principal of or premium of any, on the Loans when due; or

(iii) failure of SCI to comply with the conversion provisions of the LLC Preferred Securities; or

(iv) the dissolution, winding-up or liquidation of SCI Finance LLC; or

(v) the bankruptcy, insolvency or liquidation of SCI or SCI Limited; or

(vi) breach by SCI Limited or SCI of any of its covenants under the Loan Agreement continued for 30 days after notice to SCI Limited and SCI from the holders of not less than 25 percent in liquidation preference of the LLC Preferred Securities then outstanding;

then, SCI Finance LLC will have the right to declare the principal of and the interest on the Loans (including any interest subject to an extension election) and all other amounts payable under the Loan Agreement to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Loans. Under the terms of the LLC Preferred Securities, the holders of outstanding LLC Preferred Securities will have the rights referred to under "-- Voting Rights," including the right to appoint a trustee, which trustee will be authorized to exercise SCI Finance LLC's right to accelerate the principal amount of the Loans and to enforce SCI Finance's LLC other creditor rights under the Loans and the Loan Agreement, and SCI Limited and SCI agree to cooperate with such trustee.

Miscellaneous. SCI Limited will have the right at all times to assign any of its rights or obligations under the Loan Agreement to a direct or indirect wholly owned subsidiary of SCI; provided, that, in the event of any such assignment, SCI Limited will remain jointly and severally liable for all such obligations; and provided further, that SCI Limited shall receive an opinion of legal counsel that the effect of any such assignment does not cause SCI Finance to be considered an "investment company" under the 1940 Act. SCI Finance LLC may not assign any of its rights under the Loan Agreement without the prior written consent of SCI Limited and SCI. Subject to the foregoing, the Loan Agreement will be binding upon and inure to the benefit of SCI Limited, SCI and SCI Finance LLC and their respective successors and assigns. The Loan Agreement provides that it may not otherwise be assigned by SCI Limited, SCI Finance LLC or SCI.

The Loan Agreement will provide that neither SCI Limited nor SCI may permit another entity to merge with or into SCI Limited or SCI, as the case may be, unless (i) at such time no Event of Default has occurred and is continuing, or would occur as a result of such merger, and (ii) either (a) SCI Limited or SCI, as the case may be, is the survivor of such merger or (b) the survivor is a corporation organized under the laws of the United States or any state thereof and expressly assumes all of the obligations of SCI Limited or SCI, as the case may be, under the Loan Agreement and the Loans and SCI Limited receives an opinion of counsel from nationally recognized legal counsel that the merger will not result in the recognition of taxable gain or loss by the holders of the LLC Preferred Securities.

The Loan Agreement will be governed by and construed in accordance with the laws of the State of New York.

The Loan Agreement may be amended by mutual consent of the parties in the manner the parties shall agree; provided, that, so long as any of the LLC Preferred Securities remain outstanding, no such amendment shall be made that adversely affects the holders of LLC Preferred Securities, no termination of the Loan Agreement shall occur, and no Event of Default or compliance with any covenant under the Loan Agreement may be waived by SCI Finance LLC, without the prior consent of the holders of 66 2/3% in liquidation preference of the outstanding LLC Preferred Securities, in writing or at a duly constituted meeting of such holders.

            BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

DTC will act as securities depository for the Trust Preferred Securities and the LLC Preferred Securities (together the "Preferred Securities"). The Preferred Securities will be issued as fully-registered in the name of Cede & Co. (DTC's partnership nominee). One or more fully-registered global Trust Preferred Security or LLC Preferred Security certificates will be issued, representing in the aggregate the total number of applicable Preferred Securities, and will be deposited with DTC. DTC may act as securities depository for any of the other Securities; if it does so, a description of the applicable book-entry procedures will be set forth in the applicable Prospectus Supplement.

DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Commission.

Purchases of Preferred Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmations from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities, except if use of the book-entry system for the Preferred Securities is discontinued. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global Preferred Security certificate.

DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such series to be redeemed.

Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will consent or vote with respect to Preferred Securities. Under its usual procedures, DTC mails an Omnibus Proxy to SCI Finance LLC, in the case of LLC Securities, or the applicable SCI Trust, in the case of Trust Preferred Securities, as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Dividend payments on the Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, SCI Finance LLC, any SCI Trust or SCI, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of dividends to DTC is the responsibility of SCI Finance LLC or the applicable SCI Trust, as the case may be, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owner will be the responsibility of Direct and Indirect Participants.

DTC has advised SCI, the SCI Trusts and SCI Finance LLC that it will take any action permitted to be taken by a holder of Preferred Securities (including, without limitation, the presentation of a Preferred Security certificate for conversion) only at the direction of one or more Participants to whose account with DTC interest in such shares represented by a global certificate are credited and only in respect of such number of Preferred Securities represented by a global certificate as to which such Participant or Participants has or have given such direction.

DTC may discontinue providing its services as securities depository with respect to the Preferred Securities at any time by giving reasonable notice to SCI Finance LLC or the applicable SCI Trust. Under such circumstances, if a successor securities depository is not obtained, Preferred Securities certificates are required to be printed and delivered.

The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that SCI, the SCI Trusts and SCI Finance LLC believe to be reliable, but none of SCI, either SCI Trust, SCI Finance LLC or any underwriter or agent takes responsibility for the accuracy thereof.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS
                    REGARDING THE TRUST PREFERRED SECURITIES
                        OR THE LLC PREFERRED SECURITIES

Certain United States federal income tax considerations applicable to any offering of Trust Preferred Securities or LLC Preferred Securities will be described in the Prospectus Supplement relating thereto.

                              PLAN OF DISTRIBUTION

The Company, each SCI Trust and/or SCI Finance LLC may sell Securities to or through underwriters, and also may sell Securities directly to other purchasers or through agents. The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of Securities, underwriters may receive compensation from the Company, each SCI Trust and/or SCI Finance LLC or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company, each SCI Trust and/or SCI Finance LLC and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions, under the Act. Any such underwriter or agent will be identified, and any such compensation received from the Company, each SCI Trust and/or SCI Finance LLC will be described, in the Prospectus Supplement.

Under agreements which may be entered into by the Company, each SCI Trust and/or SCI Finance LLC, underwriters and agents who participate in the distribution of Securities may be entitled to indemnification by the Company, each SCI Trust and/or SCI Finance LLC against certain liabilities, including liabilities under the Act.

If so indicated in the Prospectus Supplement, the Company, each SCI Trust and/or SCI Finance LLC will authorize underwriters or other persons acting as the Company's, an SCI Trust's and/or SCI Finance's LLC agents to solicit offers by certain institutions to purchase Securities from the Company, each SCI Trust and/or SCI Finance LLC pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company, each SCI Trust and/or SCI Finance LLC. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

                                 LEGAL MATTERS

The validity of the Securities (other than the Trust Preferred Securities) offered hereby will be passed upon for the Company, Financing and SCI Finance LLC, respectively, by Fulbright & Jaworski L.L.P., Houston, Texas, special counsel for the Company. The validity of the Trust Preferred Securities will be passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom, Wilmington, Delaware, special counsel to the Company and the Underwriters with respect to the Trust Preferred Securities. Certain tax matters with respect to the Trust Preferred Securities and the LLC Preferred Securities will be passed upon for the Company and SCI Finance LLC by Miller & Chevalier, Chartered, Washington, D.C., special tax counsel for the Company. Certain legal matters in connection with the Securities will be passed upon for any underwriters by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York.

                                    EXPERTS

The consolidated financial statements of Service Corporation International at December 31, 1994, and for the two years then ended appearing in Service Corporation International's Annual Report (Form 10-K) for the year ended December 31, 1993, have been audited by Coopers & Lybrand L.L.P., independent auditors, and at December 31, 1992, and for the year ended December 31, 1992, by Ernst & Young LLP, independent auditors, as set forth in their respective reports thereon incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                                  [SCI LOGO]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Set forth below is an estimate (except for the Securities and Exchange Commission (the "Commission") registration fee) of the fees and expenses payable by the Company in connection with the distribution of the Securities:

        SEC registration fee........................................    $  306,462.07
        Printing costs..............................................          *
        Legal fees and expenses.....................................          *
        Accounting fees and expenses................................        13,500.00
        Blue Sky fees and expenses..................................          *
        Trustee fees and expenses...................................          *
        Paying and Conversion Agent fee.............................          *
        Rating agency fee...........................................          *
        Miscellaneous...............................................          *
                                                                        -------------
                  Total.............................................    $     *
                                                                         ============

- ---------------
* To be supplied by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company

The Company is a Texas corporation.

Article 2.02-1 of the Texas Business Corporation Act (the "TBCA") provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is or is threatened to be made a named defendant by reason of his position as director or officer, provided that he conducted himself in good faith and reasonably believed that, in the case of conduct in his official capacity as director or officer, such conduct was in the corporation's best interests, or, in all other cases, that such conduct was not opposed to the corporation's best interests. In the case of any criminal proceeding, a director or officer may be indemnified only if he had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

Under the Company's Restated Articles of Incorporation, as amended (the "Articles of Incorporation"), no director of the registrant will be liable to the registrant or any of its shareholders for monetary damages for an act or omission in the director's capacity as a director, except for liability (i) for any breach of the director's duty of loyalty to the registrant or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for any transaction for which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, (iv) for acts or omissions for which the liability of a director is expressly provided by statute, or (v) for acts related to an unlawful stock repurchase or dividend payment. The Articles of Incorporation further provide that, if the statutes of Texas are amended to further limit the liability of a director, then the liability of the Company's directors will be limited to the fullest extent permitted by any such provision.

The Company's Bylaws provide for indemnification of officers and directors of the registrant and persons serving at the request of the registrant in such capacities for other business organizations against certain losses, costs, liabilities and expenses incurred by reason of their positions with the registrant or such other business organizations. The Company also has policies insuring its officers and directors and certain officers and directors of its wholly owned subsidiaries against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Act").

SCI Trusts

The Declaration of each SCI Trust provides that no Regular Trustee, affiliate of any Regular Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of any Regular Trustee, or any employee or agent of such SCI Trust or its affiliates (each an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to such SCI Trust or any employee or agent of the trust or its affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such SCI Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by such Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such acts or omission. The Declaration of each SCI Trust also provides that to the fullest extent permitted by applicable law, SCI shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such SCI Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by such Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such act or omissions. The Declaration of each SCI Trust further provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by SCI prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by such Declaration.

Financing

Financing is a Delaware corporation.

The Certificate of Incorporation and Bylaws of Financing provide that Financing shall indemnify its officers, agents and directors to the full extent permitted by the General Corporation Law of Delaware (the "GCL"). Section 145 of the GCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding (other than a proceeding by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar position of another entity against expenses (including attorneys' fees), judgements, fines and settlements incurred by such person in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Section 145 of the GCL further provides that the corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar position of another entity against expenses (including attorneys' fees) incurred by such person in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall be made with respect to any matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the corporation, unless, and to the extent, the Delaware Court of Chancery or such court in which such proceeding was brought, despite the adjudication of liability, determines such person is entitled to indemnity.

Section 145 of the GCL provides that such indemnity obligations of a corporation shall only arise if authorized by (i) a majority of a quorum of directors who are not a party to the proceeding, (ii) independent legal counsel to the corporation if a quorum of such directors is not obtainable, (iii) independent legal counsel to the corporation if a quorum of such directors is obtainable and such directors direct such counsel to make the determination or (iv) the stockholders. The board of directors of the corporation may authorize expenses in connection with such a proceeding to be paid in advance of the final disposition of such proceeding upon receipt of an undertaking by the person on whose behalf such expenses are to be paid to repay such expenses in the event such person is not entitled to indemnify.

Section 145 of the GCL also provides that a corporation may maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar position of another entity against any liability incurred by such person in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under the GCL.

Pursuant to Section 102(b)(7) of the GCL, the Certificate of Incorporation of Financing provides that a director of Financing shall not be personally liable to the Company or its stock holders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (c) in connection with certain illegal dividend payments and stock redemptions, or (d) for any transaction from which the director derived an improper personal benefit.

SCI Finance LLC

SCI Finance LLC is a Texas limited liability company. The Texas Limited Liability Company Act provides that a Texas limited liability company shall have power to indemnify managers, officers, employees, agents and others to the same extent a corporation may indemnify directors, employees, agents and others under the TBCA. See Item 15 above, "The Company". Regulation 25 of SCI Finance LLC's Regulations authorizes SCI Finance LLC to indemnify any officer, director, employee or other agent of the Manager, in such agent's capacity as such, to the fullest extent permitted by law; provided that no amendment to or repeal of the Regulations shall adversely affect any right existing at the time of the amendment of or repeal of the Regulations. Regulation 25 also permits SCI Finance LLC to purchase and maintain insurance on behalf of the Manager and certain other person, whether or not it would have the power under Regulation 25 to indemnify such persons against the related expense, liability or loss.

Additionally, Article Nine of the LLC Articles eliminates, to the extent permitted by law, in certain circumstances the monetary liability of any officer, director, employee or other agent of any manager of SCI Finance (each, an "Agent") for an act or omission in such Agent's capacity as an Agent. This provision does not eliminate or limit the liability of any such Agent to the extent such Agent is found liable for (i) a breach of such Agent's duty of loyalty to SCI Finance LLC or its members; (ii) an act or omission not in good faith that constitutes a breach of duty of such Agent to SCI Finance LLC or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which such Agent received an improper benefit, whether or not the benefit resulted from an action taken within the scope of such Agent's office; or (iv) an act or omission for which the liability of any such Agent is expressly provided for by statute. Any repeal or amendment of Article Nine by the members of SCI Finance LLC is prospective only and will not adversely affect any limitations on the liability of any Agent existing at the time of such repeal or amendment.

The Registrants

Reference is made to the Forms of Underwriting Agreements, filed as Exhibits 1.1, 1.2, 1.3 and 1.4 hereto, which contain provisions for indemnification of each of the registrants, their directors, officers and any controlling persons, by the Underwriters against certain liabilities for information furnished by the Underwriters.

For a statement of the registrants' undertakings with respect to indemnification of directors and officers, see Item 17 below.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) EXHIBITS

       EXHIBIT
       NUMBER                                      DESCRIPTION
- ---------------------------------------------------------------------------------------------
          *1.1       -- Form of Underwriting Agreement between SCI and the Underwriter(s)
                        with respect to Equity Securities.
          *1.2       -- Form of Underwriting Agreement between SCI and the Underwriter(s)
                        with respect to Company Debt Securities.
          *1.3       -- Form of Underwriting Agreement among SCI Finance LLC, SCI and the
                        Underwriter(s) with respect to LLC Preferred Securities.
          *1.4       -- Form of Underwriting Agreement among an SCI Trust, SCI and the
                        Underwriter(s) with respect to Trust Preferred Securities.
           3.1       -- Restated Articles of Incorporation, as amended. (Incorporated by reference to Exhibit 3.1 to Registration Statement No. 2-50721 on
                        Form S-1).
           3.2       -- Articles of Amendment to Restated Articles of Incorporation.
                        (Incorporated by reference to Exhibit (4)(i)1 to Form 10-Q for the fiscal quarter ended July 31, 1982).
           3.3       -- Articles of Amendment to Restated Articles of Incorporation.
                        (Incorporated by reference to Exhibit 3.1 to Form 10-Q for the fiscal quarter ended July 31, 1983).
           3.4       -- Articles of Amendment to Restated Articles of Incorporation.
                        (Incorporated by reference to Exhibit 4.7 to Registration Statement
                        No. 33-8727 on Form S-3).
           3.5       -- Articles of Amendment to Restated Articles of Incorporation.
                        (Incorporated by reference to Exhibit 4.1 to Amendment No. 3 to
                        Registration Statement No. 33-16678 on Form S-4).
           3.6       -- Articles of Amendment to Restated Articles of Incorporation.
                        (Incorporated by reference to Exhibit 3.8 to Registration Statement
                        No. 33-47097 on Form S-4).
           3.7       -- Bylaws, as amended. (Incorporated by reference to Exhibit 3.7 to Form
                        10-K for the fiscal year ended December 31, 1991).
           3.8       -- SCI Finance LLC Articles of Organization. (Incorporated by reference to Exhibit 3.8 to Registration Statement No. 33-56069 on Form S-3).
           3.9       -- SCI Finance LLC Regulations. (Incorporated by reference to Exhibit
                        3.9 to Registration Statement No. 33-56069 on Form S-3).
           3.10      -- Form of Amendment to the Regulations of SCI Finance LLC.
                        (Incorporated by reference to Registration Statement No. 33-56069 on
                        Form S-3).
        **3.11       -- Form of Second Amendment to the Regulations of SCI Finance LLC.
          *3.12      -- Certificate of Trust of SCI Financing I.
          *3.13      -- Certificate of Trust of SCI Financing II.
          *3.14      -- Declaration of Trust of SCI Financing I.
          *3.15      -- Declaration of Trust of SCI Financing II.
        **3.16       -- Form of Amended and Restated Declaration of Trust.
          *3.17      -- Certificate of Incorporation of Financing.
          *3.18      -- Bylaws of Financing.
           4.1       -- Senior Indenture, dated as of February 1, 1993, between SCI and the
                        Bank of New York, as Trustee. (Incorporated by reference to Exhibit
                        4.1 to Form 8-K dated January 26, 1993).

       EXHIBIT
       NUMBER                                      DESCRIPTION
       -------                                     -----------
           4.2       -- Senior Subordinated Indenture, dated as of           , 1994, between
                        SCI and Texas Commerce Bank National Association, as Trustee.
                        (Incorporated by reference to Exhibit 4.2 to Registration Statement
                        No. 33-56069 on Form S-3).
           4.3       -- Subordinated Indenture, dated as of September 1, 1991, between SCI and Texas Commerce National Bank Association, as Trustee.
                        (Incorporated by reference to Exhibit 4.1 to Form 8-K dated October
                        23, 1991).
         **4.4       -- Subordinated Indenture, dated as of               , 1995, among SCI,
                        Financing and The Bank of New York, as Trustee.
           4.5       -- Form of Common Stock Warrant Agreement (including Form of Warrant)
                        (Incorporated by reference to Exhibit 4.4 to Registration Statement
                        No. 33-56069 on Form S-3).
           4.6       -- Forms of Additional Documents establishing the LLC Preferred
                        Securities.
                        (a) -- Form of SCI Payment, Guarantee and Conversion Agreement.
                               (Incorporated by reference to Exhibit 4.5(a) to Registration
                               Statement No.33-56069 on Form S-3).
                        (b) -- Form of Loan Agreement. (Incorporated by reference to Exhibit
                               4.5(b) to Registration Statement No. 33-56069 on Form S-3).
                        (c) -- Form of Liability Assumption Agreement. (Incorporated by
                               reference to Exhibit 4.5(c) to Registration Statement 33-56069
                               on Form S-3).
           4.7       -- Rights Agreement dated as of July 18, 1988 between the Company and
                        Texas Commerce Bank National Association. (Incorporated by reference to Exhibit 1 to Form 8-K dated July 18, 1988).
           4.8       -- Amendment, dated as of May 10, 1990, to the Rights Agreement, dated as of July 18, 1988, between the Company and Texas Commerce Bank
                        National Association. (Incorporated by reference to Exhibit 1 to Form
                        8-K dated May 10, 1990).
           4.9       -- Agreement Appointing a Successor Rights Agent under Rights Agreement, dated as of June 1, 1990, by the Company and Ameritrust Company
                        National Association. (Incorporated by reference to Exhibit 4.1 to
                        Form 10-Q for the fiscal quarter ended June 30, 1990).
          *4.10      -- Undertaking to furnish instruments relating to long-term debt.
         **5.1       -- Opinion of Fulbright & Jaworski L.L.P. regarding the Common Stock, the Preferred Stock, the Debt Securities, the Guarantees and LLC
                        Preferred Securities.
         **8         -- Opinion of special tax counsel regarding certain tax matters.
          12.1       -- Ratio of Earnings to Fixed Charges. (Incorporated by reference to
                        Exhibit 12.2 to Form 10-Q for the fiscal quarter ended March 31,
                        1995.)
          12.2       -- Ratio of Earnings to Combined Fixed Charges and Preferred Stock
                        Dividend Requirements. (Incorporated by reference to Exhibit 12.1 to
                        Form 10-K for the fiscal year ended December 31, 1994).
        **23.1       -- Consent of Fulbright & Jaworski L.L.P. (included in their opinion filed as Exhibit 5.2).
        **23.2       -- Consent of special tax counsel (included in their opinion filed as
                        Exhibit 8).
         *23.3       -- Consent of Independent Accountants (Coopers & Lybrand L.L.P.).
         *23.4       -- Consent of Independent Accountants (Ernst & Young LLP).
         *24         -- Powers of Attorney.

       EXHIBIT
       NUMBER                                      DESCRIPTION
       -------                                     -----------
        *25.1        -- Statement of Eligibility and Qualification Under the Trust Indenture
                        Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1
                        with respect to the Company Senior Debt Securities to be issued pursuant to the Senior Debt Indenture, dated as of February 1, 1993, between SCI and The Bank of New York, as Trustee.
       **25.2        -- Statement of Eligibility and Qualification Under the Trust Indenture
                        Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1
                        with respect to the Company Senior Subordinated Debt Securities to be
                        issued pursuant to the Senior Subordinated Debt Indenture, dated as
                        of                  , 1994, between SCI and Texas Commerce Bank
                        National Association, as Trustee.
       **25.3        -- Statement of Eligibility and Qualification Under the Trust Indenture
                        Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1
                        with respect to the Company Subordinated Debt Securities to be issued pursuant to the Subordinated Debt Indenture, dated as of September 1,
                        1991, among SCI and Texas Commerce Bank National Association, as
                        Trustee.
       **25.4        -- Statement of Eligibility and Qualification Under the Trust Indenture
                        Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1
                        with respect to the Financing Subordinated Debt Securities to be issued pursuant to the Subordinated Debt Indenture dated as of
                                    , 1995, among SCI, Financing and The Bank of New York, as
                        Trustee.
       **25.5        -- Statement of Eligibility and Qualification Under the Trust Indenture
                        Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1
                        with respect to Trust Preferred Securities to be issued under the
                        Amended and Restated Declaration of SCI Financing I dated as of
                             , 1995, among Gregory L. Cauthen, as Trustee, The Bank of New
                        York, as Property Trustee, and The Bank of New York (Delaware), as
                        Delaware Trustee.
       **25.6        -- Statement of Eligibility and Qualification Under the Trust Indenture
                        Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1
                        with respect to Trust Preferred Securities to be issued under the
                        Amended and Restated Declaration of SCI Financing II dated as of
                             , 1995, among Gregory L. Cauthen, as Trustee, The Bank of New
                        York, as Property Trustee, and The Bank of New York (Delaware), as
                        Delaware Trustee.

- ---------------
 * Included herewith.
** To be filed by amendment.

(b) FINANCIAL STATEMENT SCHEDULES.

Financial statement schedules for the three years ended December 31, 1994.

SCHEDULE
   II      Valuation and Qualifying Accounts

The Information required by Schedule II for the three years ended December 31, 1994 is incorporated herein by reference to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1994, as amended.

ITEM 17.  UNDERTAKINGS.

(a) The undersigned hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned hereby undertake that, for purposes of determining any liability under the Act, each filing of SCI's annual report pursuant to Section 13(a) or 15(d) or the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned hereby undertake to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

The undersigned hereby undertake that:

(1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(2) For purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned hereby undertakes the following application for the purpose of determining the eligibility of the applicable trustees to Act under subsection A of Section 310 of the Trust Indenture Act, as amended, in accordance with the Rules and Regulations prescribed by the Commission under Section 305(b)(2) of that Act.

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, SERVICE CORPORATION INTERNATIONAL CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THIS 28TH DAY OF JUNE, 1995.

                                          SERVICE CORPORATION INTERNATIONAL

                                          By:   /s/  JAMES M. SHELGER
                                             ----------------------------------
                                                     James M. Shelger
                                              Senior Vice President, General
                                                  Counsel and Secretary

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT AND IN THE CAPACITIES AND ON THE DATE INDICATED.

                  SIGNATURE                                  TITLE                     DATE
                  ---------                                  -----                     ----
                     *
   -------------------------------------       Chairman of the Board and Chief    June 28, 1995
               R. L. Waltrip                     Executive Officer

                     *
   -------------------------------------       Senior Vice President              June 28, 1995
             George R. Champagne                 and Chief Financial Officer
                                                 (Principal Financial Officer)

                     *
   -------------------------------------       Managing Director -- Financial     June 28, 1995
               Wesley T. McRae                   Reporting (Principal Accounting
                                                 Officer)

                     *
   -------------------------------------       Director                           June 28, 1995
              Anthony L. Coelho

                     *
   -------------------------------------       Director                           June 28, 1995
              Douglas M. Conway

                     *
   -------------------------------------       Director                           June 28, 1995
              Jack Finkelstein

                     *
   -------------------------------------       Director                           June 28, 1995
               A. J. Foyt, Jr.

                     *
   -------------------------------------       Director                           June 28, 1995
             James J. Gavin, Jr.

                     *
   -------------------------------------       Director                           June 28, 1995
               James H. Greer

                     *
   -------------------------------------       Director                           June 28, 1995
           L. William Heiligbrodt

                     *
   -------------------------------------       Director                           June 28, 1995
                B. D. Hunter

                  SIGNATURE                                  TITLE                     DATE
                  ---------                                  -----                     ----
                     *
    -------------------------------------      Director                           June 28, 1995
             John W. Mecom, Jr.

                     *
    -------------------------------------      Director                           June 28, 1995
           Clifton H. Morris, Jr.

                     *
    -------------------------------------      Director                           June 28, 1995
               Samuel W. Rizzo

                     *
    -------------------------------------      Director                           June 28, 1995
             E. H. Thornton, Jr.

                     *
    -------------------------------------      Director                           June 28, 1995
              W. Blair Waltrip

                     *
    -------------------------------------      Director                           June 28, 1995
             Edward E. Williams

*By:     /s/  JAMES M. SHELGER
    -------------------------------------
              James M. Shelger
              Attorney-in-Fact

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, SCI FINANCE LLC CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THIS 28TH DAY OF JUNE, 1995.

                                   SCI FINANCE LLC

                                   By: Service Corporation International, as
                                   Manager

                                   By: /s/  JAMES M. SHELGER
                                       -----------------------------------------
                                   Name:  James M. Shelger
                                   Title: Senior Vice President, General Counsel
                                          and Secretary

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES WITH THE MANAGER INDICATED AND ON THE DATE INDICATED.

                  SIGNATURE                                TITLE                    DATE
                  ---------                                -----                    ----


                       *
    -------------------------------------       Chairman of the Board and       June 28, 1995
                R. L. Waltrip                     Chief Executive Officer

                       *
    -------------------------------------       Senior Vice President           June 28, 1995
             George R. Champagne                  and Chief Financial
                                                  Officer (Principal
                                                  Financial Officer)

                       *
    -------------------------------------       Managing                        June 28, 1995
               Wesley T. McRae                    Director -- Financial
                                                  Reporting (Principal
                                                  Accounting Officer)

                       *
    -------------------------------------       Director                        June 28, 1995
              Anthony L. Coelho

                       *
    -------------------------------------       Director                        June 28, 1995
              Douglas M. Conway

                       *
    -------------------------------------       Director                        June 28, 1995
              Jack Finkelstein

                       *
    -------------------------------------       Director                        June 28, 1995
               A. J. Foyt, Jr.

                       *
    -------------------------------------       Director                        June 28, 1995
             James J. Gavin, Jr.

                       *
    -------------------------------------       Director                        June 28, 1995
               James H. Greer

                       *
    -------------------------------------       Director                        June 28, 1995
           L. William Heiligbrodt

                       *
    -------------------------------------       Director                        June 28, 1995
                B. D. Hunter

                  SIGNATURE                                TITLE                    DATE
                  ---------                                -----                    ----


                      *
    -------------------------------------       Director                        June 28, 1995
             John W. Mecom, Jr.

                      *
    -------------------------------------       Director                        June 28, 1995
           Clifton H. Morris, Jr.

                      *
    -------------------------------------       Director                        June 28, 1995
               Samuel W. Rizzo

                      *
    -------------------------------------       Director                        June 28, 1995
             E. H. Thornton, Jr.

                      *
    -------------------------------------       Director                        June 28, 1995
              W. Blair Waltrip

                      *
    -------------------------------------       Director                        June 28, 1995
             Edward E. Williams

*By:     /s/  JAMES M. SHELGER
    -------------------------------------
              James M. Shelger
              Attorney-in-Fact

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, SCI FINANCING CORPORATION CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THIS 28TH DAY OF JUNE, 1995.

                                   SCI FINANCING CORPORATION

                                   By: /s/  JAMES M. SHELGER
                                       -----------------------------------------
                                   Name:  James M. Shelger
                                   Title: Senior Vice President, General Counsel
                                          and Secretary

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT AND IN THE CAPACITIES INDICATED AND ON THE DATE INDICATED.

                  SIGNATURE                                TITLE                    DATE
                  ---------                                -----                    ----


                      *                         President                       June   , 1995
- ----------------------------------------------    (Chief Executive Officer)
             Gregory L. Cauthen

                      *                         Treasurer                       June   , 1995
- ----------------------------------------------    (Principal Financial
             John H. Lohman, Jr.                  Officer)

                      *                         Vice President                  June   , 1995
- ----------------------------------------------    (Principal Accounting
               Wesley T. McRae                    Officer)

                      *                         Director                        June   , 1995
- ----------------------------------------------
             John H. Lohman, Jr.

                      *                         Director                        June   , 1995
- ----------------------------------------------
               Wesley T. McRae

                      *                         Director                        June   , 1995
- ----------------------------------------------
              Curtis G. Briggs

*By:     /s/  JAMES M. SHELGER
    ------------------------------------------
              James M. Shelger
              Attorney-in-Fact

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, EACH OF SCI FINANCING I AND SCI FINANCING II CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THIS 28TH DAY OF JUNE, 1995.

                                          SCI FINANCING I

                                          By: /s/  GREGORY L. CAUTHEN
                                             ---------------------------------
                                                Gregory L. Cauthen, as Trustee


                                          THE BANK OF NEW YORK (DELAWARE), AS
                                          TRUSTEE

                                          By:    /s/  JOSEPH F. LEARY
                                             ---------------------------------
                                                      Joseph F. Leary
                                                      Vice President


                                          SCI FINANCING II

                                          By: /s/  GREGORY L. CAUTHEN
                                             ---------------------------------
                                                Gregory L. Cauthen, as Trustee


                                          THE BANK OF NEW YORK (DELAWARE), AS
                                          TRUSTEE

                                          By:    /s/  JOSEPH F. LEARY
                                             ---------------------------------
                                                      Joseph F. Leary
                                                      Vice President

                            EXHIBIT  INDEX

       EXHIBIT
       NUMBER                                      DESCRIPTION
- ---------------------------------------------------------------------------------------------
          *1.1       -- Form of Underwriting Agreement between SCI and the Underwriter(s)
                        with respect to Equity Securities.
          *1.2       -- Form of Underwriting Agreement between SCI and the Underwriter(s)
                        with respect to Company Debt Securities.
          *1.3       -- Form of Underwriting Agreement among SCI Finance LLC, SCI and the
                        Underwriter(s) with respect to LLC Preferred Securities.
          *1.4       -- Form of Underwriting Agreement among an SCI Trust, SCI and the
                        Underwriter(s) with respect to Trust Preferred Securities.
           3.1       -- Restated Articles of Incorporation, as amended. (Incorporated by reference to Exhibit 3.1 to Registration Statement No. 2-50721 on
                        Form S-1).
           3.2       -- Articles of Amendment to Restated Articles of Incorporation.
                        (Incorporated by reference to Exhibit (4)(i)1 to Form 10-Q for the fiscal quarter ended July 31, 1982).
           3.3       -- Articles of Amendment to Restated Articles of Incorporation.
                        (Incorporated by reference to Exhibit 3.1 to Form 10-Q for the fiscal quarter ended July 31, 1983).
           3.4       -- Articles of Amendment to Restated Articles of Incorporation.
                        (Incorporated by reference to Exhibit 4.7 to Registration Statement
                        No. 33-8727 on Form S-3).
           3.5       -- Articles of Amendment to Restated Articles of Incorporation.
                        (Incorporated by reference to Exhibit 4.1 to Amendment No. 3 to
                        Registration Statement No. 33-16678 on Form S-4).
           3.6       -- Articles of Amendment to Restated Articles of Incorporation.
                        (Incorporated by reference to Exhibit 3.8 to Registration Statement
                        No. 33-47097 on Form S-4).
           3.7       -- Bylaws, as amended. (Incorporated by reference to Exhibit 3.7 to Form
                        10-K for the fiscal year ended December 31, 1991).
           3.8       -- SCI Finance LLC Articles of Organization. (Incorporated by reference to Exhibit 3.8 to Registration Statement No. 33-56069 on Form S-3).
           3.9       -- SCI Finance LLC Regulations. (Incorporated by reference to Exhibit
                        3.9 to Registration Statement No. 33-56069 on Form S-3).
           3.10      -- Form of Amendment to the Regulations of SCI Finance LLC.
                        (Incorporated by reference to Registration Statement No. 33-56069 on
                        Form S-3).
        **3.11       -- Form of Second Amendment to the Regulations of SCI Finance LLC.
          *3.12      -- Certificate of Trust of SCI Financing I.
          *3.13      -- Certificate of Trust of SCI Financing II.
          *3.14      -- Declaration of Trust of SCI Financing I.
          *3.15      -- Declaration of Trust of SCI Financing II.
        **3.16       -- Form of Amended and Restated Declaration of Trust.
          *3.17      -- Certificate of Incorporation of Financing.
          *3.18      -- Bylaws of Financing.
           4.1       -- Senior Indenture, dated as of February 1, 1993, between SCI and the
                        Bank of New York, as Trustee. (Incorporated by reference to Exhibit
                        4.1 to Form 8-K dated January 26, 1993).

       EXHIBIT
       NUMBER                                      DESCRIPTION
       -------                                     -----------
           4.2       -- Senior Subordinated Indenture, dated as of           , 1994, between
                        SCI and Texas Commerce Bank National Association, as Trustee.
                        (Incorporated by reference to Exhibit 4.2 to Registration Statement
                        No. 33-56069 on Form S-3).
           4.3       -- Subordinated Indenture, dated as of September 1, 1991, between SCI and Texas Commerce National Bank Association, as Trustee.
                        (Incorporated by reference to Exhibit 4.1 to Form 8-K dated October
                        23, 1991).
         **4.4       -- Subordinated Indenture, dated as of               , 1995, among SCI,
                        Financing and The Bank of New York, as Trustee.
           4.5       -- Form of Common Stock Warrant Agreement (including Form of Warrant)
                        (Incorporated by reference to Exhibit 4.4 to Registration Statement
                        No. 33-56069 on Form S-3).
           4.6       -- Forms of Additional Documents establishing the LLC Preferred
                        Securities.
                        (a) -- Form of SCI Payment, Guarantee and Conversion Agreement.
                               (Incorporated by reference to Exhibit 4.5(a) to Registration
                               Statement No.33-56069 on Form S-3).
                        (b) -- Form of Loan Agreement. (Incorporated by reference to Exhibit
                               4.5(b) to Registration Statement No. 33-56069 on Form S-3).
                        (c) -- Form of Liability Assumption Agreement. (Incorporated by
                               reference to Exhibit 4.5(c) to Registration Statement 33-56069
                               on Form S-3).
           4.7       -- Rights Agreement dated as of July 18, 1988 between the Company and
                        Texas Commerce Bank National Association. (Incorporated by reference to Exhibit 1 to Form 8-K dated July 18, 1988).
           4.8       -- Amendment, dated as of May 10, 1990, to the Rights Agreement, dated as of July 18, 1988, between the Company and Texas Commerce Bank
                        National Association. (Incorporated by reference to Exhibit 1 to Form
                        8-K dated May 10, 1990).
           4.9       -- Agreement Appointing a Successor Rights Agent under Rights Agreement, dated as of June 1, 1990, by the Company and Ameritrust Company
                        National Association. (Incorporated by reference to Exhibit 4.1 to
                        Form 10-Q for the fiscal quarter ended June 30, 1990).
          *4.10      -- Undertaking to furnish instruments relating to long-term debt.
         **5.1       -- Opinion of Fulbright & Jaworski L.L.P. regarding the Common Stock, the Preferred Stock, the Debt Securities, the Guarantees and LLC
                        Preferred Securities.
         **8         -- Opinion of special tax counsel regarding certain tax matters.
          12.1       -- Ratio of Earnings to Fixed Charges. (Incorporated by reference to
                        Exhibit 12.2 to Form 10-Q for the fiscal quarter ended March 31,
                        1995.)
          12.2       -- Ratio of Earnings to Combined Fixed Charges and Preferred Stock
                        Dividend Requirements. (Incorporated by reference to Exhibit 12.1 to
                        Form 10-K for the fiscal year ended December 31, 1994).
        **23.1       -- Consent of Fulbright & Jaworski L.L.P. (included in their opinion filed as Exhibit 5.2).
        **23.2       -- Consent of special tax counsel (included in their opinion filed as
                        Exhibit 8).
         *23.3       -- Consent of Independent Accountants (Coopers & Lybrand L.L.P.).
         *23.4       -- Consent of Independent Accountants (Ernst & Young LLP).
         *24         -- Powers of Attorney.

       EXHIBIT
       NUMBER                                      DESCRIPTION
       -------                                     -----------
        *25.1        -- Statement of Eligibility and Qualification Under the Trust Indenture
                        Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1
                        with respect to the Company Senior Debt Securities to be issued pursuant to the Senior Debt Indenture, dated as of February 1, 1993, between SCI and The Bank of New York, as Trustee.
       **25.2        -- Statement of Eligibility and Qualification Under the Trust Indenture
                        Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1
                        with respect to the Company Senior Subordinated Debt Securities to be
                        issued pursuant to the Senior Subordinated Debt Indenture, dated as
                        of                  , 1994, between SCI and Texas Commerce Bank
                        National Association, as Trustee.
       **25.3        -- Statement of Eligibility and Qualification Under the Trust Indenture
                        Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1
                        with respect to the Company Subordinated Debt Securities to be issued pursuant to the Subordinated Debt Indenture, dated as of September 1,
                        1991, among SCI and Texas Commerce Bank National Association, as
                        Trustee.
       **25.4        -- Statement of Eligibility and Qualification Under the Trust Indenture
                        Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1
                        with respect to the Financing Subordinated Debt Securities to be issued pursuant to the Subordinated Debt Indenture dated as of
                                    , 1995, among SCI, Financing and The Bank of New York, as
                        Trustee.
       **25.5        -- Statement of Eligibility and Qualification Under the Trust Indenture
                        Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1
                        with respect to Trust Preferred Securities to be issued under the
                        Amended and Restated Declaration of SCI Financing I dated as of
                             , 1995, among Gregory L. Cauthen, as Trustee, The Bank of New
                        York, as Property Trustee, and The Bank of New York (Delaware), as
                        Delaware Trustee.
       **25.6        -- Statement of Eligibility and Qualification Under the Trust Indenture
                        Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1
                        with respect to Trust Preferred Securities to be issued under the
                        Amended and Restated Declaration of SCI Financing II dated as of
                             , 1995, among Gregory L. Cauthen, as Trustee, The Bank of New
                        York, as Property Trustee, and The Bank of New York (Delaware), as
                        Delaware Trustee.

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 * Included herewith.
** To be filed by amendment.